Exhibit 2.4

EXECUTION VERSION

Dated 13 May 2011

as amended on 14 June 2011, as amended and restated on 30 November 2012, as amended on 7 November 2013 and as further amended and restated on 25 March 2014 and 23 December 2016

LUXFER HOLDINGS PLC

LLOYDS BANK PLC and CLYDESDALE BANK PLC (TRADING AS YORKSHIRE BANK)

as Mandated Lead Arrangers

THE PARTIES LISTED IN PART 1 OF SCHEDULE 1

as Borrowers

THE PARTIES LISTED IN PART 2 OF SCHEDULE 1

as Guarantors

LLOYDS BANK PLC

as Agent

SENIOR FACILITIES AGREEMENT

Contents

Clause		Page

1	Definitions and interpretation	1
2	The Facilities	36
3	Purpose	43
4	Conditions of utilisation	44
5	Utilisation	45
6	Optional currencies	47
7	Ancillary Facilities	47
8	Bilateral Facilities	53
9	Repayment	56
10	Illegality, voluntary prepayment and cancellation	58
11	Mandatory prepayment	60
12	Restrictions	62
13	Interest	63
14	Interest Periods	64
15	Changes to the calculation of interest	65
16	Fees	67
17	Tax gross up and indemnities	68
18	Increased costs	78
19	Other indemnities	79
20	Mitigation by the Lenders	80
21	Costs and expenses	81
22	Guarantee and indemnity	81
23	Representations	86
24	Information undertakings	95
25	Financial covenants	100
26	General undertakings	104
27	Events of Default	114
28	Changes to the Lenders	119
29	Restriction on Debt Purchase Transactions	129
30	Changes to the Obligors	129
31	Role of the Agent, the Arrangers and others	132
32	Conduct of business by the Finance Parties	140
33	Sharing among the Finance Parties	140
34	Payment mechanics	142
35	Set-off	146
36	Notices	145
37	Calculations and certificates	148
38	Partial invalidity	148
39	Remedies and waivers	148
40	Amendments and waivers	148
41	Confidentiality	151
42	Publicity	155
43	Counterparts	155
44	Governing law	155
45	Enforcement	155
Schedule 1		157
Part 1 - Original Borrowers		157
Part 2 - Original Guarantors		157
Part 3 - The Original Lenders		158

This Agreement dated 13 May 2011 as amended on 14 June 2011, as amended and restated on 30 November 2012, as amended on 7 November 2013 and as further amended and restated on 25 March 2014 and [   ] December 2016

Between

(1)                                 Luxfer Holdings PLC (registered in England and Wales with number 3690830) (Company);

(2)                                 The parties listed in part 1 - (Original Borrowers) of schedule 1;

(3)                                 The parties listed in part 2 - (Original Guarantors) of schedule 1;

(4)                                 Lloyds Bank plc and Clydesdale Bank plc (trading as Yorkshire Bank) as mandated lead arrangers (whether acting individually or together the Arrangers);

(5)                                 The Financial Institutions listed in part 3 - (The Original Lenders) of schedule 1 as lenders (Original Lenders);

(6)                                 Lloyds Bank plc, Clydesdale Bank PLC (trading as Yorkshire Bank) and Bank of America N.A. as ancillary facilities providers (Original Ancillary Lenders); and

(7)                                 Lloyds Bank plc as agent of the other Finance Parties (Agent).

It is agreed

1                                         Definitions and interpretation

1.1                               Definitions

In this Agreement:

Acceptable Bank means:

(a)                                 a Lender (provided that such Lender is not a Defaulting Lender)

(b)                                 a bank or financial institution which has a rating for its short-term unsecured and non credit-enhanced debt obligations of A-3 or higher by Standard & Poor’s Rating Services, F(3) or higher by Fitch Ratings Ltd or P-3 or higher by Moody’s Investors Service Limited or a comparable rating from an internationally recognised credit rating agency; or

(c)                                  any other bank or financial institution approved by the Agent, or if the Agent is an Impaired Agent the Majority Lenders.

Accession Deed means a document substantially in the form set out in schedule 7 (Form of Accession Deed).

Accounting Principles means the international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements or if required by the applicable law the generally acceptable accounting principles of the US.

Accounting Reference Date has the meaning given to it in section 391 of the CA 2006.

Additional Borrower means a company which becomes an Additional Borrower in accordance with clause 30.2 (Additional Borrowers).

Additional Guarantor means a company which becomes an Additional Guarantor in accordance with clause 30.4 (Additional Guarantors).

Additional Obligor means an Additional Borrower or an Additional Guarantor.

Affiliate means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.  Notwithstanding the foregoing, in relation to The Royal Bank of Scotland plc and/or National Westminster Bank Plc, the term “Affiliate” shall not include (i) the UK government or any member or instrumentality thereof, including Her Majesty’s Treasury and UK Financial Investments Limited (or any directors, officers, employees or entities thereof) or (ii) any persons or entities controlled by or under common control with the UK government or any member or instrumentality thereof (including Her Majesty’s Treasury and UK Financial Investments Limited) and which are not part of The Royal Bank of Scotland Group plc and its subsidiaries or subsidiary undertakings.

Agent’s Spot Rate of Exchange means the Agent’s spot rate of exchange for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11.00 a.m. on a particular day.

Amendment and Restatement Agreement means the amendment and restatement agreement relating to this Agreement made between the Parties and dated on or around the Restatement Date.

Ancillary Commencement Date means, in relation to an Ancillary Facility, the date on which that Ancillary Facility is first made available, which date shall be a Business Day within the Availability Period for the Revolving Facility or a Business Day within the Availability Period for the Uncommitted Accordion Revolving Facility (as applicable).

Ancillary Commitment means, in relation to an Ancillary Lender and an Ancillary Facility, the maximum Base Currency Amount which that Ancillary Lender has agreed to make available from time to time under an Ancillary Facility and which has been authorised as such under clause 7 (Ancillary Facilities), to the extent that amount is not cancelled or reduced under this Agreement or the Ancillary Documents relating to that Ancillary Facility.

Ancillary Document means each document relating to or evidencing the terms of an Ancillary Facility.

Ancillary Facility means any ancillary facility made available by an Ancillary Lender in accordance with clause 7 (Ancillary Facilities).

Ancillary Lender means any Lender which makes available an Ancillary Facility in accordance with clause 7 (Ancillary Facilities), initially being the Original Ancillary Lenders.

Ancillary Outstandings means, at any time, in relation to an Ancillary Lender and an Ancillary Facility then in force the aggregate of the equivalents (as calculated by that Ancillary Lender) in the Base Currency of the following amounts outstanding under that Ancillary Facility:

(a)                                 the principal amount under each overdraft facility (net of any credit balances on any account of any Borrower of an Ancillary Facility with the Ancillary Lender making available that Ancillary Facility to the extent that the credit balances are freely available to be set off by that Ancillary Lender against liabilities owed to it by that Borrower under that Ancillary Facility);

(b)                                 the face amount of each letter of credit under that Ancillary Facility (less any amount prepaid or repaid in respect of such instrument and taking account of any decrease in the liability under such instrument as a consequence of a decrease in the underlying liability in respect of which such instrument was issued); and

(c)                                  the amount fairly representing the aggregate exposure (excluding interest and similar charges) of that Ancillary Lender under each other type of accommodation provided under that Ancillary Facility, in each case as determined by such Ancillary Lender, acting reasonably in accordance with its normal banking practice and in accordance with the relevant Ancillary Document.

Annual Financial Statements means the financial statements for a Financial Year delivered pursuant to clause 24.1(a) (Financial statements).

Anti-Terrorism Law means any US state or federal law relating to terrorism or money laundering, including the Executive Order, the USA Patriot Act and the Money Laundering Control Act of 1986, Public Law 99-570.

Articles means the articles of association of the Company.

Assignment Agreement means an agreement substantially in the form set out in schedule 6 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.

Auditors means one of PricewaterhouseCoopers LLP, Ernst & Young LLP, KPMG Audit PLC, Deloitte & Touche LLP, Grant Thornton LLP, Soren McAdam Christenson LLP, BDO International or any other firm of independent public accountants of international standing appointed by the Company to act as its statutory auditors.

Authorisation means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

Availability Period means the period from and including the date of this Agreement to and including the date falling 1 Month before the Termination Date.

Available Commitment means, in relation to a Facility, a Lender’s Commitment under that Facility, minus:

(a)                                 the Base Currency Amount of its participation in any outstanding Loans under that Facility and, in the case of the Revolving Facility or an Uncommitted Accordion Revolving Facility only, the Base Currency Amount of the aggregate of its applicable Ancillary Commitments; and

(b)                                 in relation to any duly requested proposed Loan, the Base Currency Amount of its participation in any other Loans that are due to be made under that Facility on or before the proposed Utilisation Date and in the case of the Revolving Facility or an Uncommitted Accordion Revolving Facility only, the Base Currency Amount of its Ancillary Commitment in relation to any new Ancillary Facility under the relevant Facility that is due to be made available on or before the proposed Utilisation Date.

For the purposes of calculating a Lender’s Available Commitment in relation to any proposed Loan under the Revolving Facility or an Uncommitted Accordion Revolving Facility only the following amounts shall not be deducted from a Lender’s Commitment under that Facility:

(i)                                     that Lender’s participation in any Revolving Facility Loans or any Uncommitted Accordion Facility Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date; and

(ii)                                  that Lender’s Ancillary Commitments under the relevant Facility to the extent that they are due to be reduced or cancelled on or before the proposed Utilisation Date.

Available Facility means, in relation to a Facility, the aggregate for the time being of each Lender’s Available Commitment in respect of that Facility.

Base Currency means US Dollars.

Base Currency Amount means:

(a)                                 in relation to a Loan, the amount specified in the Utilisation Request delivered by a Borrower (or the Company on its behalf) for that Loan (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent’s Spot Rate of Exchange on the date which is 3 Business Days before the Utilisation Date or, if later, on the date the Agent receives the Utilisation Request in accordance with the terms of this Agreement);

(b)                                 in relation to an Ancillary Commitment, the amount specified as such in the notice delivered to the Agent by the Company pursuant to clause 7.2 (Availability); or

(c)                                  if the amount specified is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent’s Spot Rate of Exchange on the date which is 3 Business Days before the Ancillary Commencement Date for that Ancillary Facility or, if later, the date the Agent receives the notice of the Ancillary Commitment in accordance with the terms of this Agreement, as adjusted to reflect any repayment, prepayment or consolidation of a Loan, or (as the case may be) cancellation or reduction of an Ancillary Facility.

Base Reference Bank Rate means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Base Reference Banks:

(a)                                 in relation to LIBOR, as the rate at which the relevant Base Reference Bank could borrow funds in the London interbank market; or

(b)                                 in relation to EURIBOR, as the rate at which the relevant Base Reference Bank could borrow funds in the European interbank market,

in the relevant currency and for the relevant period, were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency and for that period.

Base Reference Banks means, in relation to LIBOR, the principal London offices of Lloyds Bank plc, Clydesdale Bank plc and Bank of America and, in relation to EURIBOR, the principal office of Lloyds Bank plc, Clydesdale Bank plc and Bank of America or such other banks as may be appointed by the Agent in consultation with the Company.

Bilateral Document means each document relating to or evidencing the terms of a Bilateral Facility.

Bilateral Facility means a bilateral facility made available to an Obligor by a Bilateral Lender in accordance with clause 8 (Bilateral Facilities).

Bilateral Lender means each Lender.

Bilateral Limit means in respect of each Bilateral Lender the amount set opposite its name under the heading Bilateral Limit in part 3 - (The Original Lenders) of schedule 1 (or its equivalent in any currency) each Bilateral Lender’s exposure and limit being calculated in accordance with the relevant Bilateral Lender’s usual policy.

Borrower means an Original Borrower or an Additional Borrower unless it has ceased to be a Borrower in accordance with clause 30 (Changes to the Obligors).

Break Costs means the amount (if any) by which:

(a)                                 the interest (other than the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the amount of the Loan or Unpaid Sum received been paid on the last day of that Interest Period, exceeds:

(b)                                 the amount which that Lender would be able to obtain by placing an amount equal to the amount of the Loan or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

Budget means the budget delivered by the Company to the Agent in respect of that period pursuant to, and in accordance with, clause 24.4 (Budget)

Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in London, and:

(a)                                 in relation to any date for payment or purchase of a currency other than euro, the principal financial centre of the country of that currency; or

(b)                                 in relation to any date for payment or purchase of euro, any TARGET Day.

CA2006 means the Companies Act 2006.

Cash Equivalent Investments means at any time:

(a)                                 certificates of deposit maturing within 6 Months after the relevant date of calculation and issued by an Acceptable Bank;

(b)                                 any investment in marketable debt obligations issued or guaranteed by the government of the United States of America, the United Kingdom or any member state of the European Economic Area (subject to any such member state of the European Economic Area having a credit rating equivalent to or better than the United States of America or the United Kingdom), or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within 3 Months after the relevant date of calculation and not convertible or exchangeable to any other security;

(c)                                  commercial paper not convertible or exchangeable to any other security:

(i)                                     for which a recognised trading market exists;

(ii)                                  issued by an issuer incorporated in the United States of America, the United Kingdom or any member State of the European Economic Area;

(iii)                               which matures within 3 Months after the relevant date of calculation; and

(iv)                              which has a credit rating of either A-1 or higher by Standard & Poor’s Rating Services, F-1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investors Service Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating;

(d)                                 any investment in money market funds which:

(i)                                     have a credit rating of either A-1 or higher by Standard & Poor’s Rating Services, F-1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investors Service Limited;

(ii)                                  invest substantially all their assets in securities of the types described in paragraphs (a) to (c); and

(iii)                               can be turned into cash on not more than 30 days’ notice; or

(e)                                  any other debt security approved by the Majority Lenders,

in each case, denominated in sterling or an Optional Currency and to which an Obligor is alone or together with other Obligors beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Security

Change of Control means any person or group of persons acting in concert gains direct or indirect control of the Company.  For the purposes of this definition:

(a)                                 control of the Company means:

(i)                                     the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(A)                               cast, or control the casting of, more than 50% of the maximum number of votes that might be cast at a general meeting of the Company; or

(B)                               appoint or remove all, or the majority, of the directors or other equivalent officers of the Company; or

(C)                               give directions with respect to the operating and financial policies of the Company with which the directors or other equivalent officers of the Company are obliged to comply; or

(ii)                                  the holding beneficially of more than 50% of the issued share capital of the Company (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital); and

(b)                                 acting in concert means, a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition, directly or indirectly, of shares in the Company by any of them, either directly or indirectly, to obtain or consolidate control of the Company.

Closing Date means the date the Agent gives the notice to the Company pursuant to clause 4.1(c).

Commitment means the Revolving Facility Commitment or an Uncommitted Accordion Facility Commitment.

Compliance Certificate means a certificate substantially in the form set out in schedule 9 (Form of Compliance Certificate).

Confidential Information means all information relating to the Company, any Obligor, the Group, the Finance Documents or a Facility in respect of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or a Facility from either:

(a)                                 any member of the Group, or any of its advisers; or

(b)                                 another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)                                     is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of clause 41 (Confidentiality); or

(ii)                                  is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(iii)                               is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

Confidentiality Undertaking means a confidentiality undertaking substantially in the recommended form of the LMA for the time being or in any other form agreed between the Company and the Agent.

Contribution Notice means a contribution notice issued by the Pensions Regulator under section 38 or section 47 of the Pensions Act 2004.

CTA means the Corporation Tax Act 2009.

Czech Subsidiary means Magnesium Elektron Recycling CZ S.R.O.

Debt Purchase Transaction means, in relation to a person, a transaction where such person:

(a)                                 purchases by way of assignment or transfer;

(b)                                 enters into any sub-participation in respect of; or

(c)                                  enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of,

any Commitment or amount outstanding under this Agreement.

Deed of Termination means the deed of termination to an intercreditor deed entered into on or about the Second Restatement Date and made between, amongst others, the Company, the Debtors, Lloyds Bank plc as Agent and the Noteholders (each term as defined therein).

Default means an Event of Default or any event or circumstance specified in clause 27 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

Defaulting Lender means any Lender:

(a)                                 which has failed to make its participation in a Loan available or has notified the Agent that it will not make its participation in a Loan available, in each case, by the Utilisation Date of that Loan in accordance with clause 5.4 (Lenders’ participation); or

(b)                                 which has otherwise rescinded or repudiated a Finance Document,

unless, in the case of paragraph (a) above:

(i)                                     its failure to pay is caused by:

(A)                               administrative or technical error; or

(B)                               a Disruption Event,

and payment is made within 5 Business Days of its due date; or

(ii)                                  the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

Defined Benefit Scheme means each of the following:

(a)                                 Luxfer Group Pension Plan

(b)                                 Luxfer Group Supplementary Pension Plan

(c)                                  BA Holdings inc. Defined Benefit Pension Plan

(d)                                 Pension Plan for Hourly Employees of Luxfer Inc

(e)                                  BA Holdings Inc. Executive Supplemental Retirement Plan

(f)                                   IPC Supplementary Pension scheme and

(g)                                  IDR Termination Indemnities

Designated Gross Amount has the meaning given to that term in clause 7.2 (Availability).

Designated Net Amount has the meaning given to that term in clause 7.2 (Availability).

Designated Person means a person:

(a)                                 listed on the annex to the Executive Order;

(b)                                 owned or controlled by, or acting for or on behalf of, any person listed on the annex to the Executive Order;

(c)                                  listed on the “Specially Designated Nationals and Blocked Persons” list maintained by OFAC of the United States Department of the Treasury, as updated or amended from time to time;

(d)                                 whose property has been blocked, or is subject to seizure, forfeiture or confiscation, under any applicable Anti-Terrorism Law; or

(e)                                  that commits, threatens or conspires to commit or support “terrorism” as defined in the Executive Order.

Disruption Event means either or both of:

(a)                                 a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)                                 the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)                                     from performing its payment obligations under the Finance Documents; or

(ii)                                  from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

Dormant Subsidiary means a member of the Group which does not trade (for itself or as agent for any person) and does not own, legally or beneficially, assets (including indebtedness owed to it) which in aggregate have a value of $33,000 or more or its equivalent in other currencies.

Employee Plan means, at any time, an “employee pension benefit plan” as defined in section 3(2) of ERISA and subject to Title IV of ERISA (other than a Multiemployer Plan) then or at any time during the previous six years maintained for, or contributed to (or to which there is or was an obligation to contribute) on behalf of, employees of any Obligor or ERISA Affiliate.

Environment means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media:

(a)                                 air (including, without limitation, air within natural or man made structures, whether above or below ground);

(b)                                 water (including, without limitation, territorial, coastal and inland waters, water under or within land and water in drains and sewers); and

(c)                                  land (including, without limitation, land under water).

Environmental Claim means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law.

Environmental Law means any applicable law or regulation which relates to:

(a)                                 the pollution or protection of the Environment;

(b)                                 the conditions of the workplace; or

(c)                                  the generation, handling, storage, use, release or spillage of any substance which alone, or in combination with any other, is capable of causing harm to the Environment, including without limitation, any waste.

Environmental Permits means any permit and other Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from any Real Property owned or used by any member of the Group.

ERISA means the US Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

ERISA Affiliate means each person (as defined in section 3(9) of ERISA) that is a member of a controlled group of, or under common control with, any Obligor, within the meaning of section 414 of the Internal Revenue Code.

ERISA Event means any of the following events:

(a)                                 any reportable event, as defined in section 4043(c) of ERISA, with respect to an Employee Plan as to which the PBGC has not by regulation waived the requirement of section 4043(a) of ERISA that it be notified within thirty days of the occurrence of that event. However, a failure to meet the minimum funding standard of section 412 of the Internal Revenue Code or section 302 of ERISA shall be a reportable event for the purposes of this paragraph (a) regardless of the issuance of any waiver under said sections;

(b)                                 the requirements of subsection (1) of section 4043(b) of ERISA (without regard to subsection (2) of that section) are met with respect to a contributing sponsor, as defined in section 4001(a)(13) of ERISA, of an Employee Plan and an event described in paragraph (9), (10), (11), (12) or (13) of section 4043(c) of ERISA is reasonably expected to occur with respect to that Employee Plan within the following 30 days;

(c)                                  the filing under section 4041(c) of ERISA of a notice of intent to terminate any Employee Plan;

(d)                                 the termination of any Employee Plan under section 4041(c) of ERISA;

(e)                                  the institution of proceedings under section 4042 of ERISA by the PBGC for the termination of, or the appointment of a trustee to administer, any Employee Plan;

(f)                                   the failure to make a required contribution to any Employee Plan that would result in the imposition of an encumbrance pursuant to section 412 of the Internal Revenue Code or section 302 of ERISA; or

(g)                                  engagement with an Employee Plan in a non-exempt prohibited transaction within the meaning of section 4975 of the Internal Revenue Code or section 406 of ERISA other than as a result of entering into this Agreement.

ESOP means the Luxfer Group Employee Share Ownership Plan established by a deed of trust dated 3 November 1997.

EURIBOR means, in relation to any Loan in euro:

(a)                                 the applicable Screen Rate;

(b)                                 (if no Screen Rate is available for the Interest Period of that Loan) the Interpolated Screen Rate for that Loan; or

(c)                                  if

(i)                                    no Screen Rate is available for the Interest Period of that Loan; and

(ii)                                  it is not possible to calculate an Interpolated Screen Rate for that Loan,

the Base Reference Bank Rate,

as of, in the case of paragraphs (a) and (c) above, the Specified Time on the Quotation Day for euro and for a period equal in length to the Interest Period of that Loan.

Event of Default means any event or circumstance specified as such in clause 27 (Events of Default).

Excluded Deposit Account means each of the following deposit accounts:

(a)                                 any deposit account specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Company or any of its Subsidiary’s salaried employees;

(b)                                 any deposit account credited at any time with an amount not exceeding $100,000 (or its equivalent in any currency) individually and, when aggregated with the amounts in all other such accounts, $500,000 (or its equivalent in any currency);

(c)                                  any deposit account, the balance of which consists solely of funds set aside in connection with tax, trust or similar accounts that are or are or will be promptly applied in the ordinary course of business toward valid applicable obligations of such Obligor; and

(d)                                 any “lock-box” deposit account the balance of which is swept on a daily basis into other deposit accounts of the Company or any of its Subsidiaries that are deposit accounts as set forth under the preceding limbs (a) - (c) (inclusive).

Executive Order means Executive Order No. 13224 of September 23, 2001- Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism.

Facilities means the Revolving Facility and the Uncommitted Accordion Facility, and each a “Facility”.

Facility Office means:

(a)                                 in respect of a Lender, the office or offices notified by that Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than 7 days’ written notice) as the office or offices through which it will perform its obligations under this Agreement; or

(b)                                 in respect of any other Finance Party, the office in the jurisdiction in which it is resident for tax purposes.

FATCA has the meaning given to that term in clause 17.1 (Tax gross up and indemnities).

FATCA Application Date means:

(a)                                 in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 January 2014;

(b)                                 in relation to a “withholdable payment” described in section 1473(1)(A)(ii) of the Code (which relates to “gross proceeds” from the disposition of property of a type that can produce interest from sources within the US), 1 January 2015; or

(c)                                  in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2017,

or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.

FATCA Deduction means a deduction or withholding from a payment under a Finance Document required by FATCA.

FATCA Exempt Party means a Party that is entitled to receive payments free from any FATCA Deduction.

Fee Letter means:

(a)                                 any letter or letters dated on or about the date of this Agreement between:

(i)                                     the Original Lenders and the Company; or

(ii)                                  the Agent and the Company,

setting out any of the fees referred to in clause 2.2(e) (Increase) or clause 16 (Fees);

(b)                              the Amendment Fee Letter (as defined in the Amendment and Restatement Agreement);

(c)                               the Second Amendment Fee Letter (as defined in the Second Amendment and Restatement Agreement);

(d)                              an Uncommitted Accordion Facility Fee Letter; and

(e)                               the Supplemental Agency Fee Letter (as defined in the Second Amendment and Restatement Agreement).

Finance Document means this Agreement, any Accession Deed, any Ancillary Document, any Bilateral Document, any Compliance Certificate, any Fee Letter, any Hedging Agreement, any Resignation Letter, any Utilisation Request, any Uncommitted Accordion Facility Document, the Amendment and Restatement Agreement, the Second Amendment and Restatement Agreement, the Third Amendment and Restatement Agreement, the Deed of Termination and any other document designated as a Finance Document by the Agent and the Company,

provided that where the term Finance Document is used in, and construed for the purposes of, this Agreement, a Hedging Agreement shall be a Finance Document only for the purposes of:

(a)                                 the definition of Material Adverse Effect;

(b)                                 paragraph (a) of the definition of Permitted Transaction;

(c)                                  the definition of Transaction Document;

(d)                                 clause 1.2(a)(iv) (Interpretation);

(e)                                  clause 22 (Guarantee and indemnity); and

(f)                                   clause 27 (Events of Default) (other than clause 27.15 (Repudiation and rescission of agreements) and clause 27.20 (Acceleration)),

provided that where the term Finance Document is used in, and construed for the purposes of, this Agreement, a Bilateral Document shall be a Finance Document only for the purposes of clause 22 (Guarantee and indemnity).

Finance Lease means any lease or hire purchase contract which would, in accordance with the Accounting Principles, be treated as a finance or capital lease.

Finance Party means the Agent, the Arrangers, a Lender, a Hedge Counterparty, any Ancillary Lender or any Bilateral Lender.

provided that where the term Finance Party is used in, and construed for the purposes of, this Agreement a Hedge Counterparty shall be a Finance Party only for the purposes of:

(a)                                 clause 1.2(a)(i) (Interpretation);

(b)                                 paragraph (c) of the definition of Material Adverse Effect;

(c)                                  clause 22 (Guarantee and indemnity); and

(d)                                 clause 32 (Conduct of business by the Finance Parties),

provided that where the term Finance Party is used in, and construed for the purposes of, this Agreement a Bilateral Lender shall be a Finance Party only for the purposes of clause 22 (Guarantee and indemnity).

Financial Covenant means any maintenance covenant (whether set forth as a covenant, undertaking, event of default, restriction or other such provision) that requires the Company or a member of the Group to achieve or maintain a stated level of financial condition or financial performance and includes, without limitation, any requirement that any member of the Group:

(a)                                maintain a specified level of net worth, shareholders’ equity, total assets, cash flow or net income;

(b)                                maintain any specified ratio of any component of its capital structure to any                   other component thereof (including, without limitation, the relationship of indebtedness, senior indebtedness or subordinated indebtedness to total capitalisation or to net worth); or

(c)                                 maintain any measure of its ability to service its indebtedness (including, without limitation, any specified ratio of revenues, cash flow or net income to indebtedness, interest expense, rental expense, capital expenditures and/or scheduled payments of indebtedness).

Financial Indebtedness means, without double counting, any indebtedness for or in respect of:

(a)                                 monies borrowed and debit balances at banks or other financial institutions;

(b)                                 acceptance under any acceptance credit or bill discounting facility (or dematerialised equivalent);

(c)                                  any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)                                 any Finance Leases;

(e)                                  receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)                                   any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that Treasury Transaction, that amount) shall be taken into account);

(g)                                  any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of (i) an underlying liability of an entity which is not a member of the Group which liability would fall within one of the other paragraphs of this definition;

(h)                                 any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind entering into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 180 days after the date of supply;

(i)                                     any amount raised under any other transaction (including any forward sale or purchase sale and sale back or sale and leaseback agreement) having the commercial or economic effect of a borrowing or otherwise classified as borrowings under the Accounting Principles;

(j)                                    any amount raised by the issue of redeemable shares which are redeemable (other than at the option of the issuer) before the Termination Date or are otherwise classified as borrowings under the Accounting Principles; and

(k)                                 the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (j).

Financial Quarter has the meaning given to that term in clause 25 (Financial covenants).

Financial Support Direction means a financial support direction issued by the Pensions Regulator under section 43 of the Pensions Act 2004.

Financial Year has the meaning given to that term in clause 25 (Financial covenants).

Fraudulent Transfer Law means any applicable US Bankruptcy Law (including, without limitation, section 548 of Title 11 of the US Bankruptcy Law) or any US state fraudulent transfer or conveyance statute or any relevant case law.

French Subsidiary means Luxfer Gas Cylinders S.A.S.

Funds Flow Statement means a funds flow statement in agreed form.

Group means the Company and each of its Subsidiaries for the time being.

Group Structure Chart means the group structure chart to be delivered by the Company to the Agent pursuant to clause 4.1 (Initial conditions precedent).

Guarantor means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with clause 30 (Changes to the Obligors).

Hedge Counterparty means a Lender which has become a Party as a Hedge Counterparty in accordance with clause 28.8 (Accession of Hedge Counterparties).

Hedge Counterparty Accession Undertaking means an undertaking substantially in the form set out in schedule 14 (Hedge Counterparty Accession Undertaking).

Hedging Agreement means any master agreement, confirmation, schedule or other agreement in agreed form entered into or to be entered into by the relevant Borrower and a Hedge Counterparty for the purpose of hedging the types of liabilities and/or risks which, at the time that the master agreement, confirmation, schedule or other agreement (as the case may be) is entered into, is permitted by the terms of this Agreement.

Historic Lenders means each of Lloyds Bank plc, Clydesdale Bank PLC (trading as Yorkshire Bank) and Bank of America N.A., in each case together with their assignees and transferees pursuant to clause 28 (Changes to the Lenders) and any party who assumes a Historic Lender’s commitments in accordance with clause 2.2 (Increase).

Holding Company means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

Impaired Agent means the Agent at any time when:

(a)                              it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)                              the Agent otherwise rescinds or repudiates as Finance Document;

(c)                               (if the Agent is also a Lender) it is a Defaulting Lender under paragraph (a) or (b) of the definition of Defaulting Lender and, in the case of the events or circumstances referred to in paragraph (a), none of the exceptions apply to that paragraph; or

(d)                              an Insolvency Event has occurred and is continuing with respect to the Agent,

unless, in the case of paragraph (a) above:

(i)                                     its failure to pay is caused by:

(A)                               administrative or technical error, or

(B)                               a Disruption Event; and

(ii)                              payment is made within 5 Business Days of its due date; or

(iii)                           the Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

Increase Confirmation means a confirmation substantially in the form set out in schedule 11 (Form of Increase Confirmation).

Increase Lender has the meaning given to that term in clause 2.2 (Increase).

Internal Revenue Code means the US Internal Revenue Code of 1986, as amended from time to time, and any and all regulations and rulings issued thereunder.

Information Memorandum means the document dated 7 January 2011 in the form approved by the Company concerning the Group which, at the request of the Company and on its behalf in relation to this transaction prior to the date of this Agreement in connection with the Facility.

Information Package means the Information Memorandum.

Insolvency Event means, in relation to a Finance Party:

(a)                              any receiver, administrative receiver, administrator, liquidator, compulsory manager or other similar officer is appointed in respect of that Finance Party or all or substantially all of its assets;

(b)                              that Finance Party is subject to any event which has an analogous effect to any of the events specified in paragraph (a) under the applicable laws of any jurisdiction; or

(c)                               that Finance Party suspends making payments on all or substantially all of its debts or publicly announces an intention to do so.

Intellectual Property means:

(a)                                 any patents, trade marks, service marks, designs, business names, copyrights, database rights, design rights, domain names, moral rights, inventions, confidential information, know-how and other intellectual property rights and interests (which may now or in the future subsist), whether registered or unregistered; and

(b)                                 the benefit of all applications and rights to use such assets of each member of the Group (which may now or in the future subsist).

Interest Period means, in relation to a Loan, each period determined in accordance with clause 14 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with clause 13.3 (Default interest).

Interpolated Screen Rate means, in relation to LIBOR or EURIBOR for any Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)                                 the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and

(b)                                 the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan,

each as of the Specified Time on the Quotation Day for the currency of that Loan.

ITA means the Income Tax Act 2007.

Joining Lenders means each of National Westminster Bank Plc and Santander UK PLC, in each case together with their assignees and transferees pursuant to clause 28 (Changes to the Lenders) and any party who assumes a Joining Lender’s commitments in accordance with clause 2.2 (Increase).

Joint Venture means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.

Legal Reservations means:

(a)                                 the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)                                 the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim;

(c)                                  the possibility that the courts may recharacterise any security purporting to be a fixed charge as a floating charge (or vice versa); and

(d)                                 similar principles, rights and defences under the laws of any Relevant Jurisdiction.

Lender means:

(a)                                 any Original Lender; and

(b)                                 any bank, financial institution, trust, fund or other entity which has become a Party as a Lender in accordance with clause 2.2 (Increase) or clause 28 (Changes to the Lenders), which in each case has not ceased to be a Lender in accordance with the terms of this Agreement.

LIBOR means, in relation to any Loan:

(a)                                 the applicable Screen Rate;

(b)                                 (if no Screen Rate is available for the Interest Period of that Loan) the Interpolated Screen Rate for that Loan; or

(c)                                  if:

(i)                                     no Screen Rate is available for the currency of that Loan; or

(ii)                                  no Screen Rate is available for the Interest Period of that Loan and it is not possible to calculate an Interpolated Screen Rate for that Loan the Base Reference Bank Rate, as of, in the case of paragraphs (a) and (c) above, the Specified Time on the Quotation Day for the currency of that Loan and a period equal in length to the Interest Period of that Loan.

Limitation Acts means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984.

LMA means the Loan Market Association.

Loan means a Revolving Facility Loan or an Uncommitted Accordion Facility Loan.

Majority Lenders means a Lender or Lenders whose Commitments aggregate more than 66 2/3 per cent of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3 per cent of the Total Commitments immediately prior to that reduction).

Margin means:

(a)                                 subject to clause 15.1 (Margin adjustment), in relation to each Revolving Facility Loan, 1.5% per annum;

(b)                                 in relation to any Uncommitted Accordion Facility Loan, the rate per annum specified in the relevant Uncommitted Accordion Facility Commitment Notice, subject to any margin adjustment mechanism also specified therein;

(c)                                  in relation to any Unpaid Sum relating or referable to a Facility, the rate per annum specified for that Facility; and

(d)                                 in relation to any other Unpaid Sum, the highest rate specified above.

Margin Stock shall have the meaning ascribed to such term under Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System.

Material Adverse Effect means in the reasonable opinion of the Majority Lenders a material adverse effect on:

(a)                                 the business, operations, property, condition (financial or otherwise) or prospects of the Group taken as a whole

(b)                                 the ability of an Obligor to perform its payment obligations under the Finance Documents (taking into account the financial resources available to that Obligor from other members of the Group) or

(c)                                  the rights or remedies of any Finance Party under any of the Finance Documents.

Material Company means, at any time:

(a)                                 an Obligor;

(b)                                 a wholly-owned member of the Group that holds shares in an Obligor; or

(c)                                  a Subsidiary of the Company which has earnings before interest, tax and amortisation calculated on the same basis as EBITA representing 5% or more of EBITA, or has gross assets, (excluding intra-group items) representing 5%, or more of the gross assets of the Group, calculated on a consolidated basis.

Compliance with the conditions set out in paragraph (c) shall be determined by reference to the most recent Compliance Certificate supplied by the Company and/or the latest audited financial statements of that Subsidiary (consolidated in the case of a Subsidiary which itself has Subsidiaries) and the latest audited consolidated financial statements of the Group.  However, if a Subsidiary has been acquired since the date as at which the latest audited consolidated financial statements of the Group were prepared, the financial statements shall be deemed to be adjusted in order to take into account the acquisition of that Subsidiary (that adjustment being certified by the Group’s Auditors as representing an accurate reflection of the revised EBITA and gross assets of the Group).

A report by the Auditors of the Company that a Subsidiary is or is not a Material Company shall, in the absence of manifest error, be conclusive and binding on all Parties.

Material Provision means each of clause 24.1 (Financial statements) to 24.3 (Requirements as to financial statements), clause 26.6 (Merger) to 26.8 (Acquisitions) (inclusive), clause 26.11 (Pari passu ranking), clause 26.12 (Negative pledge), clause 26.13 (Disposals) and clause 26.35 (ERISA).

Month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)                                 (subject to paragraph (c)) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)                                 if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)                                  if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

Monthly Financial Statements means the financial statements delivered pursuant to clause 24.1(b) (Financial statements).

Multiemployer Plan means, at any time, a multiemployer plan (as defined in section 4001(a)(3) of ERISA) then or at any time during the previous five years maintained for, or contributed to (or to which there is or was an obligation to contribute) on behalf of, employees of any Obligor or an ERISA Affiliate.

New Lender has the meaning given to it in clause 28.1 (Assignments and transfers by the Lenders).

Notes means the notes issued pursuant to the Note Documents.

Note Documents means:

(a)                                 the note purchase agreement for up to US $65,000,000 entered into by BA Holdings Inc on or around the date of this Agreement;

(b)                                 the guarantee entered into by each Obligor on or around the Closing Date in the form set out in the note purchase agreement referred to in limb (a) above;

(c)                                  each note issued pursuant to the note purchase agreement referred to in limb (a) above;

(d)                                 the hedging letter issued pursuant to the note purchase agreement referred to in limb (a) above;

(e)                                  a letter dated 21 March 2011 between the Company and Pricoa Capital Group; and

(f)                                   any other Note Document as defined in the note purchase agreement referred to in limb (a) above.

Obligor means a Borrower or a Guarantor.

OFAC means the Office of Foreign Asset Control of the US Department of the Treasury.

Optional Currency means a currency (other than the Base Currency) which complies with the conditions set out in clause 4.3 (Conditions relating to Optional Currencies).

Original Financial Statements means:

(a)                                 in relation to the Company (i) in respect of any representation to be given on the date of this Agreement, its consolidated audited financial statements for its financial year ended 31 December 2009 and its consolidated unaudited financial statements for its financial year ended 31 December 2010 and (ii) in any other respect its consolidated audited financial statements for its financial year ended 31 December 2010;

(b)                                 in relation to the Company the consolidated unaudited monthly management accounts for the period from 1 January 2011 to 31 March 2011;

(c)                                  in relation to each other member of the Group (other than BA Holdings Inc, Luxfer Australia Pty Limited, Hart Metals Inc, MEL Chemicals Inc, Magnesium Elektron North America Inc, Niagra Metallurgical Products Limited and Reade Manufacturing

Company), its audited financial statements for the financial year ended 31 December 2009; and

(d)                                 in relation to any other Obligor, its audited financial statements delivered to the Agent as required by clause 30 (Changes to the Obligors).

Original Obligor means an Original Borrower or an Original Guarantor.

Participating Member State means any member state of the European Communities that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

Party means a party for the time being to this Agreement.

PBGC means the Pension Benefit Guaranty Corporation of the US established pursuant to section 4002 of ERISA or any entity succeeding to all or any of its functions under ERISA.

Pensions Regulator means the body corporate called the Pensions Regulator established under Part I of the Pensions Act 2004.

Permitted Acquisition means:

(a)                                 an acquisition pursuant to a Permitted Share Issue;

(b)                                 the incorporation of a company which on incorporation becomes a member of the Group, but only if that company is incorporated with limited liability in the European Union, the United Kingdom, the United States, or such other jurisdiction in which an existing member of the Group operates, and not in any jurisdiction that is on a restricted list for a Finance Party;

(c)                                  an acquisition by a member of the Group of an asset sold, leased, transferred or otherwise disposed of by another member of the Group in circumstances constituting a Permitted Disposal;

(d)                                 an acquisition (not being an acquisition by the Company), of (A) all or the amount required to hold a controlling interest of the issued share capital of a limited liability company or (B) (if the acquisition is made by a limited liability company) a business or undertaking carried on as a going concern, but only if:

(i)                                 no Default is continuing on the closing date for the acquisition or would occur as a result of the acquisition;

(ii)                              the acquired company, business or undertaking:

(A)                                is engaged in a business substantially the same as that carried on by the Group; and

(B)                                is incorporated or established, and carries on its principal business in, the European Union, the United Kingdom, the United States, or such other jurisdiction in which an existing member of the Group operates, and not in any jurisdiction that is on a restricted list for a Finance Party;

(iii)                           Leverage (calculated on a proforma basis taking into account the acquisition) does not exceed 2.5:1;

(iv)                          the Company has delivered to the Lender not later than 5 Business Days prior to the date it (or the relevant member of the Group) legally commits to make such acquisition (such date being the Acquisition Commitment Date), a certificate signed by two directors of the Company:

(A)                                giving notice to the Agent of the proposed acquisition;

(B)                                to which is attached forecasts (which have been prepared on the basis of recent historical information and reasonable assumptions, and which assume that the acquisition has occurred), demonstrating that the Company will remain in compliance with its obligations under clause 25 (Financial covenants) for a period of not less than 12 Months from the closing date for the acquisition; and

(C)                                certifying that Leverage (calculated on a proforma basis taking into account the acquisition) does not exceed 2.5:1; and

(v)                                 the consideration (including associated costs and expenses) for the acquisition and any Financial Indebtedness or other assumed actual or contingent liability, in each case remaining in the acquired company (or any such business) at the date of acquisition (the Total Purchase Price) does not exceed in aggregate 25 per cent. of the consolidated net assets of the Group as at the Acquisition Commitment Date;

(e)                                  an acquisition by the Company of its own shares (to be held in treasury) or by any other member of the Group of shares in the Company, in each case in connection with any employee share ownership or share incentive plan; or

(f)                                   an acquisition permitted by the Agent (acting on the instructions of the Majority Lenders (such consent not to be unreasonably withheld or delayed)) in writing.

Permitted Cash Balance means $16,500,000 (or its equivalent in any currency).

Permitted Disposal means any sale, lease, licence, transfer or other disposal which, except in the case of paragraphs (b) and (m), is on arm’s length terms:

(a)                                 of trading stock or cash made by any member of the Group in the ordinary course of trading of the disposing entity;

(b)                                 of any asset by a member of the Group to another member of the Group;

(c)                                  of assets in exchange for other assets comparable or superior as to type, value or quality;

(d)                                 of assets to a Permitted Joint Venture;

(e)                                  of obsolete or redundant Real Property, vehicles, plant and equipment for cash;

(f)                                   of Cash Equivalent Investments for cash or in immediate exchange for other Cash Equivalent Investments;

(g)                                  constituted by a licence of intellectual property rights permitted by clause 26.24 (Intellectual Property);

(h)                                 arising as a result of any Permitted Security;

(i)                                     of cash by way of a Permitted Loan;

(j)                                    of cash in order to complete a Permitted Acquisition;

(k)                                 of assets for cash where, in respect of any disposals of assets after the Third Restatement Date, the higher of the market value or the net consideration receivable in respect of such asset (when aggregated with the higher of the market value or the net consideration receivable for any other sale, lease, licence, transfer or other disposal of an asset not allowed under the preceding paragraphs) does not exceed $25,000,000 (or its equivalent) in aggregate;

(l)                                     that is a Permitted Transaction;

(m)                             of shares in the Company by the Company or any other member of the Group in connection with any employee share ownership or share incentive plan; or

(n)                                 of cash in order to fund the acquisition of shares in the Company in connection with any employee share ownership or share incentive plan.

Permitted Distribution means:

(a)                                 the payment of a dividend to any member of the Group by any of that member of the Group’s Subsidiaries;

(b)                                 the payment of a dividend by the Company provided no Event of Default has occurred and is continuing or would result from such payment, in each case, at the time such dividend is declared;

(c)                               the redemption of up to £50,000 B preference shares at par value (plus any accrued dividend) issued by the Company to Brian Purves and Ian Mckinnon; or

(d)                              the payment of any other dividend agreed between the Company and the Agent (acting on the instructions of the Majority Lenders).

Permitted Financial Indebtedness means Financial Indebtedness:

(a)                                 arising under any of the Finance Documents, the Note Documents, in each case as in force on the date of this Agreement and amended from time to time in compliance with this Agreement;

(b)                                 arising under a Permitted Loan, a Permitted Guarantee or as permitted by clause 26.28 (Treasury transactions);

(c)                                  arising under a foreign exchange transaction for spot or forward delivery entered into in connection with protection against fluctuation in currency rates where that foreign exchange exposure arises in the ordinary course of trade or in respect of Loans made in Optional Currencies, but not a foreign exchange transaction for investment or speculative purposes;

(d)                                 under finance or capital leases of vehicles, plant, equipment or computers, provided that the aggregate capital value of all such items so leased under outstanding leases by members of the Group does not exceed $16,500,000 (or its equivalent in other currencies) at any time;

(e)                                  of a company that becomes a member of the Group as a result of a Permitted Acquisition provided that the Financial Indebtedness is repaid in full within 45 days of that company becoming a member of the Group;

(f)                                   arising under any Bilateral Facility;

(g)                                  owed by a member of the Group to another member of the Group;

(h)                                 performance bonds issued in the ordinary course of trading in respect of non-financial obligations;

(i)                                     Not Used;

(j)                                    permitted by the Agent (acting on the instructions of the Majority Lenders) in writing; and

(k)                                 such other Financial Indebtedness not permitted by the preceding paragraphs, provided that the outstanding principal amount of all Financial Indebtedness of the Group (including the Financial Indebtedness permitted pursuant to paragraphs (a) to (j) above (other than the Financial Indebtedness permitted under limbs (c), (f) or (g) of Permitted Loan)) does not exceed $300,000,000 (or its equivalent) in aggregate for the Group at any time.

Permitted Guarantee means:

(a)                                 the endorsement of negotiable instruments in the ordinary course of trade;

(b)                                 any guarantee to a property landlord of which a member of the Group is a tenant;

(c)                                  any performance or similar bond guaranteeing performance by a member of the Group under any contract entered into in the ordinary course of trade;

(d)                                 any guarantee or indemnity arising under any Transaction Document;

(e)                                  any indemnity given by a member of the Group for its liabilities in the ordinary course of trade;

(f)                                   a guarantee in respect of Financial Indebtedness permitted under limb (h) of the definition of Permitted Financial Indebtedness;

(g)                                  a guarantee of Financial Indebtedness as part of a Permitted Joint Venture;

(h)                                 a guarantee in respect of obligations of another member of the Group;

(i)                                     any guarantee given in respect of the netting or set-off arrangements permitted pursuant to paragraph (c) of the definition of Permitted Security;

(j)                                    any guarantee or indemnity given by a member of the Group in respect of any obligations of an employee or officer of a member of the Group, which obligations shall not exceed $165,000 (or its equivalent) in aggregate for all such obligations supported by such guarantee or indemnity pursuant to this clause (j) outstanding at any time;

(k)                                 not used; or

(l)                                     any guarantee arising under the Shelf Facility.

Permitted Joint Venture means any investment by any member of the Group:

(a)                                 where the joint venture interest is held through an entity incorporated or formed with limited liability; and

(i)                                 the joint venture entity is incorporated or established, and carries on its principal business in a jurisdiction in which an existing member of the Group operates and not in any jurisdiction that is on a restricted list for a Finance Party;

(ii)                              as at the date of the joint venture investment by the relevant member of the Group:

(A)                                   Leverage (as shown in the latest Compliance Certificate) does not exceed 2.5:1; and

(B)                                   the Company has delivered to the Lender not later than 5 Business Days prior to the relevant member of the Group legally committing to make such joint venture investment, a certificate signed by two directors of the Company:

1)                                     giving notice to the Agent of the proposed joint venture investment; and

2)                                     to which is attached forecasts (which have been prepared on the basis of recent historical information and reasonable assumptions, and which assume that the joint venture investment has occurred), demonstrating that the Company will remain in compliance with its obligations under clause 25 (Financial covenants) for a period of not less than 12 Months from the date of the joint venture investment;

(iii)                               the joint venture investment is made on arm’s length terms;

(iv)                              that entity carries on or owns the same, a similar, complementary or related business to that carried on by the Group; and

(v)                                 the aggregate (without double counting) of:

(A)                               all outstanding amounts lent, advances, contributed to or for equity in, or otherwise invested in, such entity by members of the Group;

(B)                               the market value (at the date of transfer or contribution) of all assets transferred or contributed to such entity by members of the Group to the extent exceeding the value of the consideration for such transfers or contributions; and

(C)                               all outstanding Financial Indebtedness incurred (whether by way of guarantee or otherwise) in relation to such entity by members of the Group,

shall not after the date of this Agreement, when taken together with any contingent liability of the Permitted Joint Venture, exceed $25,000,000 (or its equivalent); or

(b)                              permitted by the Agent acting on the instruction of the Majority Lenders (such consent not to be unreasonably withheld or delayed) in writing.

Permitted Loan means:

(a)                                 any trade credit extended by any member of the Group to its customers on normal commercial terms and in the ordinary course of its trading activities;

(b)                                 Financial Indebtedness which is referred to in the definition of, or otherwise constitutes, Permitted Financial Indebtedness;

(c)                                  any loan made to a Permitted Joint Venture;

(d)                                 any loan or advance made to employees of any member of the Group which loans and advances shall not exceed $3,300,000 in aggregate for all loans to employees (or its equivalent) outstanding at any time;

(e)                                  any loan, advance or other financial facility in an aggregate amount not to exceed $2,000,000 in any calendar year made available to the trustee of the ESOP, the trustee or administrator (or any similar third party) of any other employee share ownership or share incentive plan or similar scheme or to an employee whether for the purpose of acquiring ordinary, preference or deferred shares or American depositary receipts or shares in the Company or any member of the Group, provided that such loan, advance or other financial facility may not exceed $10,000,000 at any one time outstanding;

(f)                                   a loan made by a member of the Group to another member of the Group;

(g)                                  not used; or

(h)                                 any loan (other than a loan that would fall within one of the limbs set out above) so long as the aggregate amount of Financial Indebtedness under any such loan does not exceed $825,000 (or its equivalent) at any time.

Permitted Note Increase means any increase in the principal amount of the Notes or the fees or commission relating to the Notes provided that:

(a)                                 any such new Financial Indebtedness created by such increase would constitute Permitted Financial Indebtedness; or

(b)                                 the increase in fees or commission is in consideration for the amendment or waiver of, or the giving of a consent under, any term of a Note Document.

Permitted Security means:

(a)                                 any lien arising by operation of law and in the ordinary course of trading and not as a result of any default or omission by any member of the Group;

(b)                                 any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of members of the Group but only so long as such arrangement does not give rise to other Security over the assets of Obligors in support of liabilities of members of the Group which are not Obligors;

(c)                                  any payment or close out netting or set-off arrangement pursuant to any Treasury Transaction or foreign exchange transaction entered into by a member of the Group which constitutes Permitted Financial Indebtedness, excluding any Security or Quasi-Security under a credit support arrangement;

(d)                                 any Security or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Group in the ordinary course of trading and on the supplier’s standard or usual terms and not arising as a result of any default or omission by any member of the Group;

(e)                                  any Quasi-Security arising as a result of a disposal which is a Permitted Disposal; or

(f)                                   any Security or Quasi-Security arising as a consequence of any finance or capital lease permitted pursuant to paragraph (d) of the definition of “Permitted Financial Indebtedness”.

Permitted Share Issue means an issue of:

(a)                                 ordinary shares by the Company, paid for in full in cash upon issue and which by their terms are not redeemable and where such issue does not lead to a Change of Control of the Company;

(b)                                 any shares issued in connection with the ESOP or any other employee share ownership or share incentive plan or similar scheme, where such issue does not lead to a Change of Control; and

(c)                                  shares by a member of the Group (other than the Company) which is a Subsidiary to any Holding Company or, in the case of any Subsidiary which is Joint Venture, to the shareholder(s) of such Joint Venture provided that any investment in a Joint Venture by a member of the Group by way of subscription for shares is permitted under the definition of Permitted Joint Venture.

Permitted Transaction means:

(a)                                 any disposal required, Financial Indebtedness incurred, guarantee, indemnity or Security or Quasi-Security given, or other transaction arising, under the Finance Documents;

(b)                                 the solvent liquidation or reorganisation of any member of the Group (other than the Company) so long as any payments or assets distributed as a result of such liquidation or reorganisation are distributed to other members of the Group; or

(c)                                  transactions (other than (i) any sale, lease, license, transfer or other disposal and (ii) the granting or creation of Security or the incurring or permitting to subsist of Financial Indebtedness) conducted in the ordinary course of trading on arm’s length terms.

Qualifying Lender has the meaning given to that term in clause 17 (Tax gross up and indemnities).

Quarter Date means the last day of a Financial Quarter.

Quarterly Financial Statements means the financial statements for each Financial Quarter delivered pursuant to clause 24.1 (Financial statements).

Quasi-Security has the meaning given to that term in clause 26.12 (Negative pledge).

Quotation Day means, in relation to any period for which an interest rate is to be determined:

(a)                                 if the currency is sterling, the first day of that period;

(b)                                 if the currency is euro, 2 TARGET Days before the first day of that period; or

(c)                                  for any other currency, 2 Business Days before the first day of that period,

unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than 1 day, the Quotation Day will be the last of those days).

Real Property means:

(a)                                 any freehold, leasehold, commonhold or immovable property; and

(b)                                 any buildings, fixtures, fittings, fixed plant or machinery from time to time situated on or forming part of that freehold, leasehold, commonhold or immovable property.

Receiving Agent means The Bank of New York.

Regulation T, Regulation U or Regulation X means Regulation T, U or, as the case may be, X of the Board of Governors of the Federal Reserve System of the US (or any successor) as from time to time in effect and all official rulings and interpretations thereunder or thereof.

Related Fund in relation to a fund (first fund), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or adviser is an Affiliate of the investment manager or investment adviser of the first fund.

Relevant Interbank Market means:

(a)                                 in relation to euro, the European interbank market; and

(b)                                 in relation to any other currency, the London interbank market.

Relevant Jurisdiction means, in relation to an Obligor:

(a)                                 its jurisdiction of incorporation; and

(b)                                 any jurisdiction where it conducts its business.

Relevant Period has the meaning given to that term in clause 25 (Financial covenants).

Repayment Date means any repayment date which is set out in an Uncommitted Accordion Facility Commitment Notice in respect of an amortising Uncommitted Accordion Term Facility.

Repayment Instalment means any repayment instalment which is set out in an Uncommitted Accordion Facility Commitment Notice in respect of an amortising Uncommitted Accordion Term Facility.

Repeating Representations means each of the representations set out in clause 23.2 (Status) to clause 23.7 (Governing law and enforcement) (inclusive), clause 23.11 (No default), clause 23.12(g) (No misleading information), clause 23.13(f), (g) and (h) (Original Financial Statements), clause 23.20 (Good title to assets), clause 23.27 (Centre of main interests and establishments) and clause 23.32 (Sanctions).

Representative means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

Resignation Letter means a letter substantially in the form set out in schedule 8 (Form of Resignation Letter).

Restatement Date means 30 November 2012.

Revolving Facility means the revolving credit facility made available under this Agreement as described in clause 2.1(a) (The Facilities).

Revolving Facility Commitment means:

(a)                                 in relation to an Original Lender, the amount in the Base Currency set opposite its name in part 3 - (Original Lenders) of schedule 1 and the amount of any other commitment transferred to it under this Agreement or assumed by it in accordance with clause 2.2 (Increase); and

(b)                                 in relation to any other Lender, the amount in the Base Currency of any Revolving Facility Commitment transferred to it under this Agreement or assumed by it in accordance with clause 2.2 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement.

Revolving Facility Loan means a loan made or to be made under the Revolving Facility or the principal amount outstanding for the time being of that loan.

Rollover Loan means one or more Loans:

(a)                                 in the case of a Revolving Facility Loan:

(i)                                     made or to be made on the same day that a maturing Revolving Facility Loan is due to be repaid;

(ii)                                  the aggregate amount of which is equal to or less than the amount of the maturing Revolving Facility Loan;

(iii)                               in the same currency as the maturing Revolving Facility Loan (unless it arose as a result of the operation of clause 6.2 (Unavailability of a currency)); and

(iv)                              made or to be made to the same Borrower for the purpose of refinancing that maturing Revolving Facility Loan; and

(b)                                 in the case of an Uncommitted Accordion Revolving Facility Loan:

(i)                                     made or to be made on the same day that a maturing Uncommitted Accordion Revolving Facility Loan is due to be repaid;

(ii)                                  the aggregate amount of which is equal to or less than the amount of the maturing Uncommitted Accordion Revolving Facility Loan;

(iii)                               in the same currency as the maturing Uncommitted Accordion Revolving Facility Loan (unless it arose as a result of the operation of clause 6.2 (Unavailability of a currency); and

(iv)                              made or to be made to the same Borrower for the purpose of refinancing that maturing Uncommitted Accordion Revolving Facility Loan.

Screen Rate means:

(a)                                 in relation to LIBOR the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person that takes over the administration of that rate) for the relevant currency and period displayed on pages LIBOR01 or LIBOR02 of the Reuters screen (or any replacement Reuters page which displays that rate); and

(b)                                 in relation to EURIBOR, the euro interbank offered rate administered by the Banking Federation of the European Union (or any other person that takes over the administration of that rate) for the relevant period displayed on page EURIBOR01 of the Reuters screen (or any replacement Reuters page which displays that rate), or, in each case, on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters.  If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Company.

Second Amendment and Restatement Agreement means the amendment and restatement agreement made between the Parties and dated on or around the Second Restatement Date.

Second Restatement Date means 25 March 2014.

Security means a mortgage, charge, pledge, lien, assignment or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

Selection Notice means a notice substantially in the form set out in part 2 - (Selection Notice) of schedule 3.

Share Option Documents means each deed of agreement granting options pursuant to parts A and B of the ESOP.

Shelf Facility means any private shelf facility/bilateral facility to be entered into between any member of the Group as issuer, Prudential Investment Management, Inc. (“Pricoa”) and each Affiliate, managed account, investment fund or other vehicle for which Pricoa or any of its Affiliates acts as investment advisor or portfolio manager and that becomes party to that private shelf facility/bilateral facility from time to time as a purchaser.

Specified Time means a time determined in accordance with schedule 10 (Timetables).

Subsidiary means a subsidiary undertaking within the meaning of section 1162 of the CA2006.

TARGET2 means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.

TARGET Day means any day on which TARGET2 is open for the settlement of payments in euro.

Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

Termination Date means 30 April 2019.

Third Amendment and Restatement Agreement means the amendment and restatement agreement made between the Agent and the Company and dated on or around the Third Restatement Date.

Third Restatement Date means [     ] December 2016.

Third Parties Act means the Contracts (Rights of Third Parties) Act 1999.

Third Party Disposal means the disposal of an Obligor to a person which is not a member of the Group where that disposal is permitted under clause 26.13 (Disposals) or made with the approval of the Majority Lenders (and the Company has confirmed this is the case).

Total Commitments means the aggregate of the Total Revolving Facility Commitments and the Total Uncommitted Accordion Facility Commitments.

Total Revolving Facility Commitments means the aggregate of the Revolving Facility Commitments being $150,000,000 as at the Third Restatement Date.

Total Uncommitted Accordion Facility Commitments means the aggregate of the Uncommitted Accordion Facility Commitments.

Total Uncommitted Accordion Revolving Facility Commitments means the aggregate of the Uncommitted Accordion Revolving Facility Commitments.

Trade Instruments means any performance bonds, advance payment bonds or documentary letters of credit issued in respect of the obligations of any member of the Group arising in the ordinary course of trading of that member of the Group.

Transaction Costs means all fees, costs and expenses incurred by the Obligors in connection with the Transaction Documents as set out in the Funds Flow Statement.

Transaction Documents means the Finance Documents, the Note Documents, the Articles and any other document designated as a Transaction Document by the Agent and the Company.

Transfer Certificate means a certificate substantially in the form set out in schedule 5 (Form of Transfer Certificate) or any other form agreed between the Agent and the Company.

Transfer Date means, in relation to an assignment or a transfer, the later of:

(a)                                 the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)                                 the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.

Treasury Transaction means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.

Uncommitted Accordion Facility means any term loan or revolving credit facility made available under this Agreement pursuant to clause 2.3 (Uncommitted Accordion Facility Commitments).

Uncommitted Accordion Facility Commitment means an Uncommitted Accordion Term Facility Commitment or an Uncommitted Accordion Revolving Facility Commitment.

Uncommitted Accordion Facility Commitment Cancellation Notice means a notice delivered by the Company to the Agent and which cancels all or part of an undrawn Uncommitted Accordion Facility Commitment.

Uncommitted Accordion Facility Commitment Fee Letter means each fee letter in respect of the Uncommitted Accordion Facility Commitment entered into between the Company and the Lenders or other bank or financial institutions which commit Uncommitted Accordion Facility Commitments.

Uncommitted Accordion Facility Commitment Notice means a notice substantially in the form set out in schedule 13 (Uncommitted Accordion Facility Commitment Notice) delivered by the Company to the Agent in accordance with clause 2.3 (Uncommitted Accordion Facility Commitments).

Uncommitted Accordion Facility Documents means any Uncommitted Accordion Facility Commitment Fee Letter, any Uncommitted Accordion Facility Commitment Cancellation Notice, any Uncommitted Accordion Facility Commitment Notice and any other document designated as an “Uncommitted Accordion Facility Document” by the Agent and the Company.

Uncommitted Accordion Facility Loan means a loan made or to be made under an Uncommitted Accordion Facility or the principal amount outstanding for the time being of that loan.

Uncommitted Accordion Facility Maximum Amount means in aggregate $50,000,000 (or its equivalent in other currencies).

Uncommitted Accordion Revolving Facility Commitment means:

(a)                                 in relation to an entity identified as a Lender in an Uncommitted Accordion Facility Commitment Notice, the amount in the Base Currency set out opposite its name under the heading “Uncommitted Accordion Revolving Facility Commitment” in such Uncommitted Accordion Facility Commitment Notice and the amount of any other Uncommitted Accordion Revolving Facility Commitment transferred to it under this Agreement; and

(b)                                 in relation to any other Lender, the amount in the Base Currency of any Uncommitted Accordion Revolving Facility Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

Uncommitted Accordion Revolving Facility means an Uncommitted Accordion Facility that is a revolving credit facility.

Uncommitted Accordion Revolving Facility Loan means a revolving loan made or to be made under an Uncommitted Accordion Revolving Facility or the principal amount outstanding for the time being of that loan.

Uncommitted Accordion Term Facility means an Uncommitted Accordion Facility that is a term loan facility.

Uncommitted Accordion Term Facility Commitment means:

(a)                                 in relation to an entity identified as a Lender in an Uncommitted Accordion Facility Commitment Notice, the amount in the Base Currency set out opposite its name under the heading “Uncommitted Accordion Term Facility Commitment” in such Uncommitted Accordion Facility Commitment Notice and the amount of any other Uncommitted Accordion Term Facility Commitment transferred to it under this Agreement; and

(b)                                 in relation to any other Lender, the amount in the Base Currency of any Uncommitted Accordion Term Facility Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

Uncommitted Accordion Term Facility Loan means a term loan made or to be made under an Uncommitted Accordion Term Facility or the principal amount outstanding for the time being of that loan.

Unpaid Sum means any sum due and payable but unpaid by an Obligor under the Finance Documents.

USA Patriot Act means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 of the United States.

US or United States means the United States of America.

US Bankruptcy Law means the United States Bankruptcy Code of 1978 or any other United States federal or state bankruptcy, insolvency or similar law.

US Guarantor means a Guarantor incorporated or formed under the laws of, or of any state (including the District of Columbia) of, the US.

US Obligor means an Obligor incorporated or formed under the laws of, or of any state (including the District of Columbia) of, the US.

Utilisation means a Loan.

Utilisation Date means the date of a Utilisation being the date on which the relevant Loan is to be made.

Utilisation Request means a notice substantially in the relevant form set out in part 1 - (Utilisation Request) of schedule 3 (Requests and Notices).

VAT means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature.

Withdrawal Request means a notice in substantially the form set out in part 3 - (Withdrawal Request) of schedule 3 (Requests and Notices).

1.2                               Interpretation

(a)                                 Unless a contrary indication appears, a reference in this Agreement to:

(i)                                     the Agent, the Arrangers, any Finance Party, any Lender, any Obligor, any Party, any Ancillary Lender, any Hedge Counterparty, any Bilateral Lender or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees and, in the case of the Agent any person for the time being appointed as Agent (as the case may be) in accordance with the Finance Documents;

(ii)                                  a document in agreed form is a document which is previously agreed in writing by or on behalf of the Agent and the Company or, if not so agreed, is in the form specified by the Agent;

(iii)                               assets includes present and future properties, revenues and rights of every description (including any right to receive such revenues);

(iv)                              a Finance Document or a Transaction Document or any other agreement or instrument is a reference to that Finance Document or Transaction Document or other agreement or instrument as amended, novated, supplemented or restated (however fundamentally) or (in the case of an Ancillary Document or a Bilateral Document) replaced;

(v)                                 guarantee means (other than in clause 22 (Guarantee and indemnity)) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(vi)                              indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vii)                           a person includes any individual person, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality) or any other entity or body of any description;

(viii)                        a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but if not having the force of law, then being a type with which persons to which it applies customarily comply) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(ix)                              a provision of law is a reference to a provision, of any treaty, legislation, regulation, decree, order or by-law and any secondary legislation enacted under a power given by that provision, as amended, applied or re-enacted or replaced (whether with or without modification) whether before or after the date of this Agreement;

(x)                                 a time of day is a reference to London time;

(xi)                              sterling and £ shall be construed as a reference to the lawful currency of the United Kingdom;

(xii)                           euro and € shall be construed as a reference to the single currency of Participating Member States; and

(xiii)                        US Dollar and $ shall be construed as a reference to the lawful currency of the United States.

(b)                                 Clause and schedule headings are for ease of reference only.

(c)                                  Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)                                 Any word importing the singular shall include the plural and vice versa.

(e)                                  A Borrower providing cash cover for an Ancillary Facility means a Borrower paying an amount in the currency of the Ancillary Facility into an interest-bearing account in the name of such Borrower and the following conditions being met:

(i)                                     the account is with the Ancillary Lender; and

(ii)                                  until no amount is or may be outstanding under Ancillary Facility, withdrawals from the account may only be made to pay a Finance Party amounts due and payable to it under this Agreement in respect of the Ancillary Facility.

(f)                                   A Default (other than an Event of Default) is continuing if it has not been remedied or waived and an Event of Default is continuing if it has not been waived, in both cases, to the satisfaction of the Agent acting on the instructions of the Majority Lenders.

(g)                                  A Borrower repaying or prepaying the Ancillary Outstandings means:

(i)                                     that Borrower providing cash cover for the Ancillary Outstandings;

(ii)                                  the maximum amount payable under the Ancillary Facility being reduced or cancelled in accordance with its terms; or

(iii)                               the Ancillary Lender being satisfied that it has no further liability under the Ancillary Facility,

and the amount by which the Ancillary Outstandings are, repaid or prepaid under clauses 1.2(g)(i) and 1.2(g)(ii) is the amount of the relevant cash cover or reduction.

(h)                                 An amount borrowed includes any amount utilised under an Ancillary Facility.

(i)                                     Any certificate provided by a director of an Obligor pursuant to the terms of a Finance Document shall be given without incurring any personal liability.

(j)                                    A reference to “the date of this Agreement” is a reference to 13 May 2011.

(k)                                 A reference to an amount in a currency other than the Base Currency shall be converted to the Base Currency at the Agent’s Spot Rate of Exchange unless another conversion rate is expressly stated.

1.3                               Third party rights

(a)                                 Unless expressly provided to the contrary in this Agreement a person (other than a Bilateral Lender or a Hedge Counterparty) who is not a Party has no right under the Third Parties Act to enforce or enjoy the benefit of any term of this Agreement.

(b)                                 Unless expressly provided to the contrary in any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement or any other Finance Document entered into under or in connection with it.

2                                         The Facilities

2.1                               The Facilities

(a)                                 Subject to the terms of this Agreement, the Lenders make available a multicurrency revolving credit facility the Base Currency Amount of which is equal to the Total Revolving Facility Commitments.

(b)                                 The Uncommitted Accordion Facility will be available to all Borrowers.

(c)                                  The Revolving Facility will be available to all the Borrowers.

(d)                                 Subject to the terms of this Agreement and the Ancillary Documents, an Ancillary Lender may make available an Ancillary Facility to any of the Borrowers under the Revolving Facility in place of all or part of its Revolving Facility Commitment.

(e)                                  Subject to the terms of this Agreement and the Ancillary Documents, an Ancillary Lender may make available an Ancillary Facility to any of the Borrowers under an Uncommitted Accordion Revolving Facility in place of all or part of its Uncommitted Accordion Revolving Facility Commitment.

(f)                                   Subject to the terms of this Agreement and the Bilateral Documents, a Bilateral Lender may make available a Bilateral Facility to any of the Borrowers.

2.2                               Increase

(a)                                 The Company may by giving prior notice to the Agent after the effective date of a cancellation of:

(i)                                     the Available Commitments of a Defaulting Lender in accordance with clause 10.7 (Right of cancellation in relation to a Defaulting Lender); or

(ii)                                  the Commitments of a Lender in accordance with clause 10.1 (Illegality),

request that the Total Commitments under the relevant Facilities be increased (and the Total Commitments shall be so increased) in an aggregate amount in the Base Currency of up to the amount of the Available Commitments or Commitments so cancelled as follows:

(iii)                               the increased Commitments will be assumed by one or more Lenders or other banks, financial institutions, trusts, funds or other entities (each an Increase Lender) selected by the Company (each of which shall not be a member of the Group and which is further acceptable to the Agent (acting reasonably)) and each of which confirms its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender;

(iv)                              each of the Obligors and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender;

(v)                                 each Increase Lender shall become a Party as a Lender and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender;

(vi)                              the Commitments of the other Lenders shall continue in full force and effect; and

(vii)                           any increase in the Total Commitments shall take effect on the date specified by the Company in the notice referred to above or any later date on which the conditions set out in clause 2.2(b) below are satisfied.

(b)                                 An increase in the Total Commitments will only be effective on:

(i)                                     the execution by the Agent of an Increase Confirmation from the relevant Increase Lender; and

(ii)                                  in relation to an Increase Lender which is not a Lender immediately prior to the relevant increase the performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender, the completion of which the Agent shall promptly notify to the Company and the Increase Lender.

(c)                                  Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective.

(d)                                 The Company shall, on the date upon which the increase takes effect, promptly on demand pay the Agent the amount of all costs and expenses (including legal fees subject to any cap agreed in advance between the Company and the Agent) reasonably incurred.

(e)                                  The Company may pay to the Increase Lender a fee in the amount and at the times agreed between the Company and the Increase Lender in a Fee Letter.

(f)                                   Clause 28.4 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this clause 2.2 in relation to an Increase Lender as if references in that clause to:

(i)                                     an Existing Lender were references to all the Lenders immediately prior to the relevant increase;

(ii)                                  the New Lender were references to that Increase Lender; and

(iii)                               a re-transfer and re-assignment were references to respectively a transfer and assignment.

2.3                        Uncommitted Accordion Facility Commitments

(a)                                 The Company may confirm that one or more Lenders or any other entity referred to in paragraph (b) below has agreed to commit Uncommitted Accordion Facility Commitments by delivering to the Agent an Uncommitted Accordion Facility Commitment Notice duly signed by those parties that have agreed to participate in the relevant Uncommitted Accordion Facility.

(b)                                 The Company shall offer the Original Lenders the first right to provide any Uncommitted Accordion Facility, provided that:

(i)                                     subject to paragraph (ii) below:

(A)                               if no Original Lender agrees to arrange and underwrite such Facility on terms satisfactory to the Company within any time limit specified by the Company in such offer to all of the Original Lenders (being not less than 15 Business Days) and subject to compliance with the terms of this clause 2.3, any other bank, financial institution, trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets provided it is not a member, nominee or Affiliate of the Group (Third Party Lender) may provide such Facility; or

(B)                               subject to paragraph (C) below, if one or more Original Lenders agree to arrange and underwrite such Facility (the amount of such Facility which an Original Lender agrees to arrange and underwrite being such Original Lender’s Original Offer Amount) on terms satisfactory to the Company within any time limit specified by the Company in such offer to all of the Original Lenders (being not less than 15 Business Days) and subject to compliance with the terms of this clause 2.3, that Facility shall be allocated in equal amounts(i) to each such Original Lender;

(C)                               if an Original Lender does not agree to arrange and underwrite such Facility on terms satisfactory to the Company within any time limit specified by the Company in such offer to all of the Original Lenders (being not less than 15 Business Days) or, in the case of paragraph (B) above, provide the full amount of their equal share in such Facility (in each case the relevant remaining amount being the Original Lender Shortfall) and subject to compliance with the terms of this clause 2.3, the Original Lenders who have agreed to provide the full amount of their share in such Facility shall provide, subject to paragraphs (E) and (F) below, in equal amounts, the full amount of such Original Lender Shortfall, provided that where such Original Offer Amounts are in aggregate less than the amount of such Facility requested by the Company under this clause 2.3, any Third Party Lender may provide all or part of the remaining amount of the Original Lender Shortfall;

(D)                               the Company shall only offer such Facility to a Third Party Lender on the same or no more favourable terms as it has offered to the Original Lenders pursuant to clause 2.3(b). For avoidance of doubt this paragraph (D) will apply at any time the Company offers a Facility to a Third Party Lender under this clause 2.3;

(E)                                for avoidance of doubt, under this clause 2.3 no Lender will have to provide more than their Original Offer Amount; and

(F)                                 if the provisions of paragraph (C) would result in a shortfall to the Original Lender Shortfall, any Lenders whose Original Offer Amount is not yet reached can provide the remainder of the Original Lender Shortfall, in equal amounts if there is more than one such Lender (with such process to be repeated until all such Original Offer Amounts have been reached); or

(ii)                                  to the extent that an Original Lender has assigned or transferred any of its Revolving Facility Commitments under this Agreement to a New Lender (as defined in clause 28.1 (Assignments and transfers by the Lenders)), any such New Lender shall be treated as an Original Lender for the purposes of paragraph (i) above, provided that if such Revolving Facility Commitments have been assigned or transferred to one or more New Lenders, all such New Lenders (and including the relevant Original Lender if it still holds any Revolving Facility Commitments) shall be taken together and treated as one Original Lender for the purposes of paragraph (i) and the one equal share of any Uncommitted Accordion Facility which is offered to each Original Lender

(i)                                     As at the Second Restatement Date, the initial equal share of each Original Lender will constitute 20 per cent. of the amount of the Uncommitted Accordion Facility being offered by the Company assuming that all of the Original Lenders agree to provide the Facility in the amount equal to or greater than 20 per cent. of the Uncommitted Accordion Facility.

in accordance with paragraph (i) shall be offered to such New Lenders (and, if relevant, the Original Lender) as if they were one Original Lender and, as between themselves only, pro rata to their share of the relevant Revolving Facility Commitments.

(c)                                  Each Uncommitted Accordion Facility Commitment Notice is irrevocable and will not be regarded as having been duly completed unless it specifies:

(i)                                     the date on which the Uncommitted Accordion Facility Commitments are to become effective and the applicable Availability Period;

(ii)                                  the amount of the Uncommitted Accordion Facility Commitments, which shall be not less than $10,000,000 (or its equivalent in other currencies);

(iii)                               the final repayment date for the Loans to be made under the Uncommitted Accordion Facility;

(iv)                              the purpose for which any amounts drawn under the Uncommitted Accordion Facility may be used;

(v)                                 the name(s) of the Borrower(s) under the Uncommitted Accordion Facility;

(vi)                              the amount of the Uncommitted Accordion Facility Commitment allocated to each entity named in the Uncommitted Accordion Facility Commitment Notice as a Lender;

(vii)                           the Margin (and any applicable Margin adjustment mechanism) applicable to each Loan to be made available under the Uncommitted Accordion Facility;

(viii)                        any provisions agreed between the Company and the entities providing the Uncommitted Accordion Facility Commitments relating to fees (including any arrangement fee) and conditionality; and

(ix)

(A)                               if to be utilised for the purpose of a Permitted Acquisition, attached to the notice are:

1)                                     forecasts (which have been prepared on the basis of recent historical information and reasonable assumptions, and which assume that the acquisition has occurred), demonstrating that the Company will remain in compliance with its obligations under clause 25 (Financial covenants) for a period of not less than 12 Months from the closing date of the acquisition; and

2)                                     board papers in respect of the acquisition; or

(B)                               if to be utilised for other purposes, forecasts (which have been prepared on the basis of recent historical information and reasonable assumptions), demonstrating that the Company will remain in compliance with its obligations under clause 25 (Financial covenants) for a period of not less than 12 Months from the date of the Uncommitted Accordion Facility Commitment Notice.

(d)                                 The Uncommitted Accordion Facility Commitment Notice shall only be valid if:

(i)                                     it states the amount of the commitment fee, if any;

(ii)                                  it states the amount of the arrangement fee if any;

(iii)                               subject to clause 12.5, the aggregate of all Uncommitted Accordion Facility Commitments (including those specified in the relevant Uncommitted Accordion Facility Commitment Notice), whether utilised or unutilised is less than or equal to the Uncommitted Accordion Facility Maximum Amount;

(iv)                              it states the currency of the Uncommitted Accordion Facility Commitments (which must be the Base Currency or an Optional Currency);

(v)                                 there is no Event of Default which is continuing or which would be caused by a Utilisation of the Uncommitted Accordion Facility; and

(vi)                              if an Uncommitted Accordion Revolving Facility Commitment is to be provided by a Third Party Lender, details of any limits on the aggregate Ancillary Commitments for that Third Party Lender.

(e)                                  Each Uncommitted Accordion Facility Commitment Notice shall be signed by the Company and the Borrower and countersigned by each entity to which Uncommitted Accordion Facility Commitments are allocated. Any entity to which Uncommitted Accordion Facility Commitments are allocated shall comply with the provisions of clause 28 (Changes to the Lenders) to the extent applicable. By countersigning the Uncommitted Accordion Facility Commitment Notice each such entity agrees to commit the Uncommitted Accordion Facility Commitments set out against its name and in the case of an entity which is not already a Lender, to become a Lender and party to this Agreement.

(f)                                   Upon receipt of a duly completed Uncommitted Accordion Facility Commitment Notice, the Agent shall acknowledge receipt of such notice and, if appropriate (and subject to paragraph (j) below), the accession of the relevant Lenders to this Agreement and the Agent shall inform all the Lenders of such receipt. The Agent is authorised to disclose details in the Uncommitted Accordion Facility Commitment Notice and in relation to any Uncommitted Accordion Facility to the Lenders on request.  The Agent shall only be obliged to sign an Uncommitted Accordion Facility Commitment Notice upon its satisfactory completion of all “know your customer” or other checks relating to any person that it is required to carry out in relation to the accession of any entity as a Lender.

(g)                                  The Agent shall notify the Company and the Lenders of the proposed changed amounts of the Uncommitted Accordion Facility Commitments promptly after receipt of each Uncommitted Accordion Facility Commitment Notice and each Uncommitted Accordion Facility Commitment Cancellation Notice.

(h)                                 The terms and conditions relating to each Uncommitted Accordion Facility will be set out in a separate Uncommitted Accordion Facility Commitment Notice entered into by the Company and the relevant Lenders or other entities providing the relevant Uncommitted Accordion Facility Commitments.

(i)                                     If the other provisions of this Clause 2.3 are met, each Party:

(i)                                     agrees that Uncommitted Accordion Facility Commitments may be made available to the Borrowers; and

(ii)                                  authorises and instructs the Agent to sign an Uncommitted Accordion Facility Commitment Notice to record the Uncommitted Accordion Facility Commitments as set out in the relevant Uncommitted Accordion Facility Commitment Notice and accordingly the establishment of (or the increase in Uncommitted Accordion Facility Commitments in respect of) the Uncommitted Accordion Facility.

(j)                                    Upon the relevant Uncommitted Accordion Facility Commitment Notice being signed by the Agent, the Company and the relevant Lenders, the relevant Uncommitted Accordion Facility and corresponding Uncommitted Accordion Facility Commitments will be established for the purpose of this Agreement and the other Finance Documents (and, in the case of any Uncommitted Accordion Facility Lender (as defined in clause 28.11 (Uncommitted Accordion Facility)), the accession of that Uncommitted Accordion Facility Lender hereunder shall become effective).

(k)                                 Each Obligor confirms:

(i)                                     the authority of the Company to agree and implement the establishment of Uncommitted Accordion Facility Commitments and the Uncommitted Accordion Facility in accordance with the procedures and up to the amounts permitted by this Agreement (as amended or modified from time to time); and

(ii)                                  that all its guarantee and indemnity obligations recorded in clause 22 (Guarantee and indemnity) and/or in any Accession Deed or other Finance Document will continue in full force and effect, is, subject to the Legal Reservations, a valid and binding obligation of such Obligor and is, subject to the Legal Reservations, enforceable in accordance with its terms, that as at the date of the Uncommitted Accordion Facility Commitment Notice, no defenses, offsets, claims or counterclaims exist in respect of the guarantee given by it which affect the guarantee in any material respect and it will extend to include the Uncommitted Accordion Facility Loans and other obligations arising under the Uncommitted Accordion Facility subject to any limits as specifically recorded in clause 22 (Guarantee and indemnity), the relevant Accession Deed or elsewhere in the Finance Documents;

(iii)                               that utilising the Uncommitted Accordion Facility Commitment in full would not breach any borrowing limit binding on any Obligor;

(iv)                              that utilising the Uncommitted Accordion Facility Commitment would not cause any guarantee limit applicable to any Obligor to be breached; and

(v)                                 each Party agrees that it shall within 10 Business Days of a request to do so it will sign any amendment agreement required in respect of this Agreement in order to document any purely administrative amendment required solely to record the amount of or any terms of any Uncommitted Accordion Facility Commitments made available in accordance with this clause 2.3.

2.4                        Finance Parties’ rights and obligations

(a)                                The obligations of each Finance Party under the Finance Documents are several.  Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents.  No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)                                 The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

(c)                                  A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

2.5                               Obligors’ agent

(a)                                 Each Obligor (other than the Company) by its execution of this Agreement or an Accession Deed irrevocably appoints the Company to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)                                     the Company on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including Utilisation Requests), to execute on its behalf any Accession Deed to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

(ii)                                  each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Company,

and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)                                 Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ agent or given to the Obligors’ agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it.  In the event of any conflict between any notices or other communications of the Obligors’ agent and any other Obligor, those of the Obligors’ agent shall prevail.

3                                         Purpose

3.1                               Purpose

(a)                                 Not used.

(b)                                 Each Borrower shall apply all amounts borrowed by it under the Facilities and any utilisation of any Ancillary Facility towards the general corporate and working capital purposes of the Obligors (including, for the avoidance of doubt, funding any Permitted Acquisition and any costs and expenses incurred in connection with such Permitted

Acquisition) and refinancing any utilisations under the Obligor’s existing asset based lending facilities or (other than in the case of any utilisation of any Ancillary Facility) towards repayment or prepayment of any Loan.

3.2                               Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4                                         Conditions of utilisation

4.1                               Initial conditions precedent

(a)                                 The Company shall provide the Agent all the documents and other evidence in part 1 - (Conditions precedent to signing this Agreement) of schedule 2 (Conditions precedent) in form and substance satisfactory to the Agent on or before the date of this Agreement.

(b)                                 The Lenders will only be obliged to comply with clause 5.4 (Lenders’ participation) in relation to any Loan if on or before the Utilisation Date for that Utilisation, the Agent has received all of the documents and other evidence listed in part 2 - (Conditions precedent to initial Utilisation) of schedule 2 (Conditions precedent) in form and substance satisfactory to the Agent.

(c)                                  The Agent shall, in each case, notify the Company and the Lenders promptly upon being so satisfied.

4.2                               Further conditions precedent

Subject to clause 4.1 the Lenders will only be obliged to comply with clause 5.4 (Lenders’ participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)                                 in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Loan and, in the case of any other Loan, no Default is continuing or would result from the proposed Loan; and

(b)                                 in relation to any Loan on the Closing Date, all the representations and warranties in clause 23 (Representations) or, in relation to any other Loan, the Repeating Representations, to be made by each Obligor are true.

4.3                               Conditions relating to Optional Currencies

(a)                                 A currency will constitute an Optional Currency in relation to a Loan if:

(i)                                     it is readily available in the amount and for the period required and freely convertible into the Base Currency in the Relevant Interbank Market on the Quotation Day and the Utilisation Date for that Loan; and

(ii)                                  it is Euro or Sterling or has been approved by the Agent (acting on the instructions of all the Lenders) on or prior to receipt by the Agent of the relevant Utilisation Request for that Loan.

(b)                                 If the Agent has received a written request from the Company for a currency to be approved under clause 4.3(a)(ii), the Agent will confirm to the Company by the Specified Time:

(i)                                     whether or not the Lenders have granted their approval; and

(ii)                                  if approval has been granted, the minimum amount for any subsequent Loan in that currency.

4.4                               Maximum number of Loans

(a)                                 A Borrower (or the Company on its behalf) may not deliver a Utilisation Request if as a result of the proposed Loan:

(i)                                     more than 10 Revolving Facility Loans would be outstanding; or

(ii)                                  more than 5 Uncommitted Accordion Facility Loans would be outstanding.

(b)                                 Not used.

(c)                                  Any Loan made by a single Lender under clause 6.2 (Unavailability of a currency) shall not be taken into account in this clause 4.4.

5                                         Utilisation

5.1                               Delivery of a Utilisation Request

A Borrower (or the Company on its behalf) may request a Loan by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2                               Completion of a Utilisation Request

(a)                                 Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)                                     it identifies the Borrower and the Facility to be utilised;

(ii)                                  the proposed Utilisation Date is a Business Day within the Availability Period;

(iii)                               the currency and amount of the Loan comply with clause 5.3; and

(iv)                              the proposed Interest Period complies with clause 14 (Interest Periods).

(b)                                 Multiple Loans may be requested in a Utilisation Request where the proposed Utilisation Date is the Closing Date.  Only 1 Loan may be requested in each subsequent Utilisation Request.

5.3                               Currency and amount

(a)                                 The currency specified in a Utilisation Request or an Uncommitted Accordion Facility Notice must be the Base Currency or an Optional Currency.

(b)                                 The amount of the proposed Loan must be:

(i)                                     in respect of an Uncommitted Accordion Term Facility, equal to or less than the Available Facility;

(ii)                                  in respect of the Revolving Facility or an Uncommitted Accordion Revolving Facility:

(A)                               if the currency selected is Sterling, a minimum of £1,500,000 (and a multiple of £500,000) or, if less, the Available Facility; or

(B)                               if the currency selected is Euro, a minimum of Euro 2,000,000 (and a multiple of Euro 500,000) or, if less, the Available Facility; or

(C)                               if the currency selected is the Base Currency, a minimum of $2,000,000 (and a multiple of $500,000) or, if less, the Available Facility; or

(D)                               if the currency selected is an Optional Currency other than Euro or Sterling, the minimum amount specified by the Agent pursuant to clause 4.3(b)(ii) (Conditions relating to Optional Currencies) or, if less, the Available Facility.

5.4                               Lenders’ participation

(a)                                 If the conditions set out in this Agreement have been met and subject to clause 9.2 (Repayment of Revolving Facility Loans) and clause 9.3 (Repayment of Uncommitted Accordion Revolving Facility Loans), each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)                                 The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making that Loan.

(c)                                  The Agent shall determine the Base Currency Amount of each Loan which is to be made in an Optional Currency and notify each Lender of the amount, currency and the Base Currency Amount of each Loan and the amount of its participation in that Loan and, if different, the amount of that participation to be made available in cash, by the Specified Time.

5.5                               Limitations on Loans

(a)                                 Not used.

(b)                                 The maximum aggregate amount of the Ancillary Commitments of all the Historic Lenders shall not at any time exceed $28,050,000 (or its equivalent in any currency).

(c)                                  The maximum aggregate amount of the Ancillary Commitments of all the Historic Lenders in respect of overdraft facilities and bilateral loan facilities shall not at any time exceed $16,500,000 (or its equivalent in any currency).

(d)                                 The maximum aggregate amount of the Ancillary Commitments of all the Historic Lenders in respect of letters of credit facility shall not at any time exceed $11,550,000 (or its equivalent in any currency).

(e)                                  The maximum aggregate amount of the Ancillary Commitments of all the Joining Lenders shall not at any time exceed $8,415,000 (or its equivalent in any currency).

(f)                                   The maximum aggregate amount of the Ancillary Commitments of all the Joining Lenders in respect of overdraft facilities and bilateral loan facilities shall not at any time exceed $4,950,000 (or its equivalent in any currency).

(g)                                  The maximum aggregate amount of the Ancillary Commitments of all the Joining Lenders in respect of letters of credit facility shall not at any time exceed $3,465,000 (or its equivalent in any currency).

5.6                               Cancellation of Commitment

(a)                                 The Uncommitted Accordion Facility Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period.

(b)                                 The Revolving Facility Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period.

6                                         Optional currencies

6.1                               Selection of currency

A Borrower (or the Company on its behalf) shall select the currency of a Loan in a Utilisation Request or an Uncommitted Accordion Facility Notice.

6.2                               Unavailability of a currency

If before the Specified Time on any Quotation Day a Lender notifies the Agent that:

(a)                                 the Optional Currency requested is not readily available to it in the amount and for the period required; or

(b)                                 compliance with its obligation to participate in a Loan in the proposed Optional Currency would contravene a law or regulation applicable to it,

the Agent will give notice to the Company to that effect by the Specified Time on that day.  In this event, any Lender that gives notice pursuant to this clause 6.2 will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender’s proportion of the Base Currency Amount, or in respect of a Rollover Loan in an amount equal to that Lender’s proportion of the Base Currency Amount of the Rollover Loan that is due to be made) and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period.

6.3                               Agent’s calculations

Each Lender’s participation in a Loan will be determined in accordance with clause 5.4 (Limitations on Loans).

7                                         Ancillary Facilities

7.1                               Type of Facility

An Ancillary Facility may be by way of:

(a)                                 an overdraft facility;

(b)                                 a letter of credit facility; or

(c)                                  a bilateral loan facility.

7.2                               Availability

(a)                                 If the Company and a Lender agree and except as otherwise provided in this Agreement, that Lender may provide an Ancillary Facility on a bilateral basis in place of all or part of that Lender’s unutilised Revolving Facility Commitment or unutilised Uncommitted Accordion Revolving Facility Commitment (which shall (except for the purposes of determining the Majority Lenders and of clause 40.4 (Deemed consent)) be reduced by the amount of the Ancillary Commitment under that Ancillary Facility).

(b)                                 An Ancillary Facility shall not be made available unless, not later than 14 days prior to the Ancillary Commencement Date for an Ancillary Facility, the Agent has received from the Company:

(i)                                     a notice in writing of the establishment of an Ancillary Facility and specifying:

(A)                               the proposed Borrower(s) (under the Revolving Facility or the relevant Uncommitted Accordion Revolving Facility (as applicable)) which may use the Ancillary Facility;

(B)                               the proposed Ancillary Commencement Date and expiry date of the Ancillary Facility;

(C)                               the proposed type of Ancillary Facility to be provided;

(D)                               the proposed Ancillary Lender;

(E)                                the proposed Ancillary Commitment, the maximum amount of the Ancillary Facility and, if the Ancillary Facility is an overdraft facility comprising more than one account, its maximum gross amount (that amount being Designated Gross Amount) and its maximum net amount (that amount being Designated Net Amount);

(F)                                 the proposed currency of the Ancillary Facility (if not denominated in the Base Currency); and

(G)                               whether the proposed Ancillary Commitment is to be provided under a Revolving Facility or an Uncommitted Accordion Revolving Facility; and

(ii)                                  any other information which the Agent may reasonably request in connection with the Ancillary Facility.

(c)                                  The Agent shall promptly notify the Ancillary Lender and the other Lenders of the establishment of an Ancillary Facility and whether it is established under a Revolving Facility or an Uncommitted Accordion Revolving Facility.

(d)

(i)                                     No amendment or waiver of a term of any Ancillary Facility shall require the consent of any Finance Party other than the relevant Ancillary Lender unless such amendment or waiver itself relates to or gives rise to a matter which would require an amendment of or under this Agreement (including, for the avoidance of doubt, under this clause).  In such a case, the provisions of this Agreement with regard to amendments and waivers will apply.

(ii)                                  The Company shall notify the Agent and provide details of any material amendment or waiver of a term of any Ancillary Facility which does not require the consent of any other Finance Party, no later than 14 days prior to the date of such amendment or waiver.

(e)                                  Subject to compliance with clause 7.2(b):

(i)                                     the Lender concerned will become an Ancillary Lender; and

(ii)                                  the Ancillary Facility will be available,

with effect from the date agreed by the Company and the Ancillary Lender.

(f)                                   As at the Third Restatement Date, the only Ancillary Facilities provided are under the Revolving Facility.

7.3                               Terms of Ancillary Facilities

(a)                                 Except as provided below, the terms of any Ancillary Facility will be those agreed by the Ancillary Lender and the Company.

(b)                                 However, those terms:

(i)                                     must be based upon normal commercial rates and terms at that time (except as varied by this Agreement);

(ii)                                  may allow only Borrowers (under the Revolving Facility or the relevant Uncommitted Accordion Revolving Facility (as applicable)) to use the Ancillary Facility;

(iii)                               may not allow the Ancillary Outstandings to exceed the Ancillary Commitment;

(iv)                              may not allow the Ancillary Commitment of a Lender to exceed the Available Commitment with respect to the Revolving Facility or the relevant Uncommitted Accordion Revolving Facility of that Lender; and

(v)                                 must require that the Ancillary Commitment is reduced to nil, and that all Ancillary Outstandings are repaid not later than the Termination Date (or such earlier date as the Revolving Facility Commitment or the relevant Uncommitted Accordion Revolving Facility Commitment of the relevant Ancillary Lender is reduced to zero).

(c)                                  If there is any inconsistency between any term of an Ancillary Facility and any term of this Agreement, this Agreement shall prevail except for (i) clause 37.3 (Day count convention) which shall not prevail for the purposes of calculating fees, interest or commission relating to an Ancillary Facility and (ii) an Ancillary Facility comprising more than one account where the terms of the Ancillary Documents shall prevail to the extent required to permit the netting of balances on those accounts and (iii) where the relevant term of this Agreement would be contrary to, or inconsistent with, the law governing the relevant Ancillary Document, in which case that term of this Agreement shall not prevail.

7.4                               Repayment of Ancillary Facility

(a)                                 An Ancillary Facility shall cease to be available on the Termination Date in relation to the Revolving Facility or the relevant Uncommitted Accordion Revolving Facility (as the case may be) or such earlier date on which its expiry date occurs or on which it is cancelled in accordance with the terms of this Agreement.

(b)                                 If an Ancillary Facility expires in accordance with its terms the Ancillary Commitment of the Ancillary Lender shall be reduced to zero (and its Revolving Facility Commitment or its relevant Uncommitted Accordion Revolving Facility Commitment (as the case may be) shall be increased accordingly).

(c)                                  No Ancillary Lender may demand repayment or prepayment of any amounts under its Ancillary Facility (except where the Ancillary Facility is provided on a net limit basis to the extent required to bring any gross outstandings down to the net limit) unless:

(i)                                     the Total Revolving Facility Commitments or the relevant Total Uncommitted Accordion Revolving Facility Commitments (as the case may be) have been cancelled in full, or all outstanding Loans under the Revolving Facility or the relevant Uncommitted Accordion Revolving Facility (as the case may be) have become due and payable in accordance with the terms of this Agreement, or the Agent has declared all outstanding Loans under the Revolving Facility or the relevant Uncommitted Accordion Revolving Facility (as the case may be) immediately due and payable in accordance with the terms of this Agreement, or the expiry date of the Ancillary Facility occurs;

(ii)                                  it becomes unlawful in any applicable jurisdiction for the Ancillary Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in its Ancillary Facility; or

(iii)                               the Ancillary Outstandings (if any) under that Ancillary Facility can be refinanced by a Revolving Facility Loan or an Uncommitted Accordion Revolving Facility Loan (as the case may be) and the Ancillary Lender gives sufficient notice to enable a Loan of the Revolving Facility or the relevant Uncommitted Accordion Revolving Facility (as the case may be) to be made to refinance those Ancillary Outstandings in accordance with the terms of this Agreement.

Other than demanding repayment or prepayment, as the case may be, no Ancillary Lender may exercise any other right, remedy and/or power in connection with any amount or liability owed to it by any Borrower under any Ancillary Facility.

(d)                                 For the purposes of determining whether or not the Ancillary Outstandings under an Ancillary Facility mentioned in clause 7.4(c)(iii) can be refinanced by a Revolving Loan or an Uncommitted Accordion Revolving Facility Loan (as the case may be):

(i)                                     the Revolving Facility Commitment or the relevant Uncommitted Accordion Revolving Facility Commitment (as the case may be) of that Lender will be increased by the amount of its Ancillary Commitment; and

(ii)                                  the Loan may (so long as clause 7.4(c)(i) does not apply) be made irrespective of whether a Default is outstanding or any other applicable condition precedent is not satisfied (but only to the extent that the proceeds are applied in refinancing those Ancillary Outstandings) and irrespective of whether clause 4.4 (Maximum number of Loans) or clause 5.2(b) (Completion of a Utilisation Request) applies.

(e)                                  On the making of a Revolving Facility Loan or the relevant Uncommitted Accordion Revolving Facility Loan (as the case may be) to refinance Ancillary Outstandings:

(i)                                     each Lender will participate in that Loan in an amount (as determined by the Agent) which will result as nearly as possible in the aggregate amount of its participation in the Revolving Facility Loans or the relevant Uncommitted Accordion Revolving Facility Loans (as the case may be) then outstanding bearing the same proportion to the aggregate amount of the Revolving Facility Loans or the relevant Uncommitted Accordion Revolving Facility Loans (as the case may be) then outstanding as its Commitment bears to the Total Revolving Facility Commitments or the Total Uncommitted Accordion Revolving Facility Commitments (as the case may be); and

(ii)                                  the relevant Ancillary Facility shall be cancelled.

(f)                                   In relation to an Ancillary Facility which comprises an overdraft facility where a Designated Net Amount has been established, the Ancillary Lender providing that Ancillary Facility shall only be obliged to take into account for the purposes of calculating compliance with the Designated Net Amount those credit balances which it is permitted to take into account by the then current law and regulations in relation to its reporting of exposures to the Financial Services Authority as netted for capital adequacy purposes.

7.5                               Ancillary Outstandings

Under the Revolving Facility or the relevant Uncommitted Accordion Revolving Facility (as the case may be), each Borrower and each Ancillary Lender agrees with and for the benefit of each Lender that:

(a)                                 the Ancillary Outstandings under any Ancillary Facility provided by that Ancillary Lender shall not exceed the Ancillary Commitment applicable to that Ancillary Facility and where the Ancillary Facility is an overdraft facility comprising more than one account, Ancillary Outstandings under that Ancillary Facility shall not exceed the Designated Net Amount in respect of that Ancillary Facility; and

(b)                                 where all or part of the Ancillary Facility is an overdraft facility comprising more than one account, the Ancillary Outstandings (calculated on the basis that the words in brackets in paragraph (a) of the definition of that term were deleted) shall not exceed the Designated Gross Amount applicable to that Ancillary Facility.

7.6                               Adjustment for Ancillary Facilities upon acceleration

In this clause 7.6:

For avoidance of doubt, all references to an Ancillary Facility are references to the Ancillary Facility provided under the relevant Facility only and Ancillary Facilities are not to be aggregated or adjusted across the Revolving Facility and any Uncommitted Accordion Revolving Facility.

Outstandings means, in relation to a Lender, the aggregate of the equivalent in the Base Currency of (i) its participation in each Utilisation of the Revolving Facility or an Uncommitted Accordion Revolving Facility (as the case may be) then outstanding (together with the aggregate amount of all accrued interest, fees and commission owed to it as a Lender under the Revolving Facility or the relevant Uncommitted Accordion Revolving Facility) and (ii) if the Lender is also an Ancillary Lender, the Ancillary Outstandings in respect of Ancillary Facilities provided by that Ancillary Lender (together with the aggregate amount of all accrued interest, fees and commission owed to it as an Ancillary Lender in respect of the Ancillary Facility) under the Revolving Facility or the relevant Uncommitted Accordion Revolving Facility (as the case may be).

Total Outstandings means the aggregate of all Outstandings.

(a)                                 If a notice is served under clause 27.20 (Acceleration) (other than a notice declaring Utilisations to be due on demand), each Lender and each Ancillary Lender shall promptly adjust by corresponding transfers (to the extent necessary) their claims in respect of amounts outstanding to them under the Revolving Facility and each Uncommitted Accordion Revolving Facility and each Ancillary Facility to ensure that after such transfers the Outstandings of each Lender under the Revolving Facility or the relevant Uncommitted Accordion Revolving Facility (as the case may be) bear the same proportion to the Total Outstandings as such Lender’s Revolving Facility Commitment or the relevant Uncommitted Accordion Revolving Facility Commitment (as the case may be) bears to the Total Revolving Facility Commitments or the relevant Total Uncommitted Accordion Revolving Facility Commitments (as the case may be), each as at the date the notice is served under clause 27.20 (Acceleration).

(b)                                 If an amount outstanding under an Ancillary Facility is a contingent liability and that contingent liability becomes an actual liability or is reduced to zero after the original adjustment is made under paragraph (a) above, then each Lender and Ancillary Lender will make a further adjustment by corresponding transfers (to the extent necessary), to put themselves in the position they would have been in had the original adjustment been determined by reference to the actual liability or, as the case may be, zero liability and not the contingent liability.

(c)                                  Prior to the application of the provisions of paragraph (a) of this clause 7.6, an Ancillary Lender that has provided an overdraft comprising more than one account under an Ancillary Facility shall set-off any liabilities owing to it under such overdraft facility against credit balances on any account comprised in such overdraft facility.

(d)                                 All calculations to be made pursuant to this clause 7.6 shall be made by the Agent based upon information provided to it by the Lenders and Ancillary Lenders.

7.7                               Information

Each Borrower and each Ancillary Lender shall, promptly upon request by the Agent, supply the Agent with any information relating to the operation of an Ancillary Facility (including the Ancillary Outstandings) as the Agent may reasonably request from time to time.  Each

Borrower consents to all such information being released to the Agent and the other Finance Parties.

7.8                               Revolving Facility and Uncommitted Accordion Revolving Facility Commitment amounts

Notwithstanding any other term of this Agreement, each Lender shall ensure that at all times its Revolving Facility Commitment and its Uncommitted Accordion Revolving Facility Commitment is not less than its applicable Ancillary Commitment.

8                                         Bilateral Facilities

8.1                               Type of Facility

A Bilateral Facility may be by way of:

(a)                                 a foreign exchange facility; or

(b)                                 any other facility or accommodation required in connection with the business of the Group (other than any facility or accommodation for the purpose of or having the effect of a term loan or a revolving credit facility) and which is agreed by the Company with a Bilateral Lender.

8.2                               Availability

(a)                                 If a Borrower and a Bilateral Lender agree and except as otherwise provided in this Agreement, that Bilateral Lender may provide a Bilateral Facility to that Borrower.

(b)                                 The aggregate amount of all Bilateral Facilities shall at no time exceed the relevant Bilateral Limit.

(c)                                  The Company shall promptly notify the Agent of the establishment of a Bilateral Facility.

(d)                                 No amendment or waiver of a term of a Bilateral Facility shall require the consent of any Finance Party other than the relevant Bilateral Lender unless such amendment or waiver itself relates to or gives rise to a matter which would require an amendment of or under this Agreement (including, for the avoidance of doubt, under this clause).  In such a case, the provisions of this Agreement with regard to amendments and waivers will apply.

(e)                                  The Company shall notify the Agent and provide details of any material amendment or waiver of a term of any Bilateral Facility which does not require the consent of any Finance Party, no later than 14 days prior to the date of such amendment or waiver.

8.3                               Information

Each Borrower shall, promptly upon request by the Agent, supply the Agent with any information relating to the terms or operation of a Bilateral Facility as the Agent may reasonably request from time to time.  Each Borrower consents to all such information being released to the Agent and the other Finance Parties.

8.4                               Permitted Enforcement: Bilateral Lenders

(a)                                 For the purposes of this clause 8.4:

Bilateral Liabilities means the liabilities owed by a member of the Group to the Bilateral Lenders under the Bilateral Documents.

Enforcement Action means:

(i)                                     in relation to the Bilateral Liabilities:

(A)                               the acceleration of any Bilateral Liabilities or the making of any declaration that any Bilateral Liabilities are prematurely due and payable (other than as a result of it becoming unlawful for a Bilateral Lender to perform its obligations under, or of any voluntary or mandatory prepayment (or offer to prepay) arising under, the Bilateral Documents at any time when no Event of Default has occurred and is continuing);

(B)                               the making of any declaration that any Bilateral Liabilities are payable on demand;

(C)                               the making of a demand in relation to a Bilateral Liability that is payable on demand;

(D)                               the making of any demand against any member of the Group in relation to any guarantee of that member of the Group;

(E)                                the exercise of any right to require any member of the Group to acquire any Bilateral Liability (including exercising any put or call option against any member of the Group for the redemption or purchase of any Bilateral Liability but excluding any mandatory offer to prepay arising under the Bilateral Documents in respect of any Disposal Proceeds or Insurance Proceeds); or

(F)                                 the suing for, commencing or joining of any legal or arbitration proceedings against any member of the Group to recover any Bilateral Liabilities;

(ii)                                  the entering into of any composition, compromise, assignment or arrangement with any member of the Group which owes any Bilateral Liabilities, or has given a guarantee or indemnity or other assurance against loss in respect of the Bilateral Liabilities; or

(iii)                               the petitioning, applying or voting for, or the taking of any steps (including the appointment of any liquidator, receiver, administrator or similar officer) in relation to, the winding up, dissolution, administration or reorganisation of any member of the Group which owes any Bilateral Liabilities, or has given any guarantee, indemnity or other assurance against loss in respect of any of the Bilateral Liabilities, or any of such member of the Group’s assets or any suspension of payments or moratorium of any indebtedness of any such member of the Group, or any analogous procedure or step in any jurisdiction, except that the following shall not constitute Enforcement Action:

(A)                               the taking of any action falling within paragraphs (i)(E) or (iii) above which is necessary (but only to the extent necessary) to preserve the validity, existence or priority of claims in respect of Bilateral Liabilities, including the registration of such claims before any court or governmental authority and the bringing, supporting or joining of proceedings to prevent any loss of the right to bring, support or join proceedings by reason of applicable limitation periods; or

(B)                               a Party bringing legal proceedings against any person solely for the purpose of:

(1)                                 obtaining injunctive relief (or any analogous remedy outside England and Wales) to restrain any actual or putative breach of any Finance Document to which it is party;

(2)                                 obtaining specific performance (other than specific performance of an obligation to make a payment) with no claim for damages; or

(3)                                 requesting judicial interpretation of any provision of any Finance Document to which it is party with no claim for damages.

Insolvency Event means, in relation to any member of the Group:

(i)                                     any resolution is passed or order made for the winding up, dissolution, administration or reorganisation of that member of the Group, a moratorium is declared in relation to any indebtedness of that member of the Group or an administrator is appointed to that member of the Group;

(ii)                                  any composition, compromise, assignment or arrangement is made with any of its creditors;

(iii)                               the appointment of any liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of that member of the Group or any of its assets; or

(iv)                              any analogous procedure or step is taken in any jurisdiction.

(b)                                 Restriction on Enforcement: Bilateral Lenders

Subject to paragraph (c) below, so long as any of the Facilities (other than the Ancillary Facilities) are or may be outstanding, none of the Bilateral Lenders shall be entitled to take any Enforcement Action in respect of any of Bilateral Liabilities.

(c)                                  Permitted Enforcement: Bilateral Lenders

Each Bilateral Lender may take Enforcement Action if:

(i)                                   at the same time as, or prior to, that action, Enforcement Action has been taken in respect of the Facilities (other than the Ancillary Facilities), in which case the Bilateral Lenders may take the same Enforcement Action as has been taken in respect of those Facilities; or

(ii)                                at the same time as or prior to, that action, the consent of the Majority Lenders to that Enforcement Action is obtained; or

(iii)                             an Insolvency Event has occurred in relation to any member of the Group, in which case after the occurrence of that Insolvency Event, each Bilateral Lender shall be entitled (if it has not already done so) to exercise any right it may otherwise have in respect of that member of the Group to:

(A)                               accelerate any of that member of the Group’s Bilateral Liabilities or declare them prematurely due and payable on demand;

(B)                               make a demand under any guarantee, indemnity or other assurance against loss given by that member of the Group in respect of any Bilateral Liabilities;

(C)                               exercise any right of set off or take or receive any payment in respect of any Bilateral Liabilities of that member of the Group; or

(D)                               claim and prove in the liquidation of that member of the Group for the Bilateral Liabilities owing to it.

9                                         Repayment

9.1                               Repayment of Uncommitted Accordion Term Facility Loans

The Borrowers of any Uncommitted Accordion Facility Loan shall repay it in the amount and at the time specified in the relevant Uncommitted Accordion Facility Notice.

9.2                               Repayment of Revolving Facility Loans

(a)                                 Each Borrower which has drawn a Revolving Facility Loan shall repay that Loan on the last day of its Interest Period.

(b)                                 Without prejudice to each Borrower’s obligation under clause 9.2(a) above, if one or more Revolving Facility Loans are to be made available to a Borrower:

(i)                                     on the same day that a maturing Revolving Facility Loan is due to be repaid by that Borrower;

(ii)                                  in the same currency as the maturing Revolving Facility Loan (unless it arose as a result of the operation of clause 6.2 (Unavailability of a currency)); and

(iii)                               in whole or in part for the purpose of refinancing the maturing Revolving Facility Loan,

the aggregate amount of the new Loans shall be treated as if applied in or towards repayment of the maturing Revolving Facility Loan so that:

(A)                               if the amount of the maturing Revolving Facility Loan exceeds the aggregate amount of the new Revolving Facility Loans:

1)                                     the relevant Borrower will only be required to pay an amount in cash in the relevant currency equal to that excess; and

2)                                     each Lender’s participation (if any) in the new Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation (if any) in the maturing Revolving Facility Loan and that Lender will not be required to make its participation in the new Revolving Facility Loans available in cash; and

(B)                               if the amount of the maturing Revolving Facility Loan is equal to or less than the aggregate amount of the new Revolving Facility Loans:

1)                                     the relevant Borrower will not be required to make any payment in cash; and

2)                                     each Lender will be required to make its participation in the new Revolving Facility Loans available in cash only to the extent that its participation (if any) in the new Revolving Facility Loans exceeds that Lender’s participation (if any) in the maturing Revolving Facility Loan and the remainder of that Lender’s participation in the new Revolving Facility Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation in the maturing Revolving Facility Loan.

9.3                               Repayment of Uncommitted Accordion Revolving Facility Loans

(a)                                 Each Borrower which has drawn an Uncommitted Accordion Revolving Facility Loan shall repay that Loan on the last day of its Interest Period.

(b)                                 Without prejudice to each Borrower’s obligation under clause 9.3(a) above, if one or more Uncommitted Accordion Revolving Facility Loans are to be made available to a Borrower:

(i)                                     on the same day that a maturing Uncommitted Accordion Revolving Facility Loan is due to be repaid by that Borrower;

(ii)                                  in the same currency as the maturing Uncommitted Accordion Revolving Facility Loan (unless it arose as a result of the operation of clause 6.2 (Unavailability of a currency)); and

(iii)                               in whole or in part for the purpose of refinancing the maturing Uncommitted Accordion Revolving Facility Loan,

the aggregate amount of the new Loans shall be treated as if applied in or towards repayment of the maturing Uncommitted Accordion Revolving Facility Loan so that:

(A)                               if the amount of the maturing Uncommitted Accordion Revolving Facility Loan exceeds the aggregate amount of the new Uncommitted Accordion Revolving Facility Loans:

1)                                     the relevant Borrower will only be required to pay an amount in cash in the relevant currency equal to that excess; and

2)                                     each Lender’s participation (if any) in the new Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation (if any) in the maturing Uncommitted Accordion Revolving Facility Loan and that Lender will not be required to make its participation in the new Uncommitted Accordion Revolving Facility Loans available in cash; and

(B)                               if the amount of the maturing Uncommitted Accordion Revolving Facility Loan is equal to or less than the aggregate amount of the new Uncommitted Accordion Revolving Facility Loans:

1)                                     the relevant Borrower will not be required to make any payment in cash; and

2)                                     each Lender will be required to make its participation in the new Uncommitted Accordion Revolving Facility Loans available in cash only to the extent that its participation (if any) in the new Uncommitted Accordion Revolving Facility Loans exceeds that Lender’s participation (if any) in the maturing Uncommitted Accordion Revolving Facility Loans and the remainder of that Lender’s participation in the new Uncommitted Accordion Revolving Facility Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation in the maturing Uncommitted Accordion Revolving Facility Loan.

9.4                               Effect of cancellation and prepayment on scheduled repayments and reductions

If any Loans under an amortising Uncommitted Accordion Term Facility are prepaid in accordance with clause 10.1 (Illegality), clause 10.6 (Right of cancellation and repayment in relation to a single Lender) or clause 11.2 (Disposal and Insurance), then the amount of the Repayment Instalment for each Repayment Date falling after that prepayment will reduce pro rata by the amount of the Uncommitted Accordion Term Facility Loan prepaid unless otherwise agreed in the relevant Uncommitted Accordion Facility Commitment Notice.

10                                  Illegality, voluntary prepayment and cancellation

10.1                        Illegality

If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in any Loan:

(a)                                 that Lender, shall promptly notify the Agent upon becoming aware of that event;

(b)                                 upon the Agent notifying the Company, the Commitment of that Lender will be immediately cancelled; and

(c)                                  each Borrower shall repay that Lender’s participation in the Loans made to that Borrower on the last day of the then current Interest Period for each Loan occurring after the Agent has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

10.2                        Mandatory cancellation

All Available Commitments under a Facility shall automatically be cancelled at the end of the Availability Period in respect of that Facility.

10.3                        Voluntary cancellation

(a)                                 The Company may, if it gives the Agent not less than 3 Business Days’ (or such shorter period as the Majority Lenders may agree) prior written notice, cancel the whole or any part (being a minimum amount of $2,000,000, £1,500,000 or €2,000,000 (or its equivalent in any currency) and a multiple of $500,000 (or its equivalent in any currency)) of an Available Facility. Any cancellation under this clause 10.3 shall reduce the Commitments of the Lenders rateably under the relevant Facility.

(b)                                 Not used.

10.4                        Voluntary prepayment of Uncommitted Accordion Term Facility Loans

A Borrower may, if it gives the Agent not less than 3 Business Days (or such shorter period as the Majority Lenders may agree) prior written notice, prepay the whole or any part of an Uncommitted Accordion Term Facility Loan (but, if in part, being an amount that reduces the Base Currency Amount of the Uncommitted Accordion Facility Loan by a minimum amount of $500,000 (or its equivalent in any currency) and a multiple of $100,000 (or its equivalent in any currency)). In respect of any amortising Uncommitted Accordion Term Facility, prepayments which are made under this clause 10.4 shall be applied to reduce pro rata the relevant Repayment Instalments, unless otherwise agreed in the relevant Uncommitted Accordion Facility Commitment Notice.

10.5                        Voluntary prepayment of Revolving Facility Loans and Uncommitted Accordion Revolving Facility Loans

A Borrower to which a Revolving Facility Loan or Uncommitted Accordion Revolving Facility Loan has been made may, if it or the Company gives the Agent not less than 3 Business Days’ (or such shorter period as the Majority Lenders may agree) prior written notice, prepay the whole or any part of a Revolving Facility Loan or Uncommitted Accordion Revolving Facility Loan (but if in part, being a minimum amount of $2,000,000 (or its equivalent in any currency) and a multiple of $250,000 (or its equivalent in any currency)).

10.6                        Right of cancellation and repayment in relation to a single Lender

(a)                                 If:

(i)                                     any sum payable to any Lender by an Obligor is required to be increased under clause 17.2(c) (Tax gross-up); or

(ii)                                  any Lender claims indemnification from an Obligor under clause 17.3 (Tax indemnity) or clause 18.1 (Increased costs),

the Company may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender’s participation in the Loans.

(b)                                 On receipt of a notice referred to in clause 10.6(a) in relation to a Lender, the Commitment of that Lender shall immediately be reduced to zero.

(c)                                  On the last day of each Interest Period which ends after the Company has given notice under clause 10.6(a) in relation to a Lender (or, if earlier, the date specified by the Company in that notice), each Borrower to which a Loan is outstanding shall repay that Lender’s participation in that Loan together with all interest and other amounts accrued under the Finance Documents.

10.7                        Right of cancellation in relation to a Defaulting Lender

(a)                                 If any Lender becomes a Defaulting Lender, the Company may, at any time whilst the Lender continues to be a Defaulting Lender, give the Agent 10 Business Days’ notice of cancellation of each Available Commitment of that Lender.

(b)                                 On the notice referred to in clause 10.7(a) above becoming effective, each Available Commitment of the Defaulting Lender shall immediately be reduced to zero.

(c)                                  The Agent shall as soon as practicable after receipt of a notice referred to in clause 10.7(a) above, notify all the Lenders.

10.8                        Cash cover

To the extent that, under the terms of this Agreement, an Obligor is obliged to provide cash cover in respect of the Ancillary Facilities, it shall only be entitled to withdraw that cash cover if:

(a)                                 the Company delivers to the Agent a duly completed Withdrawal Request not later than 11am 14 days before the proposed date of withdrawal;

(b)                                 no Default is continuing; and

(c)                                  the amount so withdrawn is applied in immediate prepayment of the Ancillary Facilities.

11                                  Mandatory prepayment

11.1                        Exit:

Upon the occurrence of:

(a)                                 a Change of Control; or

(b)                                 the sale of all or substantially all of the assets of the Group whether in a single transaction or a series of related transactions,

the Facilities will be cancelled and all outstanding Loans and Ancillary Outstandings, together with accrued interest, and all other amounts accrued under the Finance Documents, shall become immediately due and payable.

11.2                        Disposal and Insurance

(a)                                 For the purposes of this clause 11.2:

Disposal means a sale, lease or licence (other than an occupational rack rent lease or licence), transfer, loan or other disposal by a person of any asset, undertaking or business (whether by a voluntary or involuntary single transaction or series of transactions).

Disposal Proceeds means the consideration receivable by any member of the Group (including any amount receivable in repayment of intercompany debt) for any Disposal made by any member of the Group except for Excluded Disposal Proceeds.

Excluded Disposal Proceeds means the proceeds of a Disposal from a Permitted Disposal.

Excluded Insurance Proceeds means any proceeds of an insurance claim:

(i)                                     which the Company notifies the Agent are, or are to be, applied:

(A)                               to meet a third party claim;

(B)                               to cover operating losses in respect of which the relevant insurance claim was made;

(C)                               to the replacement, reinstatement and/or repair of the assets or otherwise in amelioration of the loss in respect of which the relevant insurance claim was made; or

(D)                               by an Obligor to purchase assets useful to the business of the Obligors,

in each case as soon as reasonably practicable after receipt; or

(ii)                                  received prior to the Third Restatement Date and those which when aggregated together with the proceeds of all other insurance claims proceeds (excluding those referred to in (i)(A), (B) and (C) of this definition) received after the Third Restatement Date do not exceed $16,500,000 (or its equivalent) during the remaining term of this Agreement.

Insurance Proceeds means the proceeds of any insurance claim under any insurance maintained by any member of the Group except for Excluded Insurance Proceeds and after deducting any reasonable expenses in relation to that claim which are incurred by any member of the Group to persons who are not members of the Group.

(b)                                 The Company shall ensure (unless the Agent agrees in writing otherwise) that the Borrowers cancel Commitments and prepay Loans in the following amounts at the times and in the order of application contemplated by clause 11.3:

(i)                                     the amount of Disposal Proceeds; and

(ii)                                  the amount of Insurance Proceeds.

11.3                        Application

(a)                                 A prepayment and/or cancellation made under clause 11.2 shall be applied in the following order:

(i)                                     first in prepayment of any Uncommitted Accordion Term Facility Loans as contemplated in clause 11.3(b);

(ii)                                  second in pro rata cancellation of the Available Commitments under the Uncommitted Accordion Term Facilities (and the Available Commitment of

the Lenders under the Uncommitted Accordion Term Facilities will be cancelled rateably);

(iii)                               third, in pro rata prepayment of Revolving Facility Loans and any Uncommitted Accordion Revolving Facility Loans and pro rata cancellation of such Revolving Facility Commitments and the Uncommitted Accordion Revolving Facility Commitments; and

(iv)                              fourth, in pro rata prepayment and cancellation of the Ancillary Outstandings provided under the Revolving Facility and any Uncommitted Accordion Revolving Facility and pro rata cancellation of Ancillary Commitments provided under the Revolving Facility and any Uncommitted Accordion Revolving Facility.

(b)                                 A prepayment made under clause 11.2 shall prepay the Uncommitted Accordion Term Facility Loans as follows:

(i)                                     in prepayment of such Uncommitted Accordion Term Facility Loans pro rata: and

(ii)                                  if applicable, in reducing the relevant Repayment Instalment for each Repayment Date falling after the date of prepayment in the manner contemplated by clause 9.4 (Effect of cancellation and prepayment on scheduled repayments and reductions).

(c)                                  A prepayment relating to the amounts of Disposal Proceeds or Insurance Proceeds made under clause 11.2 shall be made promptly upon receipt of those proceeds.

12                                  Restrictions

12.1                        Notices of Cancellation or Prepayment

Any notice of cancellation, prepayment, authorisation or other election given by any Party under clause 10 (Illegality, voluntary prepayment and cancellation) or clause 11 (Mandatory prepayment) shall (subject to the terms of those clauses) be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

12.2                        Interest and other amounts

Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

12.3                        Not used.

12.4                        Reborrowing of the Revolving Facility and Uncommitted Accordion Revolving Facility

Unless a contrary indication appears in this Agreement, any part of the Revolving Facility and Uncommitted Accordion Revolving Facility which is prepaid or repaid may be reborrowed in accordance with the terms of this Agreement.

12.5                        No reborrowing of Uncommitted Accordion Term Loan Facility

Any part of an Uncommitted Accordion Term Loan Facility which is prepaid or repaid may be available to be reborrowed in accordance with clause 2.3 (Uncommitted Accordion Facility Commitments), but for avoidance of doubt does not remain available to be redrawn under the relevant Uncommitted Accordion Term Loan Facility.

12.6                        Prepayment in accordance with Agreement

Subject to clause 2.2 (Increase), no Borrower shall repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

12.7                        No reinstatement of Commitments

Subject to clause 2.2 (Increase), no amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

12.8                        Agent’s receipt of Notices

If the Agent receives a notice or election under clause 10 (Illegality, voluntary prepayment and cancellation) or clause 11 (Mandatory prepayment) it shall promptly forward a copy of that notice or election to either the Company or the affected Lender, as appropriate.

12.9                        Effect of Repayment and Prepayment on Commitments

If all or part of a Utilisation under a Facility is repaid or prepaid and is not available for redrawing (other than by operation of clause 4.2 (Further conditions precedent), an amount of the Commitments (equal to the Base Currency Amount of the amount of the Utilisation which is repaid or prepaid) in respect of that Facility will be deemed to be cancelled on the date of repayment or prepayment.  Any cancellation under this clause 12.9 shall reduce the Commitments of the Lenders rateably under that Facility.

13                                  Interest

13.1                        Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)                                 Margin; and

(b)                                 LIBOR or, in relation to any Loan in euro, EURIBOR.

13.2                        Payment of interest

The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than 6 Months, on the dates falling at 6 Monthly intervals after the first day of the Interest Period).

13.3                        Default interest

(a)                                 If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to clause 13.3(b), is 2% higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably).  Any interest accruing under this clause 13.3 shall be immediately payable by the Obligor on demand by the Agent.

(b)                                 If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)                                     the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)                                  the rate of interest applying to the overdue amount during that first Interest Period shall be 2% higher than the rate which would have applied if the overdue amount had not become due.

(c)                                  Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

13.4                        Notification of rates of interest

The Agent shall promptly notify the Lenders and the relevant Borrower (or the Company on its behalf) of the determination of a rate of interest under this Agreement.

14                                  Interest Periods

14.1                        Selection of Interest Periods and terms

(a)                                 A Borrower (or the Company on its behalf) may select an Interest Period for a Loan in the Utilisation Request for that Loan or (if the Loan is an Uncommitted Accordion Term Facility Loan and has already been borrowed) in a Selection Notice.

(b)                                 Each Selection Notice for an Uncommitted Accordion Term Facility Loan is irrevocable and must be delivered to the Agent by a Borrower not later than the Specified Time.

(c)                                  If a Borrower fails to deliver a Selection Notice to the Agent in accordance with clause 14.1(b), the relevant Interest Period will be 3 Months.

(d)                                 Subject to this clause 14, the Borrower (or the Company on its behalf) may select an Interest Period of 1, 2, 3 or 6 Months or any other period agreed between the Agent (acting on the instructions of all the Lenders in relation to the relevant Loan) and the Company. In addition a Borrower (or the Company on its behalf) may select an Interest Period of (in relation to an Uncommitted Accordion Term Facility which is an amortising facility) a period of less than three Months, if necessary to ensure that there are Uncommitted Accordion Term Facility Loans (with an aggregate Base Currency Amount equal to the Repayment Instalment) which have an Interest Period ending on a Repayment Date relating to the relevant Facility for the Borrowers to make the Repayment Instalment due on that date.

(e)                                  No Interest Period for a Loan shall extend beyond the Termination Date applicable to its Facility.

(f)                                   Each Interest Period for an Uncommitted Accordion Facility Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

(g)                                  A Revolving Facility Loan or Uncommitted Accordion Revolving Facility Loan has 1 Interest Period only.

14.2                        Changes to Interest Periods

(a)                                 Prior to determining the interest rate for an Uncommitted Accordion Term Facility Loan which is an amortising Loan, the Agent may shorten an Interest Period for any such Uncommitted Accordion Term Facility Loan to ensure there are sufficient such Uncommitted Accordion Term Facility Loans (with an aggregate Base Currency Amount equal to or greater than the relevant Repayment Instalment) which have an Interest Period ending on a Repayment Date for the Borrowers to make the relevant Repayment Instalment due on that date.

(b)                                 If the Agent makes any of the changes to an Interest Period referred to in this clause 14.2 it shall promptly notify the Company and the Lenders.

14.3                        Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

14.4                        Not used.

15                                  Changes to the calculation of interest

15.1                        Margin adjustment

(a)                                 If:

(i)                                     no Default is continuing;

(ii)                                  a period of at least 12 Months has expired since the Closing Date; and

(iii)                               Leverage in respect of the most recently completed Relevant Period (as evidenced by the last Compliance Certificate) is within the range set out below,

then the Margin for each Revolving Facility Loan will be the percentage per annum set out below in the column opposite that range:

Leverage	Margin % p.a.
Greater than 2.5:1	2.75
Less than or equal to 2.5:1, but greater than 2.0:1	2.50
Less than or equal to 2.0:1, but greater than 1.5:1	2.00
Less than or equal to 1.5:1 but greater than 1.0:1	1.75
Less than or equal to 1.0:1	1.50

(b)

(i)                                     Any increase or decrease in the Margin shall take effect on the date which is the first day of the Interest Period for each Revolving Facility Loan.

(ii)                                  If, following receipt by the Agent of the Annual Financial Statements of the Group and related Compliance Certificate, those statements and Compliance Certificate do not confirm the basis for a reduced Margin, then the provisions of clause 13.2 (Payment of interest) shall apply and the Margin for each Revolving Facility Loan shall be the percentage per annum determined in accordance with clause 15.1(a) and the revised ratio of Leverage calculated using the figures in the Compliance Certificate and the Company shall (or shall ensure the relevant Borrower shall) promptly pay to the Agent any amounts necessary to put the Lenders in the position they would have been in had the reduced Margin not have been applied during such period.

(iii)                               While a Default is continuing unremedied and unwaived, the Margin for each Revolving Facility Loan shall be the highest percentage per annum set out in clause 15.1(a) for a Revolving Facility Loan.

15.2                        Absence of quotations

Subject to clause 15.3, if LIBOR or, if applicable, EURIBOR is to be determined by reference to the Base Reference Banks but a Base Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR or EURIBOR shall be determined on the basis of the quotations of the remaining Base Reference Banks.

15.3                        Market disruption

(a)                                 If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender’s share of that Loan for the Interest Period shall be the percentage rate per annum which is the sum of:

(i)                                     the Margin; and

(ii)                                  the rate notified to the Agent by that Lender as soon as practicable and in any event by close of business on the date falling 2 Business Days after the Quotation Day (or, if earlier, on the date falling 2 Business Days prior to the date on which interest is due to be paid in respect of that Interest Period), to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select.

(b)                                 If:

(i)                                     the percentage rate per annum notified by a Lender pursuant to clause 15.3(a)(ii) above is less than LIBOR or, in relation to any Loan in euro, EURIBOR; or

(ii)                                  a Lender has not notified the Agent of a percentage rate per annum pursuant to clause 15.3(a)(ii) above,

the cost to that Lender of funding its participation in that Loan for that Interest Period shall be deemed, for the purposes of clause 15.3(a) above, to be LIBOR in relation to a loan in euro, EURIBOR.

(c)                                  In this Agreement:

Market Disruption Event means:

(i)                                     at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Base Reference Banks supplies a rate to the Agent to determine LIBOR or, if applicable, EURIBOR for the relevant currency and Interest Period or

(i)                                     before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 14 per cent. of that Loan) that the cost to it of funding its participation in that Loan from whatever source it may reasonably select would be in excess of LIBOR or, if applicable, EURIBOR

15.4                        Alternative basis of interest or funding

(a)                                 If a Market Disruption Event occurs and the Agent or the Company so requires, the Agent and the Company shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)                                 Any alternative basis agreed pursuant to clause 15.4(a) above shall, with the prior consent of all the Lenders and the Company, be binding on all Parties.

15.5                        Break Costs

(a)                                 Each Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)                                 Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

16                                  Fees

16.1                        Commitment fee

(a)                                 The Company shall pay to the Agent (for the account of each Lender) a fee in the Base Currency computed at the rate of 40% of the applicable Margin on that Lender’s Available Commitment under the Revolving Facility for the Availability Period.

(b)                                 The accrued commitment fee is payable on the last day of each successive period of 3 Months which ends during the Availability Period, on the Closing Date, on the last day of the Availability Period and on the cancelled amount of the relevant Lender’s Available Commitment at the time the cancellation is effective.

16.2                        Participation fee

The Company shall pay to the Original Lenders a participation fee in the amount and at the times agreed in a Fee Letter.

16.3                        Agency fee

The Company shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

16.4                        Interest, commission and fees on Ancillary Facilities

The rate and time of payment of interest, commission, fees and any other remuneration in respect of each Ancillary Facility shall be determined by agreement between the relevant Ancillary Lender and the Borrower of that Ancillary Facility based upon normal market rates and terms.

16.5                        Interest, commission and fees on Bilateral Facilities

The rate and time of payment of interest, commission, fees and any other remuneration in respect of each Bilateral Facility shall be determined by agreement between the relevant Bilateral Lender and the Borrower of that Bilateral Facility based upon normal market rates and terms.

17                                  Tax gross up and indemnities

17.1                        Definitions

In this Agreement:

FATCA means Sections 1471 through 1474 of the Internal Revenue Code, and any regulations thereunder and official interpretations thereof.

Non-US Finance Party means a Finance Party that is not a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code.

Protected Party means a Finance Party which is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable or accruing (or any sum deemed for the purposes of Tax to be received or receivable or accruing) under a Finance Document.

Qualifying Lender means:

(i)                                     a Lender (other than a Lender within (ii) below) which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is:

(A)                               a Lender:

(1)                                 which is a bank (as defined for the purpose of section 879 of ITA) making an advance under a Finance Document; or

(2)                                 in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 879 of ITA) at the time that that advance was made, and which is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance;

(B)                               a Lender which is:

(1)                                 a company resident in the United Kingdom for United Kingdom tax purposes;

(2)                                 a partnership each member of which is:

(a)                                 a company so resident in the United Kingdom; or

(b)                                 a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA;

(3)                                 a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or

(C)                               a Treaty Lender; or

(ii)                                  a building society (as defined for the purposes of section 880 of the ITA) making an advance under a Finance Document.

Tax Confirmation means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)                                 a company resident in the United Kingdom for United Kingdom tax purposes;

(b)                                 a partnership each member of which is:

(i)                                     a company so resident in the United Kingdom; or

(ii)                                  a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)                                  a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.

Tax Credit means a credit against, relief or remission for, or repayment of, any Tax.

Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

Tax Payment means either the increase in a payment made by an Obligor to a Finance Party under clause 17.2 or a payment under clause 17.3.

Treaty Lender means a Lender which:

(a)                                 is treated as a resident of a Treaty State for the purposes of the Treaty;

(b)                                 does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Loan is effectively connected; and

(c)                                  fulfils any other conditions that must be fulfilled under the relevant Treaty by residents of that Treaty State for such residents to obtain exemption from taxation of interest imposed by the United Kingdom, assuming for these purposes that all relevant procedural steps and formalities have been duly completed.

Treaty State means a jurisdiction having a double taxation agreement (Treaty) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

UK Non-Bank Lender means a Lender which gives a Tax Confirmation in the Assignment Agreement or Transfer Certificate which it executes on becoming a Party.

Unless a contrary indication appears, in this clause 17 a reference to determines or determined means a determination made in the absolute discretion of the person making the determination, acting in good faith.

17.2                        Tax gross-up

(a)                                 Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)                                 The Company shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly.  Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender.  If the Agent receives such notification from a Lender it shall notify the Company and that Obligor.

(c)                                  If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)                                 A payment shall not be increased under clause 17.2(c) by reason of a Tax Deduction on account of Tax imposed by the United Kingdom from a payment of interest on a Loan, or an amount treated as interest on a loan for Tax purposes, if on the date on which the payment falls due:

(i)                                     the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice or published concession of any relevant taxing authority;

(ii)                                  the relevant Lender is a Qualifying Lender solely by virtue of paragraph (i)(B) of the definition of Qualifying Lender and:

(A)                               an officer of HM Revenue & Customs has given (and not revoked) a direction (Direction) under section 931 of ITA which relates to that payment and that Lender has received from the Obligor making the payment or from the Company a certified copy of that Direction; and

(B)                               the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made;

(iii)                               the relevant Lender is a Qualifying Lender solely by virtue of paragraph (i)(B) of the definition of Qualifying Lender and:

(A)                               the relevant Lender has not given a Tax Confirmation to the Company; and

(B)                               the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the Company, on the basis that the Tax Confirmation would have enabled the Company to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA;

~~(iv)~~                              the relevant Lender is a Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under clause 17.2(g); or

~~(v)~~                                 the relevant Lender is a Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender not granted a sub-participation to a person who, if that person had been a Lender, would not be a Qualifying Lender with regard to that payment but on that date that subparticipant is, if that person had been a Lender, not a Qualifying Lender (or, has ceased to be a Qualifying Lender) other than as a result of any change after the date it became a sub-participant in (or in the official interpretation, administration or application of) any law or treaty, or any published practice or published concession of any relevant taxing authority.  For the avoidance of doubt there shall be no obligation on a Finance Party to disclose any sub-participation to any Obligor.

(e)                                  If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(f)                                   Within 28 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment a statement under section 975 of the ITA or other evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(g)

(i)                                     Subject to clause 17.2(g)(ii) below, a Treaty Lender and each Obligor which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction

(ii)                                  Nothing in clause 17.2(g)(i) above shall require a Treaty Lender to:

(A)                               register under the HMRC DT Treaty Passport scheme;

(B)                               apply the HMRC DT Treaty Passport scheme to any Loan if it has so registered; or

(C)                               file Treaty forms if it has included an indication to the effect that it wishes the HMRC DT Treaty Passport scheme to apply to this Agreement in accordance with clause 17.2(i) below or clause 17.7(a), and the Obligor making that payment has not complied with its obligations under clause 17.2(j) or clause 17.7(b).

(h)                                 A UK Non-Bank Lender shall promptly notify the Company and the Agent if there is any change in the position from that set out in the Tax Confirmation.

(i)                                     A Treaty Lender which becomes a Party on the day on which this Agreement is entered into that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall include an indication to that effect (for the benefit of the Agent and without liability to any Obligor) by including its scheme reference number and its jurisdiction of tax residence opposite its name in part 3 - (The Original Lenders) of schedule 1.

(j)                                    Where a Lender includes the indication described in clause 17.2(i) above in part 3 - (The Original Lenders) of schedule 1:

(i)                                     each Original Borrower shall, to the extent that that Lender is a Lender under the Facility made available to that Original Borrower pursuant to clause 2.1 (The Facilities), file a duly completed form DTTP2 in respect of such Lender with HM Revenue & Customs within 30 days of the date of this Agreement and shall promptly provide the Lender with a copy of that filing; and

(ii)                                  each Additional Borrower shall, to the extent that that Lender is a Lender under the Facility made available to that Additional Borrower pursuant to clause 2.1 (The Facilities), file a duly completed form DTTP2 in respect of such Lender with HM Revenue & Customs within 30 days of becoming an Additional Borrower and shall promptly provide the Lender with a copy of that filing.

(k)                                 If a Lender has not included an indication to the effect that it wishes the HMRC DT Treaty Passport scheme to apply to this Agreement in accordance with clause 17.2(i) above or clause 17.7(a), no Obligor shall file any form relating to the HMRC DT

Treaty Passport scheme in respect of that Lender’s Commitments or its participation in any Loan.

(l)                                     A payment shall not be increased under clause 17.2(c) by reason of a Tax Deduction on account of Tax imposed by the United States from a payment of a Loan (i) pursuant to FATCA or (ii) attributable to the failure by a Finance Party to deliver the applicable US tax forms in accordance with clause 17.9.

17.3                        Tax indemnity

(a)                                 Each Obligor shall, within 3 Business Days of demand by the Agent, pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)                                 Clause 17.3(a) shall not apply:

(i)                                     with respect to any Tax assessed on a Finance Party:

(A)                               under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)                               under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)                                  to the extent a loss, liability or cost:

(A)                               is compensated for by an increased payment under clause 17.2; or

(B)                               would have been compensated for by an increased payment under clause 17.2 but was not so compensated solely because one of the exclusions in clause 17.2(d) or clause 17.2(l) applied.

(c)                                  A Protected Party making, or intending to make a claim under clause 17.3(a) shall promptly notify the Agent of the event which will give, or has given, rise to the claim, and will give details of the amount claimed following which the Agent shall notify the Company.

(d)                                 A Protected Party shall, on receiving a payment from an Obligor under this clause 17.3, notify the Agent.

17.4                        Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)                                 a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part or to that Tax Payment; and

(b)                                 that Finance Party has obtained, utilised and retained that Tax Credit,

the Finance Party shall (provided that no Default is continuing) pay an amount to the Obligor as soon as reasonably practicable from the date on which it has acting reasonably determined that it has obtained, utilised and retained such Tax Credit which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

17.5                        Refund of Tax Deduction

If a Borrower incorporated in the United Kingdom makes a Tax Deduction in respect of tax imposed by the United Kingdom on interest from a payment of interest to a Treaty Lender, and clause 17.2 (Tax gross-up) applies to increase the amount of the payment due to that Treaty Lender from that Borrower, such Borrower shall promptly provide the Treaty Lender with an executed original certificate, in the form required by HM Revenue & Customs, evidencing the Tax Deduction.  The Treaty Lender shall, within a reasonable period following receipt of such certificate, apply to HM Revenue & Customs for a refund of the amount of the Tax and following receipt of this refund shall inform the Borrower of such receipt within a reasonable period of such receipt. This clause 17.5 shall not require a Treaty Lender to apply for a refund of the amount of the Tax Deduction if the procedural formalities required in relation to making such an application are materially more onerous or require the disclosure of materially more information than the procedural formalities required by HM Revenue & Customs as at the date of this Agreement in relation to such an application.

17.6                        Lender Status Confirmation

Each Lender which becomes a Party to this Agreement after the date of this Agreement shall indicate, in the Transfer Certificate, Assignment Agreement, an Increase Confirmation or Uncommitted Accordion Facility Commitment Notice which it executes on becoming a Party, and for the benefit of the Agent and without liability to any Obligor, which of the following categories it falls in:

(a)                                 not a Qualifying Lender;

(b)                                 a Qualifying Lender (other than a Treaty Lender); or

(c)                                  a Treaty Lender.

If a New Lender fails to indicate its status in accordance with this clause 17.6 then such New Lender shall be treated for the purposes of this Agreement (including each Obligor) as if it is not a Qualifying Lender until such time as it notifies the Agent which category applies (and the Agent, upon receipt of such notification, shall inform the Company).  For the avoidance of doubt, a Transfer Certificate, Assignment Agreement, Increase Confirmation or Uncommitted Accordion Facility Commitment Notice shall not be invalidated by any failure of a Lender to comply with this clause 17.6.

17.7                        HMRC DT Treaty Passport scheme confirmation

(a)                                 A New Lender or an Increase Lender that is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall include an indication to that effect (for the benefit of the Agent and without liability to any Obligor) in the Transfer Certificate, Assignment Agreement or Increase Confirmation or Uncommitted Accordion Facility Commitment Notice which it executes by including its scheme reference number and its jurisdiction of tax residence in that Transfer Certificate, Assignment Agreement, Increase Confirmation or Uncommitted Accordion Facility Commitment Notice.

(b)                                 Where a New Lender or an Increase Lender includes the indication described in clause 17.7(a) above in the relevant Transfer Certificate, Assignment Agreement, Increase Confirmation or Uncommitted Accordion Facility Commitment Notice:

(i)                                     each Borrower which is a Party as a Borrower as at the relevant Transfer Date or the date on which the increase in Total Commitments described in the relevant Increase Confirmation or Uncommitted Accordion Facility Commitment Notice takes effect shall, to the extent that that New Lender or Increase Lender becomes a Lender under the Facility which is made available to that Borrower pursuant to clause 2.1 (The Facilities), file a duly completed form DTTP2 in respect of such Lender with HM Revenue & Customs within 30 days of that Transfer Date or that date on which the increase in Total Commitments takes effect and shall promptly provide the Lender with a copy of that filing; and

(ii)                                  each Additional Borrower which becomes an Additional Borrower after the relevant Transfer Date or the date on which the increase in Total Commitments described in the relevant Increase Confirmation or Uncommitted Accordion Facility Commitment Notice takes effect shall, to the extent that that New Lender or Increase Lender is a Lender under the Facility which is made available to that Additional Borrower pursuant to clause 2.1 (The Facilities), file a duly completed form DTTP2 in respect of such Lender with HM Revenue & Customs within 30 days of becoming an Additional Borrower and shall promptly provide the Lender with a copy of that filing.

17.8                        Co-operation

In the event that it is necessary for any procedural formalities to be completed to allow an Obligor to make a payment of interest on a Loan to a Treaty Lender without a Tax Deduction, the Obligor and the Treaty Lender shall co-operate to procure the filing of any relevant tax forms including (to the extent applicable and available under the prevailing law, and only where the HMRC DT Treaty Passport scheme does not apply to a Loan), an application form for an Obligor to obtain authorisation to pay interest to a Treaty Lender without a Tax Deduction in respect of tax imposed by the United Kingdom on interest, and where reasonably practicable such filing shall be made before the end of the relevant Interest Period. Nothing in this clause shall require a Treaty Lender to:

(a)                                 register under the HMRC DT Treaty Passport scheme; or

(b)                                 apply the HMRC DT Treaty Passport scheme to any Loan if it has so registered; or

(c)                                  file Treaty forms if it has included an indication to the effect that it wishes the HMRC DT Treaty Passport scheme to apply to this Agreement in accordance with clause 17.2(i) or clause 17.7(a), and the Obligor making that payment has not complied with its obligations under clause 17.2(j) or clause 17.7(b).

17.9                        US tax forms

(a)                                 Each Finance Party that is a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code shall deliver to each applicable Obligor and the Agent executed originals of US Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable law or reasonably requested by the applicable Obligor or the Agent as will enable such Obligor or the Agent, as the case may be, certifying to such Finance Party’s exemption from US backup withholding and/or information reporting requirements.

(b)                                 Each Non-US Finance Party shall deliver to each applicable Obligor and the Agent (in such number of copies as shall be requested by the recipient) as soon as reasonably practicable following the date on which such Non-US Finance Party becomes a Finance Party under this Agreement, but no later than three Business Days prior to the date the first payment is due under the Finance Documents to that Non-US Finance Party (and from time to time thereafter upon the request of such Obligor or the Agent), whichever of the following is applicable:

(i)                                     properly completed and duly executed originals of US Internal Revenue Service Form W-8BEN (claiming a complete exemption from United States withholding tax on payments made to such Non-US Finance Party pursuant to the Finance Documents under the benefits of an applicable income tax treaty);

(ii)                                  properly completed and duly executed originals of US Internal Revenue Service Form W-ECI (claiming a complete exemption from United States withholding tax because payments made to such Non-US Finance Party pursuant to the Finance Documents are effectively connected with a US trade or business);

(iii)                               properly completed and duly executed originals of US Internal Revenue Service Form W-8IMY and all required supporting documentation (claiming a complete exemption from United States withholding tax because payments made to such Non-US Finance Party pursuant to the Finance Documents); or

(iv)                              in the case of a Non-US Finance Party claiming the benefits of the exemption for portfolio interest under Sections 871(h) or 881(c) of the Internal Revenue Code, (x) a certificate to the effect that such Non-US Finance Party is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code and (y) properly completed and duly executed originals of US Internal Revenue Service Form W-8BEN.

(c)                                  If a payment made by any Obligor hereunder or under any other Finance Document would be subject to United States withholding tax imposed pursuant to FATCA (including those contained in Sections 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Finance Party shall use commercially reasonable efforts to deliver to such Obligor and the Agent, as reasonably requested by such Obligor, (A) two properly completed and duly executed original certifications prescribed by applicable law and/or reasonably satisfactory to such Obligor and the Agent that establish that such payment is exempt from United States withholding tax imposed pursuant to FATCA and (B) any other documentation reasonably requested by such Obligor sufficient for such Obligor and the Agent to comply with their obligations under FATCA and to determine that such Finance Party has complied with such applicable reporting and other requirements of FATCA.

17.10                 Stamp taxes

The Obligors shall pay and, within 3 Business Days of demand, indemnify each Secured Party and Arrangers against any cost, loss or liability that Secured Party or Arrangers incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document provided that this clause 17.10 shall not apply in respect of any stamp duty, registration and other similar Taxes which are payable in respect of an assignment transfer or other alienation of any kind by a Lender of any of its rights and/or obligations under a Finance Document.

17.11                 Value added tax

(a)                                 All amounts set out or expressed in a Finance Document to be payable by any Party to a Finance Party which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, subject to clause 17.11(b), if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (and such Finance Party shall promptly provide an appropriate VAT invoice to such Party).

(b)                                 If VAT is or becomes chargeable on any supply made by any Finance Party (Supplier) to any other Finance Party (Recipient) under a Finance Document, and any Party other than the Recipient (Subject Party) is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration), such Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT.  The Recipient will promptly pay to the Subject Party an amount equal to any credit or repayment obtained by the Recipient from the relevant tax authority which the Recipient reasonably determines is in respect of such VAT.

(c)                                  Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)                                 Any reference in this clause 17.11 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the Value Added Tax Act 1994).

17.12                 FATCA Information

(a)                                 Subject to clause 17.12(c), each Party shall, within 10 Business Days of a reasonable request by another Party:

(i)                                     confirm to that other Party whether it is:

(A)                               a FATCA Exempt Party; or

(B)                               not a FATCA Exempt Party; and

(ii)                                  supply to that other Party such forms, documentation and other information relating to its status under FATCA (including its applicable pass thru percentage or other information required under the Treasury Regulations or other official guidance including intergovernmental agreements) as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA.

(b)                                 If a Party confirms to another Party pursuant to clause 17.12(a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)                                  Clause 17.12(a) above shall not oblige any Finance Party to do anything which would or might in its reasonable opinion constitute a breach of:

(i)                                     any law or regulation;

(ii)                                  any policy of that Finance Party;

(iii)                               any fiduciary duty; or

(iv)                              any duty of confidentiality.

(d)                                 If a Party fails to confirm its status or to supply forms, documentation or other information requested in accordance with clause 17.12(a) (including, for the avoidance of doubt, where clause 17.12(c) applies), then:

(i)                                     if that Party failed to confirm whether it is (and/or remains) a FATCA Exempt Party then such Party shall be treated for the purposes of the Finance Documents as if it is not a FATCA Exempt Party; and

(ii)                                  if that Party failed to confirm its applicable passthru percentage then such Party shall be treated for the purposes of the Finance Documents (and payments made thereunder) as if its applicable passthru percentage is 100%, until (in each case) such time as the Party in question provides the requested confirmation, forms, documentation or other information.

18                                  Increased costs

18.1                        Increased costs

(a)                                 Subject to clause 18.3 the Obligors shall, within 3 Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(i)                                     the introduction or implementation, suspension or revocation of or any change in (or in the interpretation, administration or application of) any law or regulation; or

(ii)                                  compliance with any law or regulation,

occurring or made, as applicable, after the date of this Agreement.

(b)                                 In this Agreement Increased Costs means:

(i)                                     a reduction in the rate of return from a Facility or on a Finance Party’s (or its Affiliate’s) overall capital; or

(ii)                                  an additional or increased cost,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or an Ancillary Commitment or funding or performing its obligations under any Finance Document.

18.2                        Increased cost claims

(a)                                 A Finance Party intending to make a claim pursuant to clause 18.1 shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Company.

(b)                                 Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

18.3                        Exceptions

(a)                                 Clause 18.1 does not apply to the extent any Increased Cost is:

(i)                                     attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)                                  compensated for by clause 17.3 (Tax indemnity) (or would have been compensated for under clause 17.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in clause 17.3(b) (Tax indemnity) applied); or

(iii)                               attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

(b)                                 In this clause 18.3 reference to a Tax Deduction has the same meaning given to the term in clause 17.1 (Definitions).

19                                  Other indemnities

19.1                        Currency indemnity

(a)                                 If any sum due from an Obligor under the Finance Documents (Sum), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (First Currency) in which that Sum is payable into another currency (Second Currency) for the purpose of:

(i)                                     making or filing a claim or proof against that Obligor; or

(ii)                                  obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within 3 Business Days of demand by the Agent, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)                                 Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable (or in which it is otherwise determined to be payable pursuant to clause 34.10 (Change of currency).

19.2                        Other indemnities

(a)                                 The Company shall (or shall ensure that an Obligor will), within 3 Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by it as a result of:

(i)                                     the occurrence of any Event of Default;

(ii)                                  a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of clause 33 (Sharing among the Finance Parties);

(iii)                               funding, or making arrangements to fund, its participation in a Loan requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of gross negligence or wilful default by that Finance Party alone); or

(iv)                              a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower (or the Company on its behalf).

19.3                        Indemnity to the Agent

Each Obligor will, within 3 Business Days of demand, indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(a)                                 investigating any event which it reasonably believes is a Default; or

(b)                                 acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

20                                  Mitigation by the Lenders

20.1                        Mitigation

(a)                                 Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of clause 10.1 (Illegality), clause 17 (Tax gross up and indemnities), clause 18 (Increased costs), including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)                                 Clause 20.1(a) does not in any way limit the obligations of any Obligor under the Finance Documents.

20.2                        Limitation of liability

(a)                                 The Company shall (or shall ensure that an Obligor will), within 3 Business Days of demand indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under clause 20.1.

(b)                                 A Finance Party is not obliged to take any steps under clause 20.1 if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

21                                  Costs and expenses

21.1                        Transaction expenses

The Company shall promptly on demand pay the Agent and the Arrangers the amount of all costs and expenses (including legal fees subject to any cap previously agreed between the Company and the Agent) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution, syndication and perfection of:

(a)                                 this Agreement and any other documents referred to in this Agreement; and

(b)                                 any other Finance Documents executed after the date of this Agreement.

21.2                        Amendment costs

If:

(a)                                 an Obligor requests an amendment, waiver or consent; or

(b)                                 an amendment is required pursuant to clause 34.10 (Change of currency),

the Company shall, within 3 Business Days of demand, reimburse the Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement.

21.3                        Enforcement and preservation costs

The Company shall, within 3 Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of, or the preservation of, any rights under any Finance Document.

22                                  Guarantee and indemnity

22.1                        Guarantee and indemnity

Each Guarantor irrevocably and unconditionally jointly and severally:

(a)                                 guarantees to each Finance Party punctual performance by each other Obligor of all that Obligor’s obligations under the Finance Documents;

(b)                                 undertakes with each Finance Party that whenever another Obligor does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)                                  agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of an Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due.  The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this clause 22 if the amount claimed had been recoverable on the basis of a guarantee.

22.2                        Continuing Guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

22.3                        Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any Security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this clause 22 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

22.4                        Waiver of defences

The obligations of each Guarantor under this clause 22 will not be affected by an act, omission, matter or thing which, but for this clause 22, would reduce, release or prejudice any of its obligations under this clause 22 (without limitation and whether or not known to it or any Finance Party) including:

(a)                                 any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)                                 the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)                                  the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or Security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any Security;

(d)                                 any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)                                  any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or Security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or Security;

(f)                                   any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or Security; or

(g)                                  any insolvency or similar proceedings.

22.5                        Guarantor Intent

Without prejudice to the generality of clause 22.4, each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following:

(a)                                 business acquisitions of any nature;

(b)                                 increasing working capital;

(c)                                  enabling investor distributions to be made;

(d)                                 carrying out restructurings;

(e)                                  refinancing existing facilities;

(f)                                   refinancing any other indebtedness;

(g)                                  making facilities available to new borrowers;

(h)                                 any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and

(i)                                     any fees, costs and/or expenses associated with any of the foregoing.

22.6                        Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or Security or claim payment from any person before claiming from that Guarantor under this clause 22.  This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

22.7                        Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)                                 refrain from applying or enforcing any other moneys, Security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)                                 hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this clause 22.

22.8                        Deferral of Guarantors’ rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this clause 22 :

(a)                                 to be indemnified by an Obligor;

(b)                                 to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents;

(c)                                  to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or Security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)                                 to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under clause 22.1 (Guarantee and indemnity);

(e)                                  to exercise any right of set-off against any Obligor; and/or

(f)                                   to claim or prove as a creditor of any Obligor in competition with any Finance Party.

If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with clause 34 (Payment mechanics).

22.9                        Release of Guarantors’ right of contribution

If any Guarantor (Retiring Guarantor) ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:

(a)                                 that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(b)                                 each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other Security taken pursuant to, or in connection with, any Finance Document where such rights or Security are granted by or in relation to the assets of the Retiring Guarantor.

22.10                 US Guarantors

(a)                                 Each US Guarantor acknowledges that:

(i)                                     it will receive valuable direct or indirect benefits as a result of the transactions financed by the Finance Documents;

(ii)                                  those benefits will constitute reasonably equivalent value and fair consideration for the purpose of any Fraudulent Transfer Law;

(iii)                               each Lender has acted in good faith in connection with the guarantee given by that US Guarantor and the transactions contemplated by the Finance Documents; and

(iv)                              it has not incurred and does not intend to incur debts beyond its ability to pay as they mature.

(b)                                 Each Lender agrees that each US Guarantor’s liability under this clause is limited to the extent (if any) necessary so that no obligation of, or payment by, any US Guarantor under this clause is subject to avoidance or turnover under any Fraudulent Transfer Law.

(c)                                  Each US Guarantor represents and warrants to each Lender that:

(i)                                     the aggregate amount of its debts (including its obligations under the Finance Documents (other than obligations that are, at the relevant time, wholly contingent or prospective)) is less than the aggregate value (being the lesser of fair valuation and present fair saleable value) of its assets;

(ii)                                  its capital is not unreasonably small to carry on its business as it is being conducted;

(iii)                               it has not incurred and does not intend to incur debts beyond its ability to pay as they become due; and

(iv)                              it has not made a transfer or incurred any obligation under any Finance Document with the intent to hinder, delay or defraud any of its present or future creditors.

22.11                 Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or Security now or subsequently held by any Finance Party.

22.12                 Guarantee Limitations

This guarantee does not apply to any liability to the extent that it would result in this guarantee constituting unlawful financial assistance within the meaning of sections 678 or 679 of the CA2006 or any equivalent and applicable provisions under the laws of the jurisdiction of incorporation of the relevant Guarantor and, with respect to any Additional Guarantor, is subject to any limitations set out in the Accession Deed applicable to such Additional Guarantor.

23                                  Representations

23.1                        General

Each Obligor makes the representations and warranties set out in this clause 23 to each Finance Party.

23.2                        Status

(a)                                 It and each of its Subsidiaries is a limited liability corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b)                                 It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

23.3                        Binding obligations

Subject to the Legal Reservations the obligations expressed to be assumed by it in each Transaction Document to which it is a party are legal, valid, binding and enforceable obligations.

23.4                        Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Transaction Documents do not and will not conflict with:

(a)                                 any law or regulation applicable to it;

(b)                                 the constitutional documents of any member of the Group; or

(c)                                  any agreement or instrument binding upon it or any member of the Group or any of its or any member of the Group’s assets or constitute a default or termination event (however described) under any such agreement or instrument unless such conflict, default or termination event would not have or is not reasonably likely to have a Material Adverse Effect.

23.5                        Power and authority

(a)                                 It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Transaction Documents to which it is or will be a party and the transactions contemplated by those Transaction Documents.

(b)                                 No limit on its powers will be exceeded as a result of the borrowing, grant of Security or giving of guarantees or indemnities contemplated by the Transaction Documents to which it is a party.

23.6                        Validity and admissibility in evidence

(a)                                 All Authorisations required:

(i)                                     to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party; and

(ii)                                  to make the Transaction Documents to which it is a party admissible in evidence in its Relevant Jurisdictions,

have been obtained or effected and are in full force and effect except any Authorisation referred to in clause 23.9 (No filing or stamp taxes).

(b)                                 All Authorisations necessary for the conduct of the business, trade and ordinary activities of the members of the Group have been obtained or effected and are in full force and effect if failure to obtain or effect those Authorisations has or is reasonably likely to have a Material Adverse Effect.

23.7                        Governing law and enforcement

(a)                                 The choice of governing law of the Finance Documents will be recognised and enforced in its Relevant Jurisdictions.

(b)                                 Any judgment obtained in relation to a Finance Document in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in its Relevant Jurisdictions.

23.8                        Insolvency

(a)                                 No:

(i)                                     corporate action, legal proceeding or other procedure or step described in clause 27.7(a) (Insolvency proceedings); or

(ii)                                  creditors’ process described in clause 27.8 (Creditors’ process),

has been taken or, so far as it is aware, threatened in relation to an Obligor or a Material Subsidiary.

(b)                                 No corporate action, legal proceeding or other procedure or step described in clause 27.7(b) (Insolvency proceedings) has been taken or, so far as it is aware, threatened in relation to an Obligor or a Material Subsidiary incorporated in the US.

(c)                                  None of the circumstances described in clause 27.6 (Insolvency) applies to an Obligor or a Material Subsidiary.

23.9                        No filing or stamp taxes

Under the laws of its Relevant Jurisdiction it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents except for those registrations specifically set out in any legal opinion delivered to the Agent pursuant to clause 4.1 (Initial conditions precedent).

23.10                 Deduction of Tax

It is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document to a Lender which is:

(a)                                 a Qualifying Lender:

(i)                                     falling within paragraph (i)(A) of the definition of Qualifying Lender;

(ii)                                  except where a Direction has been given under section 931 of the ITA in relation to the payment concerned, falling within paragraph (i)(B) of the definition of Qualifying Lender; or

(iii)                               falling within paragraph (ii) of the definition of Qualifying Lender or;

(b)                                 a Treaty Lender and the payment is one specified in a direction given by the Commissioners of Revenue & Customs under Regulation 2 of the Double Taxation Relief (Taxes on Income) (General) Regulations 1970 (SI 1970/488).

23.11                 No default

(a)                                 No Event of Default and, on the date of this Agreement and the Closing Date, no Default is continuing or is reasonably likely to result from the making of any Loan or the entry into, the performance of, or any transaction contemplated by, any Transaction Document.

(b)                                 No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries’) assets are subject which has or is reasonably likely to have a Material Adverse Effect.

23.12                 No misleading information

(a)                                 All factual information contained in the Information Package was true and accurate in all material respects as at the date of the relevant report or document containing the information or (as the case may be) as at the date the information is expressed to be given.

(b)                                 Not used.

(c)                                  Any financial projection or forecast contained in the Information Package has been prepared on the basis of recent historical information and on the basis of reasonable assumptions and was fair (as at the date of the relevant report or document containing the projection or forecast) and arrived at after careful consideration (it being acknowledged by the Finance Parties that financial projections or forecasts are subject to uncertainties and contingencies and no representation or warranty is given that such financial projections or forecasts will be realised).

(d)                                 The expressions of opinion or intention provided by or on behalf of an Obligor for the purposes of the Information Package were made after careful consideration and (as at the date of the relevant report or document containing the expression of opinion or intention) were fair and based on reasonable grounds.

(e)                                  No event or circumstance has occurred or arisen and no information has been omitted from the Information Package and no information has been given or withheld that results in the information, opinions, intentions, forecasts or projections contained in the Information Package being untrue or misleading in any material respect.

(f)                                   All material information provided to a Finance Party by or on behalf of the Group on or before the date of this Agreement and not superseded before that date (whether or not contained in the Information Package) is accurate and not misleading in any material respect and all projections provided to any Finance Party on or before the date of this Agreement have been prepared in good faith on the basis of assumptions which were reasonable at the time at which they were prepared and supplied.

(g)                                  All other written information provided by the Company to a Finance Party was true, complete and accurate in all material respects as at the date it was provided and is not misleading in any material respect.

23.13                 Original Financial Statements

(a)                                 Its Original Financial Statements were prepared in accordance with the Accounting Principles consistently applied.

(b)                                 Its unaudited Original Financial Statements fairly represent its financial condition and results of operations for the relevant period in accordance with basis of preparation and Accounting Principles unless expressly disclosed to the Agent in writing to the contrary prior to the date of this Agreement.

(c)                                  Its audited Original Financial Statements give a true and fair view of its financial condition and results of operations during the relevant Financial Year.

(d)                                 There has been no material adverse change in its assets, business or financial condition (or the assets, business or consolidated financial condition of the Group, in the case of the Company) since 31 December 2010.

(e)                                  The Original Financial Statements of the Company do not consolidate the results, assets or liabilities of any person or business which does not form part of the Group (other than in respect of any joint venture) as at the Closing Date.

(f)                                   Its most recent financial statements delivered pursuant to clause 24.1 (Financial statements):

(i)                                     have been prepared in accordance with the Accounting Principles as applied to the Original Financial Statements (or if there has been a change to the Accounting Principles the requirements of clause 24.3(c) have been complied with); and

(i)                                     give a true and fair view of (if audited) or fairly present (if unaudited) its consolidated financial condition as at the end of, and consolidated results of operations for, the period to which they relate.

(g)                                  The budgets and forecasts supplied under this Agreement were arrived at after careful consideration and have been prepared in good faith on the basis of recent historical information and on the basis of assumptions which were reasonable as at the date they were prepared and supplied (it being acknowledged by the Finance Parties that financial projections or forecasts are subject to uncertainties and contingencies and no representation or warranty is given that such financial projections or forecasts warranties will be realised).

(h)                                 Since the date of the most recent financial statements delivered pursuant to clause 24.1 (Financial statements) there has been no material adverse change in the business, assets or financial condition of the Group.

23.14                 No proceedings pending or threatened

(a)                                 No litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency which, if adversely determined, are reasonably likely to result in liabilities to it or any of its Subsidiaries (whether actual or contingent) which has or is reasonably likely to have a Material Adverse Effect have (so far as it is aware) been started or threatened against it or any of its Subsidiaries.

(b)                                 No labour disputes are current or, so far as it is aware, threatened against any member of the Group which have or are reasonably likely to result in liabilities to it or any of its Subsidiaries which has or is reasonably likely to have a Material Adverse Effect.

23.15                 No breach of laws

It has not (and none of its Subsidiaries has) breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

23.16                 Environmental laws

(a)                                 It and each of its Subsidiaries is in compliance with clause 26.3 (Environmental compliance) and, so far as it is aware, no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or is reasonably likely to result in a Material Adverse Effect.

(b)                                 No Environmental Claim has been commenced or, so far as it is aware, is threatened against any member of the Group where that claim has or is reasonably likely, if determined against that member of the Group, to result in a Material Adverse Effect.

(c)                                  The cost to the Group of compliance with Environmental Laws (including Environmental Permits) is, so far as it is aware, adequately provided for in the most recent audited financial statements of the Company.

23.17                 Taxation

(a)                                 It is not (and none of its Subsidiaries is) materially overdue in the filing of any Tax returns and it is not (and none of its Subsidiaries is) overdue in the payment of any amount in respect of Tax.

(b)                                 No claims or investigations are being, or are reasonably likely to be, made or conducted against it (or any of its Subsidiaries) with respect to Taxes such that a liability of, or claim against, any member of the Group which would have or is reasonably likely to have a Material Adverse Effect.

(c)                                  It is resident for Tax purposes only in the jurisdiction of its incorporation.

23.18                 Security and Financial Indebtedness

(a)                                 No Security or Quasi-Security exists over all or any of the present or future assets of any member of the Group other than as permitted by this Agreement.

(b)                                 No member of the Group has any Financial Indebtedness outstanding other than as permitted by this Agreement.

23.19                 Not Used

23.20                 Good title to assets

It and each of its Subsidiaries has a good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted.

23.21                 Not Used

23.22                 Shares

There are no agreements in force which provide for the issue, allotment or transfer of, or grant any person the right to call for the issue, allotment or transfer of, any share or loan capital of any member of the Group (including any option or right of pre-emption or conversion) other than pursuant to the Share Option Documents.

23.23                 Intellectual Property

It and each of its Subsidiaries:

(a)                                 is the sole legal and beneficial owner of or has licensed to it on normal commercial terms all the Intellectual Property which is material in the context of its business and which is required by it in order to carry on its business as it is being conducted and as contemplated to be conducted and where the Intellectual Property is licensed to it, that licence has not been breached in any material respect or terminated by any party;

(b)                                 does not, in carrying on its businesses, infringe any Intellectual Property of any third party in any respect which has or is reasonably likely to have a Material Adverse Effect; and

(c)                                  has taken all formal or procedural actions (including payment of fees) required to maintain any Intellectual Property owned by it which is required by it in order to carry on its business as it is being conducted and as contemplated to be conducted.

23.24                 Group Structure Chart

The Group Structure Chart delivered to the Agent pursuant to part 1 - (Conditions precedent to signing this Agreement) of schedule 2 (Conditions precedent) is true, complete and accurate in all material respects.

23.25                 Obligors

(a)                                 Each Subsidiary of the Company incorporated in the United Kingdom (other than a Dormant Subsidiary, LGL 1996 Limited and Biggleswick Limited) and each Material Company (other than the French Subsidiary and the Czech Subsidiary) incorporated in any other jurisdiction is an Obligor on or prior to the first Utilisation Date.

(b)                                 The aggregate:

(i)                                     earnings before interest, tax and amortisation (calculated on the same basis as EBITA) of the Guarantors on the Closing Date (calculated on an unconsolidated basis and excluding all unrealised intra-Group profits of any member of the Group) exceeds 75% of EBITA of the Group; and

(ii)                                  gross assets of the Guarantors on the Closing Date (calculated on an unconsolidated basis and excluding all intra-Group items and investments in Subsidiaries of any member of the Group) exceeds 75% of the consolidated gross assets of the Group.

23.26                 Accounting reference date

The Accounting Reference Date of each member of the Group is 31 December.

23.27                 Centre of main interests and establishments

For the purposes of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (Regulation), its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in its jurisdiction of incorporation and it has no establishment (as that term is used in Article 2(h) of the Regulation) in any other jurisdiction.

23.28                 Dormant Companies

There are no Dormant Subsidiaries other than:

(a)                                 BAL 1996 Limited; and

(b)                                 Mel Chemicals China Limited.

23.29                 Not used

23.30                 No adverse consequences

(a)                                 It is not necessary under the laws of its Relevant Jurisdictions:

(i)                                     in order to enable any Finance Party to enforce its rights under any Finance Document; or

(ii)                                  by reason of the execution of any Finance Document or the performance by it of its obligations under any Finance Document,

that any Finance Party should be licensed, qualified or otherwise entitled to carry on business in any of its Relevant Jurisdictions.

(b)                                 No Finance Party is or will be deemed to be resident, domiciled or carrying on business in its Relevant Jurisdictions by reason only of the execution, performance and/or enforcement of any Finance Document.

23.31                 US Regulations

(a)                                 Employee Benefit Plans

(i)                                     No Obligor or ERISA Affiliate has incurred during any time within the last six years or could be reasonably expected to incur any liability to, or on account of, a Multiemployer Plan as a result of a violation of section 515 of ERISA or pursuant to section 4201, 4204 or 4212(c) of ERISA.

(ii)                                  Each Employee Plan complies in form and operation in all material respects with ERISA, the Internal Revenue Code and all other applicable laws and regulations.

(iii)                               The present value of the aggregate benefit liabilities under each of the Employee Plans (other than any Multiemployer Plan), determined as of the end of such plan’s most recently ended plan year on the basis of the actuarial methods and assumptions specified for funding purposes in such plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such plan allocable to such benefit liabilities by more than US$9,000,000 (or its equivalent) in the case of any single Employee Plan and by more than US$10,500,000 (or its equivalent) in the aggregate for all Employee Plans.  The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(iv)                              There is (to the best of each Obligor’s and ERISA Affiliates’ knowledge and belief) no litigation, arbitration, administrative proceeding or claim pending or threatened against or with respect to any Employee Plan (other than routine claims for benefits) which has or, if adversely determined, could reasonably be expected have a Material Adverse Effect.

(v)                                 Within the last 6 years, each Obligor and each ERISA Affiliate has made all material contributions to each Employee Plan and Multiemployer Plan required by law within the applicable time limits prescribed by law, the terms of that plan and any contract or agreement requiring contributions to that plan.

(vi)                              No Obligor or ERISA Affiliate has ceased operations at a facility so as to be subject to the provisions of section 4062(e) of ERISA, withdrawn as a substantial employer so as to be subject to the provisions of section 4063 of ERISA, or ceased making contributions to any Employee Plan subject to section 4064(a) of ERISA to which it made contributions.

(vii)                           No Obligor or ERISA Affiliate has incurred any material liability to the PBGC, which remains outstanding or could reasonably be expected to incur any material liability to the PBGC.

(viii)                        No ERISA Event has occurred or, as at the date of this Agreement, is reasonably likely to occur that could reasonably be expected to have a Material Adverse Effect.

(b)                                 Margin Regulations

(i)                                     The proceeds of any Utilisation will not be used, directly or indirectly, in whole or in part, for purchasing or carrying Margin Stock or for any purpose which might (whether immediately, incidentally or ultimately) cause all or any part of the Facilities to be a purpose credit within the meaning of Regulation T, U or X.

(ii)                                  Following the application of the proceeds of any Utilisation, not more than 25 per cent of the value of the assets of the Obligors, as a group (on a consolidated basis), will be invested in Margin Stock.

(iii)                               Neither any Obligor nor any agent acting on its behalf has taken or will take any action which might cause any document delivered under or in connection with the Facility to violate any regulation of the Board of Governors of the Federal Reserve System (including Regulation T, U or X) or violate the United States Securities Exchange Act of 1934 or any applicable US federal or state securities law.

(c)                                  Other US Regulation

(i)                                     No Obligor or any Affiliate of an Obligor is:

(A)                               a public utility within the meaning of, or subject to regulation under, the United States Federal Power Act of 1920

(B)                               an investment company or a company controlled by an investment company within the meaning of the United States Investment Company Act of 1940 or

(C)                               subject to regulation under any United States federal or state law or regulation that limits its ability to incur or guarantee indebtedness.

(d)                                 Anti-Terrorism Law

No Obligor or any of its Subsidiaries or any of its Affiliates or Holding Companies, or to its knowledge any of their respective brokers or other agents acting or benefiting in any capacity in connection with the Facilities:

(i)                                     is in violation of any Anti-Terrorism Law or

(ii)                                  is a Designated Person.

23.32                 Sanctions

The Company represents that neither the Company nor any member of the Group (collectively for the purpose of this clause only, the Company) or, to the knowledge of the Company, any director, officer, employee, agent, affiliate or representative of the Company is an individual or entity (Person) currently the subject of any sanctions administered or enforced by OFAC, the United Nations Security Council (UNSC), the European Union, Her Majesty’s Treasury (HMT), or other relevant sanctions authority (collectively, Sanctions), nor is the Company located, organised or resident in a country or territory that is the subject of Sanctions.  The Company represents and covenants that it will not, directly or indirectly, use the proceeds of the transaction, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, to fund any activities of or business with any Person, or in Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan or in any other country or territory, that, at the time of such funding would result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

23.33                 Times when representations made

(a)                                 All the representations and warranties in this clause 23 are made by each Obligor on the date of this Agreement except for the representations and warranties set out in clause 23.12 which are deemed to be made by each Obligor (i) with respect to the Information Memorandum, on the date the Information Memorandum is approved by the Company, (ii) with respect to the Information Package, on the date of this Agreement and on the Closing Date and (iii) with respect to the Information Package, on the date of this Agreement and on any later date on which the Information Package (or part of it) is released to the Arrangers.

(b)                                 All the representations and warranties in this clause 23 are deemed to be made by each Obligor on the Closing Date.

(c)                                  The Repeating Representations are deemed to be made by each Obligor on the date of each Utilisation Request, on each Utilisation Date and on the first day of each Interest Period (except that those contained in clause 23.13(a) to 23.13(e) will cease to be so made once subsequent financial statements have been delivered under this Agreement).

(d)                                 All the representations and warranties in this clause 23 except clause 23.12, clause 23.24 and clause 23.28 are deemed to be made by each Additional Obligor on the day on which it becomes (or it is proposed that it becomes) an Additional Obligor.

(e)                                  Each representation or warranty deemed to be made after the date of this Agreement shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made.

24                                  Information undertakings

The undertakings in this clause 24 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

24.1                        Financial statements

The Company shall supply to the Agent in sufficient copies for all the Lenders:

(a)                                 as soon as they are available, but in any event within 180 days after the end of each of its Financial Years:

(i)                                     its audited consolidated financial statements for that Financial Year; and

(ii)                                  the financial statements (consolidated if appropriate) of each Obligor (audited where required under the Relevant Jurisdiction) for that Financial Year;

(b)                                 as soon as they are available, but in any event within 45 days after the end of each calendar month its management financial statements on a consolidated basis for that calendar month and for the Financial Year to date.

24.2                        Provision and contents of Compliance Certificate

(a)                                 The Company shall supply a Compliance Certificate to the Agent with each set of its Annual Financial Statements and each set of its Quarterly Financial Statements.

(b)                                 The Compliance Certificate shall, amongst other things, set out (in reasonable detail) computations as to compliance with clause 25 (Financial covenants).

(c)                                  Each Compliance Certificate (other than the Compliance Certificate delivered with the last set of Quarterly Financial Statements of each Financial Year) shall be signed by two directors of the Company.

24.3                        Requirements as to financial statements

(a)                                 The Company shall procure that:

(i)                                     each set of Annual Financial Statements shall be audited by the auditors and shall include the audited profit and loss accounts, balance sheets and cashflow statements of each Obligor (prepared in the case of the Company on a consolidated basis); and

(ii)                                  each set of Monthly Financial Statements shall be in the form of the monthly management accounts supplied by the Company to the Agent pursuant to clause 4.1 (Initial conditions precedent).

(b)                                 Each set of financial statements delivered pursuant to clause 24.1:

(i)                                     in the case of the Annual Financial Statements, shall be accompanied by any letter addressed to the management of the relevant company (to the extent the Company receives such a letter) by the auditors accompanying those Annual Financial Statements;

(ii)                                  in the case of the Monthly Financial Statements of the Company, shall be accompanied by a commentary by the finance director of the Company comparing actual performance for the period to which the financial statements relate to:

(A)                               the projected performance for that period set out in the Budget; and

(B)                               the actual performance for the corresponding period in the preceding Financial Year; and

(iii)                               shall be prepared in accordance with Accounting Principles.

(c)                                  Where there is a change in the Accounting Principles, accounting practices or financial reference periods to those applied:

(i)                                     in the case of the Parent, in the preparation of the audited consolidated financial statements for the Financial Year ended 31 December 2015; and

(ii)                                  in the case of any Obligor, in the preparation of the financial statements, audited where required by local law, for the Financial Year ended 31 December 2015 for that Obligor which has an effect on:

(A)                               the determination of EBIT, EBITA or EBITDA, which results in EBIT, EBITA or EBITDA being increased or decreased by not less than $500,000 as a result of such change;

(B)                               the determination of Total Net Debt, which results in Total Net Debt being increased or decreased by not less than $1,000,000 as a result of such change;

(C)                               the determination of Net Finance Charges, which results in Net Finance Charges being increased or decreased by not less than $200,000 as a result of such change; or

(D)                               the determination of the gross assets for any Guarantor, which results in the amount of gross assets being increased or decreased by not less than $1,000,000 as a result of such change, in relation to any set of financial statements, the Parent shall notify the Agent that there has been a change in the Accounting Principles, the accounting practices or the financial reference period and (1) in relation to the Monthly Financial Statements, the Parent and (2) in relation to the Annual Financial Statements, the Auditors (or, if appropriate, the auditors of the relevant Obligor), shall deliver, to the Agent sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine the Margin for the purposes of clause 15.1 (Margin adjustment), to determine whether clause 25 (Financial covenants) has been complied with and/or to determine whether clause 26.33 (Guarantors) and/or clause 30.4(a) (Additional Guarantors) has been complied with (in each case, assuming that no such change of Accounting Principles, the accounting practices or the financial reference period had occurred) and to make an accurate comparison between the financial position indicated in those financial statements and the audited consolidated financial statements for the Financial Year ended 31 December 2015 (in the case of the Parent) or that Obligor’s financial statements for the Financial Year ended 31 December 2015  (in the case of an Obligor).

(d)                                 If at any time a Default is continuing the Agent wishes to discuss the financial position of any member of the Group with the auditors, the Agent may notify the Company, stating the questions or issues which the Agent wishes to discuss with the auditors.  In this event, the Company must ensure that the auditors are authorised (at the expense of the Company):

(i)                                     to discuss the financial position of each member of the Group with the Agent on request from the Agent; and

(ii)                                  to disclose to the Agent for the Finance Parties any information which the Agent may reasonably request.

24.4                        Budget

(a)                                 The Company shall supply to the Agent in sufficient copies for all the Lenders, as soon as the same become available but in any event before the start of each of its Financial Years, an annual Budget for that Financial Year.

(b)                                 The Company shall ensure that each Budget:

(i)                                     is in a form acceptable to the Agent and includes:

(A)                               a projected consolidated profit and loss, balance sheet and cashflow statement for each principal division of the Group; and

(B)                               projected financial covenant calculations for that Financial Year;

(ii)                                  is prepared in accordance with the Accounting Principles and the accounting practices and financial reference periods applied to financial statements under clause 24.1; and

(iii)                               has been approved by the board of directors of the Company.

24.5                        Year-end

The Company shall procure that each Financial Year-end of each member of the Group falls on 31 December save where otherwise required by law in any Relevant Jurisdiction.

24.6                        Information: miscellaneous

The Company shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)                                 at the same time as they are dispatched, copies of all documents dispatched by the Company to its shareholders generally (or any class of them) or dispatched by the Company or any Obligor to its creditors generally (or any class of them);

(b)                                 promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which, if adversely determined, would involve a liability, or a potential or alleged liability, exceeding $1,650,000 (or its equivalent in other currencies);

(c)                                  not used;

(d)                                 promptly on the reasonable request of the Agent, such further information regarding the financial condition, assets and operations of the Group and/or any member of the Group (including any requested amplification or explanation of any item in the financial statements, Budget or other material provided by any Obligor under this Agreement); and

(e)                                  any changes to the main board or the executive board of the Company and an up to date copy of its register of members (or equivalent in its jurisdiction of incorporation)) as any Finance Party through the Agent may reasonably request (provided that the Agent shall not request a copy of its register of members more frequently than twice in any Financial Year unless the Agent requires the register of members for know your customer requirements and/or if the Agent suspects that there has been a Change of Control).

24.7                        Notification of default

(a)                                 Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless such a notification has already been provided by another Obligor).

(b)                                 If the Agent reasonably suspects that a Default is continuing promptly upon a request by the Agent, the Company shall supply to the Agent a certificate signed by two of its directors certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

24.8                        “Know your customer” checks

(a)                                 If:

(i)                                     the implementation or introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)                                  any change in the status of an Obligor or the composition of the shareholders of an Obligor after the date of this Agreement; or

(iii)                               a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Agent or any Lender (or, in the case of clause 24.8(a)(iii), any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent, such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)                                 Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied with the results of all necessary “know your customer” or other checks on Lenders or prospective new Lenders pursuant to the transactions contemplated in the Finance Documents.

(c)                                  The Company shall, by not less than ten Business Days prior written notice to the Agent, notify the Agent (who shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Obligor pursuant to clause 30 (Changes to the Obligors).

(d)                                 Following the giving of any notice pursuant to clause 24.8(c), if the accession of such Additional Obligor obliges the Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other checks in relation to any relevant person pursuant to such Subsidiary becoming an Additional Obligor.

24.9                        ERISA

Each Obligor will:

(a)                                 promptly upon a request by the Lender, deliver to the Lender copies of the Annual Report (IRS form 5500 Series) together with all schedules and documentation reasonably requested by the Agent with respect to each Employee Plan; and

(b)                                 within 21 Business Days after it or any ERISA Affiliate becomes aware that any ERISA Event has occurred or, in the case of any ERISA Event which requires advance notice under section 4043(b) of ERISA, will occur, deliver to the Lender a statement signed by a director, member or officer of the Obligor or ERISA Affiliate describing that ERISA Event and the action, if any, taken or proposed to be taken with respect to that ERISA Event.

25                                  Financial covenants

25.1                        Financial definitions

In this Agreement:

Adjusted Acquisition EBITDA means in respect of any Relevant Period, EBITDA for that Relevant Period after:

(a)                                 including the operating profit before interest, tax, depreciation, amortisation and impairment charges (calculated on the same basis as EBITDA) of a member of the Group for the Relevant Period (or attributable to a business or assets acquired during the Relevant Period) prior to its becoming a member of the Group or (as the case may be) prior to the acquisition of the business or assets; and

(b)                                 excluding operating profit before interest, tax, depreciation, amortisation and impairment charges (calculated on the same basis as EBITDA) attributable to any member of the Group (or to any business or assets) disposed of during the Relevant Period.

Average Exchange Rate means the 12 month average of the month end exchange rates as referenced to Reuters.

Current Assets means the aggregate (on a consolidated basis) of all inventory, work in progress, trade and other receivables of each member of the Group including prepayments in relation to operating items and sundry debtors (but excluding cash and Cash Equivalent Investments) maturing within 12 Months from the date of computation but excluding amounts in respect of:

(a)                                 receivables in relation to corporation and deferred Tax;

(b)                                 Exceptional Items and other non-operating items;

(c)                                  insurance claims; and

(d)                                 any interest owing to any member of the Group.

Current Liabilities means the aggregate (on a consolidated basis) of all liabilities (including trade creditors, accruals and provisions) of each member of the Group falling due within 12 Months from the date of computation but excluding amounts in respect of:

(a)                                 liabilities for Financial Indebtedness and Finance Charges;

(b)                                 liabilities for corporation and deferred Tax;

(c)                                  Exceptional Items and other non-operating items;

(d)                                 insurance claims; and

(e)                                  liabilities in relation to dividends declared but not paid by the Company or by a member of the Group in favour of a person which is not a member of the Group.

EBIT means in respect of any Relevant Period the consolidated operating profit of the Company before taxation (excluding the results from discontinued operations):

(a)                                 before deducting any interest, commission, fees, discounts, prepayment fees, premiums or charges, gains or losses on Financial Indebtedness and other finance payments whether paid, payable or capitalised by any member of the Group (calculated on a consolidated basis) in respect of that Relevant Period;

(b)                                 not including any accrued interest owing or paid to any member of the Group;

(c)                                  before taking into account any Exceptional Items;

(d)                                 before deducting any Transaction Costs;

(e)                                  before taking into account any gain or loss arising from an upward or downward revaluation of any other asset except for the impairment of working capital items;

(f)                                   after deducting the amount of any profit (or adding back the amount of any loss) of any member of the Group which is attributable to minority interests;

(g)                                  before taking into account any unrealised gains or losses on any derivative instrument (other than any derivative instrument which is accounted for on a hedge accounting basis);

(h)                                 not used; and

(i)                                     excluding any profit or loss arising from the disposal of fixed assets,

in each case to the extent added, deducted or taken into account, as the case may be, for the purposes of determining operating profits of the Group before taxation.

EBITA means in respect of any Relevant Period, EBIT for that Relevant Period after adding back any amount attributable to the impairment or amortisation of assets or impairment of members of the Group and non-cash based charges and amortisation costs associated with equity stock-based compensation schemes for that Relevant Period.

EBITDA means in respect of any Relevant Period, EBITA for that Relevant Period after adding back any amount attributable to the depreciation of assets of members of the Group for that Relevant Period.

Exceptional Items means any exceptional, one-off or non-recurring items which represent gains or losses including (without limitation) those arising on:

(a)                                 the restructuring of the activities of an entity, including the associated redundancy programme costs and reversals of any provisions for the cost of restructuring;

(b)                                 disposals, revaluations or impairment of non-current assets;

(c)                                  disposals of assets associated with discontinued operations and acquisition costs in relation to the acquisition of new operations;

(d)                                 Environmental remediation costs and provisions — not in the ordinary course of business;

(e)                                  one-off gains and losses recognised on the early termination, curtailment or change in employee retirement defined benefits; and

(f)                                   disposal of a business operation whereby this is not classified as a discontinued operation for accounting purposes.

Finance Charges means for any Relevant Period the aggregate amount of the accrued interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments in respect of Financial Indebtedness whether paid payable or capitalised by any member of the Group (calculated on a consolidated basis) in respect of that Relevant Period:

(a)                                 excluding any upfront fees or costs;

(b)                                 including the interest (but not the capital) element of payments in respect of Finance Leases;

(c)                                  including any commission, fees, discounts and other finance payments payable by (and deducting any such amounts payable to) any member of the Group under any interest rate hedging arrangement;

(d)                                 taking no account of any unrealised gains or losses on any financial instruments other than any derivative investments which are accounted for on a hedge accounting basis;

(e)                                  excluding any Transaction Costs; and

(f)                                   excluding any interest cost or expected return on plan assets in relation to any post employment benefit schemes,

so that no amount shall be added (or deducted) more than once.

Financial Quarter means a 3 calendar months period ending on 31 March, 30 June, 30 September or 31 December in any Financial Year.

Financial Year means a financial year of the Company.

Interest Cover means the ratio of EBITDA to Net Finance Charges in respect of any Relevant Period.

Leverage means in respect of any Relevant Period the ratio of Total Net Debt on the last day of that Relevant Period to Adjusted Acquisition EBITDA in respect of that Relevant Period.

Net Finance Charges means, for any Relevant Period, the Finance Charges for that Relevant Period after deducting any interest payable in that Relevant Period to any member of the Group on any cash or Cash Equivalent investment.

Non-Group Entity means any investment or entity (which is not itself a member of the Group (including associates) in which any member of the Group has an ownership interest.

Relevant Period means in respect of Leverage and Interest Cover each 12 Month period ending on the most recent Quarter Date ending on or after 30 September 2011.

Relevant Proceeds means Disposal Proceeds or Insurance Proceeds (each as defined in clause 11 (Mandatory prepayment).

Total Debt means at any time the aggregate amount of all obligations of members of the Group for or in respect of Financial Indebtedness at that time but:

(a)                                 excluding any such obligations to any other member of the Group;

(b)                                 including in the case of Finance Leases only their capitalised value;

(c)                                  excluding unrealised gains and losses on Treasury Transactions (including currency exchange gains and losses); and

(d)                                 excluding any obligations in respect of performance bonds issued in the ordinary course of trading in respect of non-financial obligations to the extent such performance bonds are not called or enforced, and so that no amount shall be included or excluded more than once.

Total Net Debt means Total Debt less the aggregate amount of cash and Cash Equivalent Investments held by an Obligor at that time and so that no amount shall be included or excluded more than once.

Working Capital means on any date Current Assets less Current Liabilities.

25.2                        Financial Condition

The Company shall ensure that:

(a)                                 [Not used].

(b)                                 Interest Cover: Interest Cover in respect of any Relevant Period shall not be less than 4.0:1.

(c)                                  Leverage: Leverage in respect of any Relevant Period shall not exceed 3.0:1.

(d)                                 Capital expenditure: The aggregate capital expenditure of the Group (other than capital expenditure funded by the retention of Excluded Insurance Proceeds referred to in paragraphs (i)(C) and (i)(D) of the definition of “Excluded Insurance Proceeds” in accordance with Clause 11.2 (Disposal and Insurance)) in respect of any Financial Year shall not exceed $25,000,000.

If in any Financial Year (the “Original Financial Year”) the amount of the capital expenditure is less than the maximum amount permitted for that Original Financial Year (the difference being referred to below as the “Unused Amount”), then the maximum expenditure amount for the immediately following Financial Year (the “Carry Forward Year”) shall be increased by an amount (the “Permitted Carry Forward Amount”) equal to the Unused Amount.

In any Carry Forward Year, the original $25,000,000 specified above for that Financial Year shall be treated as having been incurred prior to any Permitted Carry Forward Amount carried forward into that Carry Forward Year and no amount carried forward into that Carry Forward Year may be carried forward into a subsequent Financial Year.

25.3                        Financial testing

(a)                                 The financial covenants set out in clause 25.2 shall be calculated in accordance with the Accounting Principles and tested by reference to:

(i)                                     the Annual Financial Statements; and

(ii)                                  the Quarterly Financial Statements for the Relevant Period.

(b)                                 If in respect of any period there is a discrepancy between the information set out in the Quarterly Financial Statements for such period and that set out in the Annual Financial Statements for such period, the information in the Annual Financial Statements shall prevail.

(c)                                  In respect of any Relevant Period, the exchange rate used to calculate Total Net Debt shall be the Average Exchange Rate for that Relevant Period.

26                                  General undertakings

The undertakings in this clause 26 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

26.1                        Authorisations

Each Obligor shall promptly:

(a)                                 obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)                                 upon request by the Agent, supply certified copies to the Agent of,

any Authorisation required under any law or regulation of a Relevant Jurisdiction to:

(i)                                     enable it to perform its obligations under the Finance Documents;

(ii)                                  ensure the legality, validity, enforceability or admissibility in evidence of any Finance Document; and

(iii)                               carry on its business where failure to do so has or is reasonably likely to have a Material Adverse Effect.

26.2                        Compliance with laws

Each Obligor shall (and the Company shall ensure that each member of the Group will) comply in all respects with all laws to which it may be subject, if failure so to comply has or is reasonably likely to have a Material Adverse Effect.

26.3                        Environmental compliance

Each Obligor shall (and the Company shall ensure that each member of the Group will):

(a)                                 comply with all Environmental Law;

(b)                                 obtain, maintain and ensure compliance with all requisite Environmental Permits; and

(c)                                  implement procedures to monitor compliance with and to prevent liability under any Environmental Law,

where failure to do so has or is reasonably likely to have a Material Adverse Effect.

26.4                        Environmental claims

Each Obligor shall (and the Company shall ensure that each member of the Group will) promptly upon becoming aware of the same, inform the Agent in writing of:

(a)                                 any Environmental Claim against any member of the Group which is current, pending or threatened; and

(b)                                 any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group,

where the claim, if determined against that member of the Group, has or is reasonably likely to have a Material Adverse Effect.

26.5                        Taxation

(a)                                 Each Obligor shall pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(i)                                     such payment is being contested in good faith;

(ii)                                  adequate reserves are being maintained for those Taxes and the costs required to contest them in accordance with the Accounting Principles; and

(iii)                               such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.

(b)                                 No Obligor may change its residence for Tax purposes, where such change would have an adverse effect on the interests of the Lenders in the opinion of the Agent (acting reasonably).

26.6                        Merger

No Obligor shall enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction without the prior written consent of the Agent (acting on the instructions of the Majority Lenders (such consent not to be unreasonably withheld or delayed)).

26.7                        Change of business

The Company shall procure that no substantial change is made to the general nature of the business of the Company, the Obligors or the Group taken as a whole from that carried on by the Group at the date of this Agreement.

26.8                        Acquisitions

(a)                                 No Obligor shall (and the Company shall ensure that no other member of the Group will):

(i)                                     acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them); or

(ii)                                  incorporate a company.

(b)                                 Clause 26.8(a) does not apply to an acquisition of a company, of shares, securities or a business or undertaking (or, in each case, any interest in any of them) or the incorporation of a company which is a Permitted Acquisition or a Permitted Transaction.

26.9                        Joint ventures

No Obligor shall (and the Company shall ensure that no member of the Group will):

(a)                                 enter into, invest in or acquire (or agree to acquire) any shares, stocks, securities or other interest in any Joint Venture; or

(b)                                 transfer any assets or lend to or guarantee or give an indemnity for or give Security for the obligations of a Joint Venture or maintain the solvency of or provide working capital to any Joint Venture (or agree to do any of the foregoing).

Clause 26.9(a) and (b) above does not apply to any Joint Venture which is a Permitted Joint Venture.

26.10                 Preservation of Assets

Each Obligor shall maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary in the conduct of its business, provided that this clause 26.10 shall not prevent the Company or any member of the Group from discontinuing the operation and the maintenance of any of its assets if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

26.11                 Pari passu ranking

Each Obligor shall (and the Company shall ensure that each member of the Group will) ensure that at all times any unsecured and unsubordinated claims of a Finance Party or Hedge Counterparty against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

26.12                 Negative pledge

In this Agreement, Quasi-Security means an arrangement or transaction described in clause 26.12(b).

(a)                                 No Obligor shall (and the Company shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets.

(b)                                 No Obligor shall (and the Company shall ensure that no other member of the Group will):

(i)                                     sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

(ii)                                  sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)                               enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)                              enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)                                  Clauses 26.12(a) and 26.12(b) do not apply to any Security or (as the case may be) Quasi-Security, which is (i) Permitted Security or (ii) created or subsists as a result of a Permitted Transaction.

26.13                 Disposals

(a)                                 No Obligor shall (and the Company shall ensure that no member of the Group will) enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

(b)                                 Clause 26.13(a) above does not apply to any sale, lease, transfer or other disposal which is:

(i)                                     a Permitted Disposal; or

(ii)                                  a Permitted Transaction.

26.14                 Arm’s length basis

(a)                                 No Obligor shall (and the Company shall ensure no member of the Group will) enter into any transaction with any person except on arm’s length terms and for full market value.

(b)                                 Clause 26.14(a) does not apply to:

(i)                                     intra-Group loans permitted under clause 26.15;

(ii)                                  fees, costs and expenses payable under the Transaction Documents in the amounts set out in the Transaction Documents delivered to the Agent under clause 4.1 (Initial conditions precedent) or agreed by the Agent;

(iii)                               any Permitted Transaction;

(iv)                              the sale and/or licensing by Revere Graphics Worldwide of certain Intellectual Property for a nominal amount to a third party as approved by the Federal Trade Commission in the US as set out in the Information Memorandum; or

(v)                                 transactions between members of the Group.

26.15                 Loans or credit

(a)                                 No Obligor shall (and the Company shall ensure that no member of the Group will) be a creditor in respect of any Financial Indebtedness.

(b)                                 Clause 26.15(a) does not apply to a Permitted Loan or a Permitted Transaction.

26.16                 No Guarantees or indemnities

(a)                                 No Obligor shall (and the Company shall ensure that no member of the Group will) incur or allow to remain outstanding any guarantee in respect of any obligation of any person.

(b)                                 Clause 26.16(a) does not apply to a Permitted Guarantee or a Permitted Transaction.

26.17                 Dividends and share redemption

(a)                                 The Company shall not (and the Company shall ensure that no member of the Group will):

(i)                                     declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(ii)                                  repay or distribute any dividend or share premium reserve;

(iii)                               pay or allow any member of the Group to pay any management, advisory or other fee to or to the order of any of the shareholders of the Company; or

(iv)                              redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so.

(b)                                 Clause 26.17(a) does not apply to a Permitted Distribution or a Permitted Transaction (other than as referred to in paragraph (c) of the definition of “Permitted Transaction”).

26.18                 Not Used

26.19                 Financial Indebtedness

(a)                                 No Obligor shall (and the Company shall ensure that no member of the Group will) incur or allow to remain outstanding any Financial Indebtedness.

(b)                                 Clause 26.19(a) does not apply to Permitted Financial Indebtedness or a Permitted Transaction.

26.20                 Share capital

(a)                                 No Obligor shall (and the Company shall ensure no member of the Group will) issue any shares.

(b)                                 Clause 26.20(a) does not apply to a Permitted Share Issue or a Permitted Transaction.

26.21                 Insurance

The Obligors shall maintain insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

26.22                 Pensions

(a)                                 The Company shall ensure that all pension schemes operated by or maintained for the benefit of members of the Group and/or any of its employees are funded in accordance with the statutory funding objective under sections 221 and 222 of the Pensions Act 2004 and that no action or omission is taken by any member of the Group in relation to such a pension scheme which has or is reasonably likely to have a Material Adverse Effect (including, without limitation, the termination or commencement of winding-up proceedings of any such pension scheme or any member of the Group ceasing to employ any member of such a pension scheme).

(b)                                 Except for the Defined Benefit Schemes, the Company shall ensure that no member of the Group is or has been at any time an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993) or connected with or an associate of (as those terms are used in sections 38 or 43 of the Pensions Act 2004) such an employer.

(c)                                  If requested, the Company shall deliver to the Agent at such times as those reports are prepared in order to comply with the then current statutory or auditing requirements (as applicable either to the trustees of any relevant schemes or to the Company), the actuarial reports in relation to all pension schemes mentioned in clause 26.22(a).

(d)                                 The Company shall promptly notify the Agent of any material change in the rate of contributions to any pension schemes mentioned in clause 26.22(a) above paid or recommended to be paid (whether by the scheme actuary or otherwise) or required (by law or otherwise).

(e)                                  Each Obligor shall as soon as it becomes aware of it immediately notify the Agent of any investigation or proposed investigation by the Pensions Regulator which may lead to the issue of a Financial Support Direction or a Contribution Notice to any member of the Group.

(f)                                   Each Obligor shall immediately notify the Agent if it receives a Financial Support Direction or a Contribution Notice from the Pensions Regulator.

26.23                 Not used

26.24                 Intellectual Property

Each Obligor shall:

(a)                                 preserve and maintain the subsistence and validity of the Intellectual Property necessary for the business of the relevant Obligor;

(b)                                 use reasonable endeavours to prevent any infringement in any material respect of the Intellectual Property;

(c)                                  make registrations and pay all registration fees and Taxes necessary to maintain the Intellectual Property that the relevant Obligor is required to maintain under clause 26.24(a) above in full force and effect and record its interest in that Intellectual Property;

(d)                                 not use or permit the Intellectual Property to be used in a way or take any step or omit to take any step in respect of that Intellectual Property which may materially and adversely affect the existence or value of the Intellectual Property or imperil the right of any Obligor to use such property; and

(e)                                  not discontinue the use of the Intellectual Property,

where failure to do so, in the case of clause 26.24(a) and clause 26.24(b) or, in the case of clause 26.24(d) and clause 26.24(e), such use, permission to use, omission or discontinuation is reasonably likely to have a Material Adverse Effect.

26.25                 Transaction Documents

(a)                                 No Obligor shall amend, vary, novate, supplement, supersede, waive or terminate any term of a Transaction Document (subject to paragraph (b), other than a Note Document) or any other document delivered to the Agent pursuant to clause 4.1 (Initial conditions precedent) or clause 30 (Changes to the Obligors) or enter into any agreement with any shareholders of the Company or any of their Affiliates which is not a member of the Group except in writing:

(i)                                     in accordance with the provisions of clause 40 (Amendments and waivers);

(ii)                                  prior to or on the Closing Date, with the prior written consent of the Original Lenders; or

(iii)                               after the Closing Date, in a way which could not be reasonably expected materially and adversely to affect the interests of the Lenders.

(b)                                 No Obligor shall amend or waive the terms of the Note Documents if the amendment or waiver is:

(i)                                     an amendment or waiver constituting an increase in the aggregate principal amount of the Notes (other than a Permitted Note Increase);

(ii)                                  an amendment or waiver making the due date of payment of any amount under the Note Documents earlier than as set out in the Note Documents;

(iii)                               an amendment or waiver constituting an increase in, or addition of, any fees or commission other than such an increase or addition which is:

(A)                               contemplated by the Note Documents; or

(B)                               a Permitted Note Increase; or

(iv)                              an amendment or waiver the effect of which is to make any member of the Group liable to make additional or increased payments not:

(A)                               provided for under the Note Documents; or

(B)                               a Permitted Note Increase

unless the prior consent of the Majority Lenders is obtained

(c)                                  The Company shall promptly supply to the Agent a copy of any document relating to any of the matters referred to in clause 26.25(a)(i) to 26.25(a)(iii) and clause 26.25(b) above.

(d)                                 Each Obligor shall (and the Company shall ensure that each member of the Group will) comply with the material terms of all Transaction Documents to which it is party.

26.26                 Financial assistance

Any Obligor which is incorporated in any jurisdiction other than England and Wales shall comply with any law or regulation on financial assistance or its equivalent in that jurisdiction.

26.27                 Group bank accounts

Each Obligor shall, where in the reasonable opinion of the Company it is commercially reasonable to do so, ensure that within 3 months of the Closing Date all its bank accounts in the United Kingdom or the US (other than Excluded Deposit Accounts) shall be opened and maintained with banks or financial institutions that are Acceptable Banks from time to time.

26.28                 Treasury transactions

No Obligor shall (and the Company will ensure that no member of the Group will) enter into any Treasury Transaction, other than:

(a)                                 the hedging transactions documented by the Hedging Agreements;

(b)                                 any hedging of the interest rate liabilities of the Borrowers under this Agreement;

(c)                                  spot and forward delivery foreign exchange contracts entered into in the ordinary course of business and not for speculative purposes; and

(d)                                 any Treasury Transaction entered into for the hedging of actual or projected real exposures arising in the ordinary course of trading activities of a member of the Group and not for speculative purposes.

26.29                 Not used

26.30                 Repatriation of Cash

The Company shall procure that on the last day of each Interest Period all cash within the Group (other than the Permitted Cash Balance) shall be in bank accounts of the Obligors.

26.31                 Auditors

The Company shall ensure that the auditors of each member of the Group are Auditors.

26.32                 Further assurance

The Obligors shall, promptly upon the request of the Agent, file or record, as applicable, all termination statements and lien releases and take such other actions as may be necessary to discharge all mortgages, deeds of trust and security interests granted by members of the Group in respect of any other security over assets of any Obligor other than Permitted Security.

26.33                 Guarantors

(a)                                 The Company shall ensure that at all times after the date of this Agreement the aggregate:

(i)                                     earnings before interest, tax and amortisation (calculated on the same basis as EBITA) of the Guarantors (calculated on an unconsolidated basis and excluding all unrealised intra-Group profits of any member of the Group) exceeds 80% of EBITA of the Group; and

(ii)                                  gross assets of the Guarantors (calculated on an unconsolidated basis and excluding all intra-Group items and investments in Subsidiaries of any member of the Group) exceeds 80% of the consolidated gross assets of the Group.

(b)                                 The Company need only perform its obligations under clause 26.33(a) if it is not unlawful for the relevant person to become a Guarantor and that person becoming a Guarantor would not result in personal liability for that person’s directors or other management.  Each Obligor must use, and must procure that the relevant person uses, all reasonable endeavours lawfully available to avoid any such unlawfulness or personal liability.  This includes agreeing to a limit on the amount guaranteed.  The Agent may (but shall not be obliged to) agree to such a limit if, in its opinion, to do so would avoid the relevant unlawfulness or personal liability.

(c)                                  Not used.

26.34                 Anti-Terrorism Laws

Each Obligor agrees to the extent applicable to each Obligor:

(a)                                 to comply with all Anti-Terrorism Laws;

(b)                                 immediately to notify the Agent if it obtains knowledge that it or any of its Affiliates has become or been listed as a Designated Person or has been charged with or has engaged in any violation of any Anti-Terrorism Law;

(c)                                  to exclude any funds derived from any Designated Person or from any person or entity involved in the violation of any Anti-Terrorism Law from being used to pay debt service or any other amounts owing under the Finance Documents;

(d)                                 except for transfers of stock of any publicly traded Obligor or Affiliate effected on a stock exchange, not to transfer or permit the transfer of any legal or beneficial ownership interest of any kind in such Obligor or any Affiliate of such Obligor to a Designated Person or any person or entity that such Obligor has to its best knowledge (based upon reasonable inquiry by such Obligor) been involved in the violation of any Anti-Terrorism Law;

(e)                                  not to acquire, directly or indirectly, ownership interest of any kind in any Designated Person or any person or entity that such Obligor has, to its best knowledge (based upon reasonable inquiry by such Obligor) been involved in the violation of any Anti-Terrorism Law, not to form any partnership or joint venture with any such person and not to act, directly or indirectly, as the agent or representative of any such person; and

(f)                                   to indemnify the Lenders for any costs incurred by any of them as a result of any violation of an Anti-Terrorism Law by any Obligor or any Affiliate of any Obligor.

26.35                 ERISA

Each Obligor shall:

(a)                                 ensure that neither it nor any ERISA Affiliate engages in a complete or partial withdrawal, within the meaning of sections 4203 and 4205 of ERISA, from any Multiemployer Plan without the prior consent of the Agent;

(b)                                 ensure that any material liability imposed on it or any ERISA Affiliate pursuant to Title IV of ERISA is paid and discharged when due;

(c)                                  ensure that neither it nor any ERISA Affiliate adopts an amendment to an Employee Plan requiring the provision of Security under ERISA or the Internal Revenue Code without the prior consent of the Lender; and

(d)                                 ensure that no Employee Plan is terminated under section 4041 of ERISA

26.36                 Margin Regulation

(a)                                 Each Obligor shall (and the Company shall ensure that each Obligor shall) use the proceeds of the Loans without violating Regulation T, U or X or any other applicable US federal or state laws or regulations.

(b)                                 If requested by the Agent, each Obligor shall furnish to the Agent a statement in conformity with the requirements of FR Form U-1 referred to in Regulation U.

26.37                 US Regulation

Each Obligor shall ensure that it will not, by act or omission, become subject to any of the categories, laws or regulations described in clause 23.31(c) (Other US Regulation).

26.38                 Not Used

26.39                 Comparative Covenants

If at any time:

(a)                                 the Note Documents or the Shelf Facility (or any instrument which refinances or replaces the Note Documents or the Shelf Facility) include any Financial Covenant (howsoever described) not set out in the Finance Documents (any such provision, a New Covenant); or

(b)                                 any Financial Covenant contained in the Note Documents or the Shelf Facility (or any instrument which refinances or replaces the Note Documents or the Shelf Facility) would be more beneficial to the Finance Parties than any analogous provision contained in the Finance Documents (any such provision, an Improved Covenant and, together with any New Covenants, the Additional Covenants), then the Company shall provide an Additional Covenant notice to the Agent.  Upon receipt of such notice, unless waived in writing by the Majority Lenders within 16 days of receipt of such Additional Covenant notice by the Agent, such Additional Covenant shall be deemed automatically incorporated by reference into this Agreement as if set out fully therein, without any further action required on the part of any person, effective as of the date when such Additional Covenant became effective under the Note Documents.  Thereafter upon the request of the Agent, the Company shall enter into any additional agreement or amendment to this Agreement reasonably requested by the Agent evidencing that such Additional Covenant is incorporated into this Agreement.

27                                  Events of Default

Each of the events or circumstances set out in this clause 27 (other than clause 27.20) is an Event of Default.

27.1                        Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless:

(a)                                 its failure to pay is caused by:

(i)                                     an administrative or technical error; or

(ii)                                  a Disruption Event; and

(b)                                 payment is made within 3 Business Days of its due date.

27.2                        Financial covenants and other obligations

(a)                                 Any requirement of clause 25 (Financial covenants) is not satisfied.

(b)                                 An Obligor does not comply with any Material Provision.

(c)                                  Not used.

27.3                        Other obligations

(a)                                 An Obligor does not comply with any provision of the Finance Documents (other than those referred to in clause 27.1 and clause 27.2.

(b)                                 No Event of Default under clause 27.3(a) will occur if the failure to comply is capable of remedy and is remedied within 15 Business Days of the earlier of:

(i)                                     the Agent giving notice to the Company or relevant Obligor; and

(ii)                                  the Company or the relevant Obligor becoming aware of the failure to comply.

27.4                        Misrepresentation

(a)                                 Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading when made or deemed to be made.

(b)                                 No Event of Default under clause 27.4(a) will occur if:

(i)                                     the event or circumstance causing the representation or statement to be incorrect or misleading is capable of remedy; and

(ii)                                  such Obligor shall have remedied such event or circumstance within 15 Business Days after the earlier of:

(A)                               the relevant Obligor becoming aware of such incorrect or misleading representation or statement; and

(B)                               receipt by the relevant Obligor of written notice from the Agent to such Obligor requiring the event or circumstance to be remedied.

27.5                        Cross default

(a)                                 Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.

(b)                                 Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)                                  Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

(d)                                 Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

(e)                                  No Event of Default will occur under this clause 27.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within clause 27.5(a) to 27.5(d) (inclusive) is less than $4,125,000 (or its equivalent in any other currency or currencies).

27.6                        Insolvency

(a)                                 An Obligor or a Material Company is unable or admits inability to pay its debts as they fall due, suspends or threatens to suspend making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to rescheduling any of its indebtedness.

(b)                                 A moratorium is declared in respect of any indebtedness of any Obligor or a Material Company.  If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

27.7                        Insolvency proceedings

(a)                                 Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)                                     the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor or a Material Company;

(ii)                                  a composition, compromise, assignment or arrangement with any creditor of any Obligor or a Material Company other than as permitted under paragraph (b) of the definition of Permitted Transaction;

(iii)                               the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Obligor or a Material Company or any of its assets; or

(iv)                              enforcement of any Security over any assets of any Obligor or a Material Company,

or any analogous procedure or step is taken in any jurisdiction.

(b)                                 Any of the following occurs in respect of a US Obligor:

(i)                                     it makes a general assignment for the benefit of creditors;

(ii)                                  it commences a voluntary case or proceeding under any US Bankruptcy Law;

(iii)                               an involuntary proceeding under any US Bankruptcy Law is commenced against it and is not challenged by appropriate means within thirty (30) days and is not dismissed or stayed within ninety (90) days after commencement of such case; or

(iv)                              a custodian, conservator, receiver, liquidator, assignee, trustee, sequestrator or other similar official is appointed under any US Bankruptcy Law for, or takes charge of, all or a substantial part of the property of a US Obligor

(c)                                  Clause 27.7 shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement.

27.8                        Creditors’ process

Any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of any Obligor or a Material Company having an aggregate value of $2,475,000 (or its equivalent in any currency) and is not discharged within 21 days of the commencement of such process.

27.9                        Unlawfulness and invalidity

(a)                                 It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents .

(b)                                 Any obligation or obligations of any Obligor under any Finance Documents are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents.

(c)                                  Any Finance Document ceases to be in full force and effect or is alleged by a party to it (other than a Finance Party) to be ineffective.

27.10                 Not Used

27.11                 Cessation of business

Any member of the Group suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business where such suspension or cessation is reasonably likely to have a Material Adverse Effect.

27.12                 Change of ownership

After the Closing Date, an Obligor (other than the Company) ceases to be a wholly-owned Subsidiary of the Company, other than as a result of a Permitted Disposal or a Permitted Transaction.

27.13                 Audit qualification

The Auditors of the Group qualify the Annual Financial Statements of the Company in an adverse manner which the Agent (acting reasonably) considers material.

27.14                 Expropriation

The authority or ability of any Obligor to conduct its business is materially limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any Obligor or any of its assets which has or is reasonably likely to have a Material Adverse Effect.

27.15                 Repudiation and rescission of agreements

An Obligor (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or evidences an intention to rescind or repudiate a Finance Document.

27.16                 Litigation

Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened in relation to the Transaction Documents or the transactions contemplated in the Transaction Documents or against any member of the Group or its assets which results in a liability to such member of the Group (whether actual or contingent) that would be reasonably likely to have a Material Adverse Effect.

27.17                 Pensions

The Pensions Regulator issues a Financial Support Direction or a Contribution Notice to any member of the Group unless the aggregate liability of the Obligors in each Financial Year under all Financial Support Directions and Contributions Notices is less than the greater of:

(a)                                 $8,250,000 (or its equivalent in any currency); and

(b)                                 10% of the Group’s EBITDA (by reference to the latest audited Annual Financial Statements delivered to the Agent pursuant to clause 24.1(a) (Financial statements)).

27.18                 Material adverse change

Any event or circumstance occurs which has or is reasonably likely to have a Material Adverse Effect.

27.19                 ERISA

Any ERISA Event or event set forth in (a), (b) or (c) below occurs that has or could reasonably be expected to have a Material Adverse Effect:

(a)                                 any Obligor or ERISA Affiliate incurs a liability to or on account of a Multiemployer Plan as a result of a violation of section 515 of ERISA or under section 4201, 4204 or 4212(c) of ERISA;

(b)                                 with respect to each Employee Plan subject to Title IV of ERISA, such plan’s funded ratio (defined for this purpose as the actuarial value of the assets of such plan divided by the present value of all benefits accrued or earned with respect to such plan) is less than (i) 76 per cent as of 1 January 2011, and (ii) 80 per cent on the first day of any calendar year thereafter.  The calculation of such ratio shall be computed using the actuarial value, assumptions and methods used by the actuary to the Employee Plan in its most recent valuation of such plan; or

(c)                                  any Obligor or ERISA Affiliate incurs or is likely to incur a liability to or on account of an Employee Plan under section 409, 502(i) or 502(I) of ERISA or section 4971 or 4975 of the Internal Revenue Code other than as a result of entering into this Agreement.

27.20                 Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Company:

(a)                                 cancel the Total Commitments and/or Ancillary Commitments at which time they shall immediately be cancelled;

(b)                                 declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable;

(c)                                  declare that all or part of the Loans be payable on demand, at which time they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or

(d)                                 declare all or any part of the amounts (or cash cover in relation to those amounts) outstanding under the Ancillary Facilities to be immediately due and payable, at which time they shall become immediately due and payable.

27.21                 Automatic Acceleration in Relation to a US Obligor

If an Event of Default occurs under clause 27.7(b) in relation to a US Obligor:

(a)                                 the Total Commitment shall immediately be cancelled automatically, without any direction, notice, declaration or other act;

(b)                                 all of the Utilisations, together with accrued interest, and all other amounts accrued and outstanding under the Finance Documents shall be immediately due and payable, automatically and without any direction, notice, declaration or other act; and

(c)                                  each amount expressed hereunder to be payable by any US Obligor on demand shall, after that Event of Default has occurred, be immediately due and payable without the need for any demand or other claim on any US Obligor.

28                                  Changes to the Lenders

28.1                        Assignments and transfers by the Lenders

Subject to this clause 28 and to clause 29 (Restriction on Debt Purchase Transactions), a Lender (Existing Lender) may:

(a)                                 assign any of its rights; or

(b)                                 transfer by novation any of its rights and obligations,

under any Finance Document to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in, or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (New Lender).

28.2                        Conditions of assignment or transfer

(a)                                 An Existing Lender must consult with the Company for not less than 5 Business Days before it may make an assignment or transfer in accordance with clause 28.1 unless the assignment or transfer is:

(i)                                     to another Lender or an Affiliate of a Lender;

(ii)                                  if the Existing Lender is a fund, to a fund which is a Related Fund of the Existing Lender; or

(iii)                               made at a time when an Event of Default is continuing.

(b)                                 An assignment will only be effective on:

(i)                                     receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender at that time; and

(ii)                                  the performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

(c)                                  If:

(i)                                     a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)                                  as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under clause 18 (Increased costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

(d)                                 Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lenders would have been had it remained a Lender.

28.3                        Assignment or transfer fee

Unless the Agent otherwise agrees the New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of £1,500.

28.4                        Limitation of responsibility of Existing Lenders

(a)                                 Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)                                     the legality, validity, effectiveness, adequacy or enforceability of the Transaction Documents or any other documents;

(ii)                                  the financial condition of any Obligor;

(iii)                               the performance and observance by any Obligor or any other member of the Group of its obligations under the Transaction Documents or any other documents; or

(iv)                              the accuracy of any statements (whether written or oral) made in or in connection with any Transaction Document or any other document,

and any representations or warranties implied by law are excluded.

(b)                                 Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)                                     has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Transaction Document; and

(ii)                                  will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities and of the risks arising under or in connection with the Finance Documents on the terms set out in clause 31.15 (Credit appraisal by the Lenders and Ancillary Lenders) whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)                                  Nothing in any Finance Document obliges an Existing Lender to:

(i)                                     accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this clause 28; or

(ii)                                  guarantee, indemnify or otherwise hold harmless a New Lender in respect of any cost, loss or liability directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Transaction Documents or otherwise.

28.5                        Procedure for transfer

(a)                                 Subject to the conditions set out in clause 28.2 a transfer is effected in accordance with clause 28.5(c) when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to clause 28.5(b), as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.  Each Obligor and each Finance Party (other than the Existing Lender and the Agent) irrevocably authorises the Agent to execute on its behalf each duly completed Transfer Certificate delivered to the Agent and acknowledges that it will be bound by such transfer.

(b)                                 The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)                                  Subject to clause 28.10, on the Transfer Date:

(i)                                     to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (Discharged Rights and Obligations);

(ii)                                  each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor or other member of the Group and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)                               the Agent, the Arrangers, the New Lender, the other Lenders and any relevant Ancillary Lender shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights, and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arrangers and any relevant Ancillary Lender and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)                              the New Lender shall become a Party as a Lender.

28.6                        Procedure for assignment

(a)                                 Subject to the conditions set out in clause 28.2 an assignment may be effected in accordance with clause 28.6(c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender.  The Agent shall, subject to clause 28.6(b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)                                 The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)                                  Subject to clause 28.10, on the Transfer Date:

(i)                                     the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement;

(ii)                                  the Existing Lender will be released from the obligations (Relevant Obligations) expressed to be the subject of the release in the Assignment Agreement; and

(iii)                               the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

(d)                                 Lenders may utilise procedures other than those set out in this clause 28.6 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with clause 28.5, to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in clause 28.2.

28.7                        Copy of Transfer Certificate, Assignment Agreement, Increase Confirmation or Uncommitted Accordion Facility Commitment Notice to Company

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, an Assignment Agreement, an Increase Confirmation or an Uncommitted Accordion Facility Commitment Notice, send to the Company a copy of that Transfer Certificate, Assignment Agreement, Increase Confirmation or Uncommitted Accordion Facility Commitment Notice.

28.8                        Accession of Hedge Counterparties

(a)                                 Any person, other than any member of the Group, which is a party to a Hedging Agreement shall, prior to or on the same date as such Hedging Agreement is entered into, become a Party to this Agreement as a Hedge Counterparty by delivering to the Agent a Hedge Counterparty Accession Undertaking.

(b)                                 The Hedge Counterparties (to the extent party to the Hedging Agreement in question) and any member of the Group who is party to the Hedging Agreements shall ensure at all times that each Hedging Agreement documents only hedging arrangements entered into for the purpose of hedging the types of liabilities described in clause 26.28(b) and that no other hedging arrangements are carried out under or pursuant to a Hedging Agreement.

(c)                                  For the purposes of this clause 28.8:

Close Out Netting means:

(i)                                     in respect of a Hedging Agreement based on a 1992 ISDA Master Agreement, any step involved in determining the amount payable in respect of an Early Termination Date (as defined in the 1992 ISDA Master Agreement) under section 6(e) of the 1992 ISDA Master Agreement before the application of any subsequent Set off (as defined in the 1992 ISDA Master Agreement);

(ii)                                  in respect of a Hedging Agreement based on a 2002 ISDA Master Agreement, any step involved in determining an Early Termination Amount (as defined in the 2002 ISDA Master Agreement) under section 6(e) of the 2002 ISDA Master Agreement; and

(iii)                               in respect of a Hedging Agreement not based on an ISDA Master Agreement, any step involved on a termination of the hedging transactions under that Hedging Agreement pursuant to any provision of that Hedging Agreement which has a similar effect to either provision referenced in paragraph (i) and paragraph (ii) above.

Distress Event means any of:

(i)                                     an event under clause 27.20 (Acceleration) of this Agreement;

(ii)                                  the occurrence of any Insolvency Event;

(iii)                               the making of a demand in relation to a Hedging Liability that is payable on demand or the making of any demand against any member of the Group in relation to any guarantee of that member of the Group; or

(iv)                              the exercise of any right of set off, account combination or payment netting against any member of the Group in respect of any Hedging Liabilities other than the exercise of any such right:

(A)                               as Close Out Netting by a Hedge Counterparty;

(B)                               as Payment Netting by a Hedge Counterparty; or

(C)                               as Inter-Hedging Agreement Netting by a Hedge Counterparty.

Enforcement Action means:

(a)                                    in relation to any Hedging Liabilities:

(i)                                      the acceleration of any Hedging Liabilities or the making of any declaration that any Hedging Liabilities are prematurely due and payable;

(ii)                                   the making of any declaration that any Hedging Liabilities are payable on demand;

(iii)                                the making of a demand in relation to a Hedging Liability that is payable on demand;

(iv)                               the making of any demand against any member of the Group in relation to any guarantee of that member of the Group;

(v)                                  the exercise of any right to require any member of the Group to acquire any Hedging Liability;

(vi)                               the exercise of any right of set off, account combination or payment netting against any member of the Group in respect of any Hedging Liabilities other than the exercise of any such right:

(A)                               as Close Out Netting by a Hedge Counterparty;

(B)                               as Payment Netting by a Hedge Counterparty; or

(C)                               as Inter-Hedging Agreement Netting by a Hedge Counterparty; or

(vii)                            the suing for, commencing or joining of any legal or arbitration proceedings against any member of the Group to recover any Hedging Liabilities;

(b)                                    the premature termination or close-out of any hedging transaction under any Hedging Agreement (other than as a result of the Company complying with any restriction under a Finance Document in respect of any over hedged amount or as a result of any over hedged amount arising due to the Facilities being repaid);

(c)                                     the entering into of any composition, compromise, assignment or arrangement with any member of the Group which owes any Hedging Liabilities (other than pursuant to this clause 28.8), or has given any guarantee or indemnity or other assurance against loss in respect of the Hedging Liabilities; or

(d)                                    the petitioning, applying or voting for, or the taking of any steps (including the appointment of any liquidator, receiver, administrator or similar officer) in relation to, the winding up, dissolution, administration or reorganisation of any member of the Group which owes any Hedging Liabilities, or has given any guarantee, indemnity or other assurance against loss in respect of any of the Hedging Liabilities, or any of such member of the Group’s assets or any suspension of payments or moratorium of any indebtedness of any such member of the Group, or any analogous procedure or step in any jurisdiction, except that the following shall not constitute Enforcement Action:

(i)                                      the taking of any action falling within paragraphs (a)(vii) or (d) above which is necessary (but only to the extent necessary) to preserve the validity, existence or priority of claims in respect of Hedging Liabilities, including the registration of such claims before any court or governmental authority and the bringing, supporting or joining of proceedings to prevent any loss of the right to bring, support or join proceedings by reason of applicable limitation periods; or

(ii)                                   a Party bringing legal proceedings against any person solely for the purpose of:

(A)                               obtaining injunctive relief (or any analogous remedy outside England and Wales) to restrain any actual or putative breach of any Finance Document to which it is party;

(B)                               obtaining specific performance (other than specific performance of an obligation to make a payment) with no claim for damages; or

(C)                               requesting judicial interpretation of any provision of any Finance Document to which it is party with no claim for damages.

Hedging Liabilities means the amounts owed by any member of the Group to the Hedge Counterparties under or in connection with the original form Hedging Agreements.

Insolvency Event means, in relation to any member of the Group:

(a)                                    any resolution is passed or order made for the winding up, dissolution, administration or reorganisation of that member of the Group, a moratorium is declared in relation to any indebtedness of that member of the Group or an administrator is appointed to that member of the Group;

(b)                                    any composition, compromise, assignment or arrangement is made with any of its creditors;

(c)                                     the appointment of any liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of that member of the Group or any of its assets; or

(d)                                    any analogous procedure or step is taken in any jurisdiction.

Inter-Hedging Agreement Netting means the exercise of any right of set-off, account combination, close-out netting or payment netting (whether arising out of a cross agreement netting agreement or otherwise) by a Hedge Counterparty against liabilities owed by a member of the Group by that Hedge Counterparty under a Hedging Agreement in respect of Hedging Liabilities owed to that Hedge Counterparty by that member of the Group under another Hedging Agreement.

Payment Netting means:

(a)                                    in respect of a Hedging Agreement based on an ISDA Master Agreement, netting under section 2(c) of the relevant ISDA Master Agreement; and

(b)                                    in respect of a Hedging Agreement not based on an ISDA Master Agreement, netting pursuant to any provision of that Hedging Agreement which has a similar effect to the provision referenced in paragraph (a) above.

(d)                                 Restriction on Enforcement: Hedge Counterparties

Subject to clause 28.8(e), the Hedge Counterparties shall not take any Enforcement Action in respect of any of the Hedging Liabilities or any of the hedging transactions under any of the Hedging Agreements at any time.

(e)                                  Permitted Enforcement: Hedge Counterparties

(i)                                     To the extent it is able to do so under the relevant Hedging Agreement, a Hedge Counterparty may terminate or close out in whole or in part any hedging transaction under that Hedging Agreement prior to its stated maturity:

(A)                               if, prior to a Distress Event, the Company has certified to that Hedge Counterparty that that termination or close out would not result in a breach of clause 26.28 (Treasury transactions) of this Agreement;

(B)                               if a Distress Event has occurred;

(C)                               if:

1)                                     in relation to a Hedging Agreement which is based on the 1992 ISDA Master Agreement:

a)                                     an Illegality or Tax Event or Tax Event Upon Merger (each as defined in the 1992 ISDA Master Agreement); or

b)                                     an event similar in meaning and effect to a “Force Majeure Event” (as defined in clause 28.8(e)(i)(C)2) below),

has occurred in respect of that Hedging Agreement;

2)                                     in relation to a Hedging Agreement which is based on the 2002 ISDA Master Agreement, an Illegality or Tax Event, Tax Event Upon Merger or a Force Majeure Event (each as defined in the 2002 ISDA Master Agreement) has occurred in respect of that Hedging Agreement; or

3)                                     in relation to a Hedging Agreement which is not based on an ISDA Master Agreement, any event similar in meaning and effect to an event described in clauses 28.8(e)(i)(C)1) or 28.8(e)(i)(C)2) above has occurred under and in respect of that Hedging Agreement;

(D)                               if an Event of Default has occurred under either clause 27.6 (Insolvency) or clause 27.7 (Insolvency proceedings) of this Agreement in relation to a member of the Group which is party to that Hedging Agreement;

(E)                                if the Majority Lenders give prior consent to that termination or close-out being made;

(F)                                 if the Company is complying with any restriction under a Finance Document in respect of any over hedged amount or any over hedged amount arises as a result of the Facilities being repaid; or

(G)                               following a refinancing of the Facilities.

(ii)                                  If a member of the Group has defaulted on any payment due under a Hedging Agreement (after allowing any applicable notice or grace periods) and the default has continued unwaived for more than ten Business Days after notice of that default has been given to the Agent the relevant Hedge Counterparty may, to the extent it is able to do so under the relevant Hedging Agreement, terminate or close out in whole or in part any hedging transaction under that Hedging Agreement.

(iii)                               After the occurrence of an Insolvency Event in relation to any member of the Group, each Hedge Counterparty shall be entitled to exercise any right it may otherwise have in respect of that member of the Group to:

(A)                               prematurely close out or terminate any Hedging Liabilities of that member of the Group;

(B)                               make a demand under any guarantee, indemnity or other assurance against loss given by that member of the Group in respect of any Hedging Liabilities;

(C)                               exercise any right of set off or take or receive any Payment in respect of any Hedging Liabilities of that member of the Group; or

(D)                               claim and prove in the liquidation of that member of the Group for the Hedging Liabilities owing to it.

(f)                                   Required Enforcement: Hedge Counterparties

Subject to clause 28.8(g) below, a Hedge Counterparty shall promptly terminate or close out in full any hedging transaction under all or any of the Hedging Agreements to which it is party prior to their stated maturity, following:

(i)                                     the occurrence of an event under clause 27.20 (Acceleration) of this Agreement (Acceleration Event) and delivery to it of a notice from the Agent that that Acceleration Event has occurred; and

(ii)                                  delivery to it of a subsequent notice from the Agent (acting on the instructions of the Majority Lenders) instructing it to do so.

(g)                                  If a Hedge Counterparty is entitled to terminate or close-out any hedging transaction under clause 28.8(f) (or would have been able to if that Hedge Counterparty had given the notice referred to in that clause) but has not terminated or closed out each such hedging transaction, that Hedge Counterparty shall promptly terminate or close-out in full each such hedging transaction following a request to do so by the Agent (acting on the instructions of the Majority Lenders).

28.9                        Security over Lenders’ rights

In addition to the other rights provided to Lenders under this clause 28, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create a Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)                                 any Security to secure obligations to a federal reserve or central bank or to a government authority, department or agency (including HM Treasury); and

(b)                                 in the case of any Lender which is a fund any Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such Security shall:

(i)                                     release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant Security for the Lender as a party to any of the Finance Documents; or

(ii)                                  require any payments to be made by an Obligor or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents.

28.10                 Pro rata interest settlement

If the Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to clause 28.6 or any assignment pursuant to clause 28.6 the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(a)                                 any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (Accrued Amounts) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and

(b)                                 the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts so that, for the avoidance of doubt:

(i)                                     when the Accrued Amounts become payable, those Accrued Amounts will be payable for the account of the Existing Lender; and

(ii)                                  the amount payable to the New Lender on that date will be the amount which would, but for the application of this clause 28.10, have been payable to it on that date, but after deduction of the Accrued Amounts.

28.11                 Uncommitted Accordion Facility

Any bank or financial institution (an “Uncommitted Accordion Facility Lender”) which accepts an Uncommitted Accordion Facility Commitment by countersigning an Uncommitted Accordion Facility Commitment Notice and delivering it to the Agent shall, upon the countersignature of such Uncommitted Accordion Facility Commitment Notice by the Agent become Party to this Agreement as a Lender:

(a)                                 each of the Obligors will owe obligations to the Uncommitted Accordion Facility Lender as recorded in the Finance Documents;

(b)                                 without limiting paragraph 28.11(a) above, and subject to any limits recorded in the Finance Documents, the guarantees and security recorded in the Finance Documents in favour of the Finance Parties will extend to the Uncommitted Accordion Facility Lender and the Uncommitted Accordion Facility Loans;

(c)                                  the Agent, the Uncommitted Accordion Facility Lender and the other Lenders shall acquire the rights and assume the obligations between themselves as if the Uncommitted Accordion Facility Lender had been an Original Lender under this Agreement in such capacity; and

(d)                                 to the extent the Uncommitted Accordion Facility Lender is not an Existing Lender it shall be treated as a New Lender for the purposes of paragraph 28.4 (Limitation of responsibility of Existing Lenders).

29                                  Restriction on Debt Purchase Transactions

29.1                        Prohibition on Debt Purchase Transactions by the Group

The Company shall not, and shall procure that each other member of the Group shall not, enter into any Debt Purchase Transaction or beneficially own all or any part of the share capital of a company that is a Lender or a party to a Debt Purchase Transaction of the type referred to in paragraphs (b) or (c) of the definition of Debt Purchase Transaction.

29.2                        Not used

30                                  Changes to the Obligors

30.1                        Assignment and transfers by Obligors

No Obligor or any other member of the Group may assign any of its rights or transfer (or enter into any transaction or purported transaction the effect of which is to give rise to a trust in respect of) any of its rights or obligations under the Finance Documents.

30.2                        Additional Borrowers

(a)                                 Subject to compliance with the provisions of clause 24.8(c) (“Know your customer” checks) and 24.8(d) (“Know your customer” checks), the Company may request, at any time after the first Utilisation Date, in connection with any of its wholly owned Subsidiaries, which is not a Dormant Subsidiary, becomes a Borrower under the Facilities.  That Subsidiary shall become a Borrower upon satisfaction of each of the following conditions:

(A)                               it is incorporated in the same jurisdiction as an existing Borrower and the Majority Lenders approve the addition of that Subsidiary or otherwise if all the Lenders approve the addition of that Subsidiary;

(B)                               the Company and that Subsidiary deliver to the Agent a duly completed and executed Accession Deed;

(C)                               the Subsidiary is (or becomes) a Guarantor prior to becoming a Borrower;

(D)                               the Company confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower and the Company confirms this; and

(E)                                the Agent has received all of the documents and other evidence listed in part 3 - (Conditions precedent required to be delivered by an Additional Obligor) of schedule 2 (Conditions precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Agent.

(b)                                 The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in part 3 - (Conditions precedent required to be delivered by an Additional Obligor) of schedule 2 (Conditions precedent).

(c)                                  Upon becoming an Additional Borrower that Subsidiary shall make any filings (and provide copies of such filings) as required by clause 17.2(j) (Tax gross-up) and clause 17.7(b) (HMRC DT Treaty Passport scheme confirmation) in accordance with those clauses.

30.3                        Resignation of a Borrower

(a)                                 With the prior consent of all the Lenders (such consent to be provided if the Borrower is the subject of a disposal that is permitted under clause 26.13 (Disposals)), the Company may request that such Borrower ceases to be a Borrower by delivering to the Agent a Resignation Letter.

(b)                                 The Agent shall accept a Resignation Letter and notify the Company and the other Finance Parties of its acceptance if:

(i)                                     the Company has confirmed that no Default is continuing or would result from the acceptance of the Resignation Letter;

(ii)                                  the Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents;

(iii)                               where the Borrower is also a Guarantor (unless its resignation has been accepted in accordance with clause 30.5), its obligations in its capacity as Guarantor continue to be legal, valid, binding and enforceable and in full force and effect (subject to the Legal Reservations) and the amount guaranteed by it as a Guarantor is not decreased (and the Company has confirmed this is the case); and

(iv)                              the Company has confirmed that it shall ensure that any relevant Disposal Proceeds will be applied in accordance with clause 11.2 (Disposal and Insurance).

(c)                                  Upon notification by the Agent to the Company of its acceptance of the resignation of a Borrower, that Party shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents as a Borrower.

(d)                                 The Agent may, at the cost and expense of the Company, require a legal opinion from counsel to the Agent confirming the matters set out in clause 30.3(b)(ii) and the Agent shall be under no obligation to accept a Resignation Letter until it has obtained such opinion in form and substance satisfactory to it.

30.4                        Additional Guarantors

(a)                                 Subject to compliance with the provisions of clause 24.8 (“Know your customer” checks), the Company shall ensure that any other member of the Group which is a Material Company (other than the French Subsidiary and the Czech Subsidiary) shall within ten Business Days after becoming a Material Company, shall become an Additional Guarantor.

(b)                                 A member of the Group shall become an Additional Guarantor if the Agent has received all of the documents and other evidence listed in part 3 - (Conditions precedent required to be delivered by an Additional Obligor) of schedule 2 (Conditions precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent.

(c)                                  The Agent shall notify the Company and the other Finance Parties promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in part 3 - (Conditions precedent required to be delivered by an Additional Obligor) of schedule 2 (Conditions precedent).

30.5                        Resignation of a Guarantor

(a)                                 The Company may request that a Guarantor (other than the Company) ceases to be a Guarantor by delivering to the Agent a Resignation Letter if:

(i)                                     that Guarantor is being disposed of by way of a Third Party Disposal and the Company has confirmed this is the case; or

(ii)                                  all the Lenders have consented to the resignation of that Guarantor.

(b)                                 The Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance upon satisfaction of each of the following conditions:

(i)                                     the Company has confirmed that no Default is continuing or would result from the acceptance of the Resignation Letter;

(ii)                                  no payment is due from the Guarantor under clause 22.1 (Guarantee and indemnity);

(iii)                               where the Guarantor is also a Borrower, it is under no actual or contingent obligations as a Borrower and has resigned and ceased to be a Borrower under clause 30.3; and

(iv)                              the Company has confirmed that it shall ensure that the relevant Disposal Proceeds will be applied, in accordance with clause 11.2 (Disposal and Insurance).

(c)                                  The resignation of that Guarantor shall not be effective until the date of the relevant Third Party Disposal at which time that company shall cease to be a Guarantor and shall have no further rights or obligations under the Finance Documents as a Guarantor.

30.6                        Repetition of Representations

Delivery of an Accession Deed constitutes confirmation by the relevant Subsidiary that the representations and warranties referred to in clause 23.33(d) (Times when representations made) are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

31                                  Role of the Agent, the Arrangers and others

31.1                        Appointment of the Agent

(a)                                 Each of the Arrangers and the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)                                 Each of the Arrangers and the Lenders authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

31.2                        Duties of the Agent

(a)                                 Subject to clause 31.2(b), the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(b)                                 Without prejudice to clause 28.7 (Copy of Transfer Certificate, Assignment Agreement, Increase Confirmation or Uncommitted Accordion Facility Commitment

Notice to Company), clause 31.2(a) above shall not apply to any Transfer Certificate, any Assignment Agreement, any Increase Confirmation or Uncommitted Accordion Facility Commitment Notice.

(c)                                  Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d)                                 If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(e)                                  If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or the Arrangers) under this Agreement it shall promptly notify the other Finance Parties.

(f)                                   The Agent shall maintain a register for recordation of the names, addresses (including the department or officer) if any, to whom communications are to be made or documents are to be delivered), fax numbers, electronic mail address and/or any other information required to enable the sending and receipt of information by electronic mail or other electronic means and the Commitments of each Lender, and agrees to provide to the Company within 5 Business Days of a request by the Company (but no more frequently than once per calendar month) or as soon as reasonably practicable upon the Agent becoming an Impaired Agent a copy of such register as at the date of that request.  The entries in the register shall be conclusive absent manifest error, and the Obligors and the Lenders may treat each Person whose name is recorded in the register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement,

(g)                                  The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

31.3                        Role of the Arrangers

Except as specifically provided in the Finance Documents, the Arrangers have no obligations of any kind to any other Party under or in connection with any Finance Document.

31.4                        No fiduciary duties

(a)                                 Nothing in this Agreement constitutes the Agent and/or the Arrangers as a trustee or fiduciary of any other person.

(b)                                 None of the Agent, the Arrangers or any Ancillary Lender shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

31.5                        Business with the Group

The Agent, the Arrangers and each Ancillary Lender may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

31.6                        Rights and discretions

(a)                                 The Agent may rely on:

(i)                                     any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)                                  any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)                                 The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)                                     no Default has occurred (unless it has actual knowledge of a Default arising under clause 27.1 (Non-payment));

(ii)                                  any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

(iii)                               any notice or request made by the Company (other than a Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)                                  The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)                                 The Agent may act in relation to the Finance Documents through its personnel and agents.

(e)                                  The Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(f)                                   Without prejudice to the generality of clause 31.6(e) above, the Agent may disclose the identity of a Defaulting Lender to the other Finance Parties and the Company shall disclose the same upon the written request of the Majority Lenders.

(g)                                  Notwithstanding any other provision of any Finance Document to the contrary, none of the Agent or the Arrangers is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(h)                                 The Agent may not disclose to any Finance Party any details of the rate notified to the Agent by any Lender for the purpose of clause 15.3(a)(ii) (Market disruption).

31.7                        Majority Lenders’ instructions

(a)                                 Unless a contrary indication appears in a Finance Document, the Agent shall:

(i)                                     exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent); and

(ii)                                  not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

(b)                                 Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.

(c)                                  The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(d)                                 In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e)                                  The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.

31.8                        Responsibility for documentation

None of the Agent or any Arranger or any Ancillary Lender:

(a)                                 is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, any Arranger, an Ancillary Lender, an Obligor or any other person given in or in connection with any Finance Document, the Information Memorandum or the transactions contemplated in the Finance Documents;

(b)                                 is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document; or

(c)                                  is responsible for any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

31.9                        Exclusion of liability

(a)                                 Without limiting clause 31.9(b) (and without prejudice to the provisions of clause 34.11(e) (Disruption to Payment Systems etc.), none of the Agent or any Ancillary Lender will be liable (including, without limitation, for negligence or any other category of liability whatsoever) for any action taken by it (or any omission by it to act) under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b)                                 No Party (other than the Agent or an Ancillary Lender (as applicable)) may take any proceedings against any officer, employee or agent of the Agent or any Ancillary Lender, in respect of any claim it might have against the Agent or an Ancillary Lender or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Transaction Document and any officer, employee or agent of the Agent or any Ancillary Lender may rely on this clause subject to clause 1.3 (Third party rights) and the provisions of the Third Parties Act.

(c)                                  The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)                                 Nothing in this Agreement shall oblige the Agent or the Arrangers to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Agent and the Arrangers that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arrangers.

31.10                 Lenders’ indemnity to the Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within 3 Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to clause 34.11 (Disruption to Payment Systems etc.) notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

31.11                 Resignation of the Agent

(a)                                 The Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the Lenders and the Company.

(b)                                 Alternatively the Agent may resign by giving notice to the Lenders and the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor Agent.

(c)                                  If the Majority Lenders have not appointed a successor Agent in accordance with clause 31.11(b) within 30 days after notice of resignation was given, the Agent (after consultation with the Company) may appoint a successor Agent (acting through an office in the United Kingdom).

(d)                                 If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under clause 31.11(c), the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as Agent) agree with the proposed successor Agent amendments to this clause 31 and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Agent’s normal fee rates and those amendments will bind the Parties.

(e)                                  The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(f)                                   The Agent’s resignation notice shall only take effect upon the appointment of a successor.

(g)                                  Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this clause 31.  Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(h)                                 After consultation with the Company, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with clause 31.11(b).  In this event, the Agent shall resign in accordance with clause 31.11(b).

(i)                                     The Agent shall resign in accordance with clause 31.11(b) (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to clause 31.11(c)) if on or after the date which is 3 months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(i)                                     the Agent fails to respond to a request under clause 17.12 (FATCA Information) and a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)                                  the information supplied by the Agent pursuant to clause 17.12 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)                               the Agent notifies the Company and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) a Lender believes that a Party may be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and that Lender, by notice to the Agent, requires it to resign.

31.12                 Replacement of the Agent

(a)                                 After consultation with the Company, the Majority Lenders may, by giving 30 days’ notice to the Agent (or at any time the Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace the Agent by appointing a successor Agent (acting through an office in the United Kingdom).

(b)                                 The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(c)                                  The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance

Documents but shall remain entitled to the benefit of this clause 31.12 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

(d)                                 Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

31.13                 Confidentiality

(a)                                 In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)                                 If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

(c)                                  Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arrangers are obliged to disclose to any other person:

(i)                                     any confidential information; or

(ii)                                  any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

31.14                 Relationship with the Lenders

(a)                                 Subject to clause 28.10 (Pro rata interest settlement), the Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)                                     entitled to or liable for any payment due under any Finance Document on that day; and

(ii)                                  entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than 5 Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)                                 Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents.  Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted by clause 36.5 (Communication when Agent is an Impaired Agent) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, tax number, electronic mail address, department and officer by that Lender for the purposes of clause 36.2 (Addresses) and clause 36.6(a)(iii) (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

31.15                 Credit appraisal by the Lenders and Ancillary Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender and Ancillary Lender confirms to the Agent, the Arrangers and each Ancillary Lender that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)                                 the financial condition, status and nature of each member of the Group;

(b)                                 the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c)                                  whether that Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(d)                                 the adequacy, accuracy and/or completeness of the Information Memorandum and any other information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

31.16                 Base Reference Banks

If a Base Reference Bank (or, if a Base Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with the Company) appoint another Lender or an Affiliate of a Lender to replace that Base Reference Bank.

31.17                 Agent’s management time

Any amount payable to the Agent under clause 19.3 (Indemnity to the Agent), clause 21 (Costs and expenses) and clause 31.10 following an Event of Default shall include the cost of utilising the Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Company and the Lenders, and is in addition to any fee paid or payable to the Agent under clause 16 (Fees).

31.18                 Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent (in its capacity as such) under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed.  For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

31.19                 Reliance and engagement letters

Each Finance Party confirms that each of the Arrangers and the Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Arrangers or the Agent) the terms of any reliance letter or engagement letters relating to any reports or letters provided in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

32                                  Conduct of business by the Finance Parties

No provision of this Agreement will:

(a)                                 interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)                                 oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)                                  oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

33                                  Sharing among the Finance Parties

33.1                        Payments to Finance Parties

If a Finance Party (Recovering Finance Party) receives or recovers any amount from an Obligor other than in accordance with clauses 16.2 (participation fee), 16.3 (Agency fee) and 34 (Payment mechanics) (a Recovered Amount) and applies that amount (or exercises any other right (including any right of set-off or combination) which it may have, in each case) to or towards the discharge of a payment due under the Finance Documents then:

(a)                                 the Recovering Finance Party shall, within 3 Business Days, notify details of the receipt recovery, or discharge, to the Agent;

(b)                                 the Agent shall determine whether the receipt recovery or discharge is in excess of the amount the Recovering Finance Party would have been paid had the receipt recovery or discharge been received or made by the Agent and distributed in accordance with clause 34 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)                                  the Recovering Finance Party shall, within 3 Business Days of demand by the Agent, pay to the Agent an amount (Sharing Payment) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with clause 34.6 (Partial payments).

33.2                        Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the Sharing Finance Parties) in accordance with clause 34.6 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

33.3                        Recovering Finance Party’s rights

On a distribution by the Agent under clause 33.2 of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

33.4                        Reversal of redistribution

If any part of the Sharing Payment received or recovered (or which is deemed to have been received or recovered) by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)                                 each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for that account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the Redistributed Amount); and

(b)                                 as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

33.5                        Exceptions

(a)                                 This clause 33 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this clause, have a valid and enforceable claim against the relevant Obligor.

(b)                                 A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)                                     it notified the other Finance Party of the legal or arbitration proceedings; and

(ii)                                  the other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

33.6                        Ancillary Lenders

(a)                                 This clause 33 shall not apply to any receipt or recovery by a Lender in its capacity as an Ancillary Lender at any time prior to service of notice under clause 27.20 (Acceleration).

(b)                                 Following service of notice under clause 27.20 (Acceleration), this clause 33 shall apply to all receipts or recoveries by Ancillary Lenders except to the extent that the receipt or recovery represents a reduction from the Designated Gross Amount for an Ancillary Facility to its Designated Net Amount.

34                                  Payment mechanics

34.1                        Payments to the Agent

(a)                                 On each date on which an Obligor or a Lender is required to make a payment under a Finance Document (excluding a payment under the terms of an Ancillary Document) or, in the case of an Obligor, a scheduled payment under a Hedging Agreement, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)                                 Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in a Participating Member State or London) with such bank as the Agent specifies.

34.2                        Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to clause 34.3 and clause 34.4 be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than 5 Business Days’ notice with a bank in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London).

34.3                        Distributions to an Obligor

The Agent may (with the consent of the Obligor or in accordance with clause 35 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

34.4                        Clawback

(a)                                 Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)                                 If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

34.5                        Impaired Agent

If, at any time, the Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Agent in accordance with clause 34.1 (Payments to the Agent) may instead pay that amount direct to the required recipient or if the relevant Obligor and the Majority Lenders agree at that time pay that amount to an interest-bearing account (which account shall bear interest at a market rate taking into account the currency and term of the deposit) held with an Acceptable Bank which is a regular acceptor of deposits within the meaning of paragraph (a) of the definition of Acceptable Bank and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making the Payment and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents.  In each case such payments must be made on the due date for payment under the Finance Documents.  The trust account must be held in London or in a principal financial centre of another jurisdiction whose law recognises the concept of a trust arrangement and in which the Majority Lenders consider that the rights of the Partiers in respect of that account (and the rights to receive monies due to them standing to its credit) will not be prejudiced (including in the event of an insolvency or other similar proceedings affecting the Acceptable Bank or the relevant recipient party).  In each case such payments must be made on the due date for payment under the Finance Documents.

34.6                        Partial payments

(a)                                 If the Agent receives a payment for application against amounts due in respect of any Finance Documents that is insufficient to discharge all the amounts then due and payable by an Obligor under those Finance Documents to the Agent, the Arrangers and the Lenders, the Agent shall apply that payment towards the obligations of that Obligor under those Finance Documents to such parties in the following order:

(i)                                     first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent and the Arrangers under those Finance Documents;

(ii)                                  secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under those Finance Documents to such parties;

(iii)                               thirdly, in or towards payment pro rata of any principal due but unpaid under those Finance Documents to such parties; and

(iv)                              fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents to such parties.

(b)                                 The Agent shall, if so directed by the Majority Lenders, vary the order set out in clause 34.6(a)(ii) to 34.6(a)(iv).

(c)                                  Clauses 34.6(a) and 34.6(b) will override any appropriation made by an Obligor.

34.7                        No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

34.8                        Business Days

(a)                                 Subject to clause 34.8(b), any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)                                 If a payment under the Finance Documents is due to be paid on a relevant Termination Date but that day is not a Business Day, that payment shall be made on the preceding Business Day.

(c)                                  During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the date on which, but for this clause 34.8, such principal or Unpaid Sum would otherwise have been due.

34.9                        Currency of account

(a)                                 Subject to clauses 34.9(b) to 34.9(e), the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)                                 A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated on its due date.

(c)                                  Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(d)                                 Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)                                  Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

34.10                 Change of currency

(a)                                 Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)                                     any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Company); and

(ii)                                  any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)                                 If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

34.11                 Disruption to Payment Systems etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Company that a Disruption Event has occurred:

(a)                                 the Agent may, and shall if requested to do so by the Company, consult with the Company with a view to agreeing with the Company such changes to the operation or administration of the Facilities as the Agent may deem necessary in the circumstances;

(b)                                 the Agent shall not be obliged to consult with the Company in relation to any changes mentioned in clause 34.11(a) if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)                                  the Agent may consult with the other Finance Parties in relation to any changes mentioned in clause 34.11(a) but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)                                 any such changes agreed upon by the Agent and the Company shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of clause 40 (Amendments and waivers);

(e)                                  the Agent shall not be liable for any damages, costs or losses whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this clause 34.11; and

(f)                                   the Agent shall notify the other Finance Parties of all changes agreed pursuant to clause 34.11(d) above.

35                                  Set-off

(a)                                 A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation.  If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

(b)                                 Any credit balances taken into account by an Ancillary Lender when operating a net limit in respect of any overdraft under an Ancillary Facility shall on enforcement of the Finance Documents be applied first in reduction of the overdraft provided under that Ancillary Facility in accordance with its terms.

36                                  Notices

36.1                        Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

36.2                        Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)                                 in the case of the Company, that identified with its name below;

(b)                                 in the case of the Agent, the Arrangers, each Original Lender and the Original Ancillary Lender, that identified with its name below; and

(c)                                  in the case of each other Lender, each other Ancillary Lender or any other Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party, or any substitute address, fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than 5 Business Days’ notice.

36.3                        Delivery

(a)                                 Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)                                     if by way of fax, when received in legible form; or

(ii)                                  if by way of letter, when it has been left at the relevant address or 3 Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under clause 36.2, if addressed to that department or officer.

(b)                                 Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s signature below (or any substitute department or officer as the Agent shall specify for this purpose).

(c)                                  All notices from or to an Obligor shall be sent through the Agent.

(d)                                 Any communication or document made or delivered to the Company in accordance with this clause 36.3 will be deemed to have been made or delivered to each of the Obligors.

36.4                        Notification of address and fax number

Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to clause 36.2 or changing its own address or fax number, the Agent shall notify the other Parties.

36.5                        Communication when Agent is an Impaired Agent

Upon the Agent becoming aware that it is an Impaired Agent, the Agent will as soon as reasonably practicable notify, in writing, each Party to a Finance Document that it is an Impaired Agent (the Impaired Agent Notice).  The Impaired Agent Notice will specify the date on which the Agent became an Impaired Agent and will include the details required to be delivered by the Agent under clause 31.2 (Duties of the Agent).  From the date of the Impaired Agent Notice, the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly.  This provision shall not operate after a replacement Agent has been appointed.  For the avoidance of doubt, the failure of the Agent to deliver the Impaired Agent Notice will not prevent the Parties from communicating directly with each other if the Agent is an Impaired Agent.

36.6                        Electronic communication

(a)                                 Any communication to be made between the Agent and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Agent and the relevant Lender:

(i)                                     agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)                                  notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)                               notify each other of any change to their address or any other such information supplied by them.

(b)                                 Any electronic communication made between the Agent and a Lender will be effective only when actually received in intelligible form and in the case of any electronic communication made by a Lender to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

36.7                        English language

(a)                                 Any notice given under or in connection with any Finance Document must be in English.

(b)                                 All other documents provided under or in connection with any Finance Document must be:

(i)                                     in English; or

(ii)                                  if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

37                                  Calculations and certificates

37.1                        Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

37.2                        Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

37.3                        Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

38                                  Partial invalidity

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

39                                  Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in this Agreement and the other Finance Documents are cumulative and not exclusive of any rights or remedies provided by law.

40                                  Amendments and waivers

40.1                        Not Used

40.2                        Required consents

(a)                                 Subject to clause 40.3 any term of the Finance Documents may be amended or waived only with the prior written consent of the Majority Lenders and the Company and any such amendment or waiver will be binding on all Parties.

(b)                                 The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this clause 40.

(c)                                  Each Obligor agrees to any such amendment or waiver permitted by this clause 40 which is agreed to by the Company.  This includes any amendment or waiver which would, but for this clause 40.2(c), require the consent of all of the Guarantors.

40.3                        Exceptions

(a)                                 An amendment or waiver that has the effect of changing or which relates to:

(i)                                     the definition of Majority Lenders in clause 1 (Definitions and interpretation);

(ii)                                  an extension to the date of payment of any amount under the Finance Documents;

(iii)                               a reduction in the Margin (other than by means of the operation of the Margin ratchet) or a reduction in the amount of any payment of principal, interest, fees or other amount payable to a Lender under the Finance Documents (other than in relation to clause 11 (Mandatory prepayment));

(iv)                              a change in currency of payment of any amount under the Finance Documents;

(v)                                 an increase in or an extension of any Commitment or the Total Commitments;

(vi)                              a change to the Borrowers or Guarantors other than in accordance with clause 30 (Changes to the Obligors);

(vii)                           any provision which expressly requires the consent of all the Lenders;

(viii)                        clause 1.3 (Third party rights), clause 2.3 (Uncommitted Accordion Facility Commitments), clause 2.4 (Finance Parties’ rights and obligations), clause 11 (Mandatory prepayment), clause 15.1 (Margin adjustment), clause 28 (Changes to the Lenders), clause 33 (Sharing among the Finance Parties), this clause 40, clause 44 (Governing law) or clause 45 (Enforcement);

(ix)                              (other than as expressly permitted by the provisions of any Finance Document) the nature or scope of the guarantee and indemnity granted under clause 22 (Guarantee and indemnity); or

(x)                                 the release of any guarantee and indemnity granted under clause 22 (Guarantee and indemnity) unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset which is expressly permitted under this Agreement, shall not be made without the prior consent of all the Lenders.

(b)                                 An amendment or waiver which relates to the rights or obligations of the Agent, the Arrangers, any Ancillary Lender or any Hedge Counterparty (each in their capacity as such) may not be effected without the prior written consent of the Agent, the Arrangers, that Ancillary Lender or, as the case may be, that Hedge Counterparty.

40.4                        Deemed consent

If at any time the Lenders agree to amend or waive any term of this Agreement in accordance with this clause 40 then the Ancillary Lenders will be deemed to make a corresponding amendment or waiver in equivalent terms to the Ancillary Documents and to take any steps that the Agent may reasonably require on behalf of the Lenders to give effect to this clause 40.4.

40.5                        Disenfranchisement of Defaulting Lenders

(a)                                 For so long as a Defaulting Lender has any Available Commitment, in ascertaining the Majority Lenders or whether any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents, that Defaulting Lender’s Commitments will be reduced by the amount of its Available Commitments.

(b)                                 For the purposes of this clause 40.5 the Agent may assume that the following Lenders are Defaulting Lenders:

(i)                                     any Lender which has notified the Agent that it has become a Defaulting Lender;

(ii)                                  any Lender in relation to which it is aware that any of the events of circumstances referred to in paragraphs (a), (b) or (c) of the definition of Defaulting Lender has occurred and, in the case of the events or circumstances referred to in paragraph (a), none of the exceptions to that paragraph apply, unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

40.6                        Replacement of a Defaulting Lender

(a)                                 The Company may, at any time a Lender has become and continues to be a Defaulting Lender, by giving 10 Business Days’ prior written notice to the Agent and such Lender:

(i)                                     replace such Lender by requiring such Lender to (and such Lender shall) transfer pursuant to clause 28 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement;

(ii)                                  require such Lender to (and such Lender shall) transfer pursuant to clause 28 (Changes to the Lenders) all (and not part only) of the undrawn Commitment of the Lender; or

(iii)                               require such Lender to (and such Lender shall) transfer pursuant to clause 28 (Changes to the Lenders) all (and not part only) of its rights and obligations in respect of the Facilities, to a Lender or other bank, financial institution, trust, fund or other entity (Replacement Lender) selected by the Company, and which (unless the Agent is an Impaired Agent) is acceptable to the Agent (acting reasonably), which confirms its willingness to assume and does assume all the obligations or all the relevant obligations of the transferring Lender (including the assumption of the transferring Lender’s participations or unfunded participations (as the case may be) on the same basis as the transferring Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisations and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents.

(b)                                 Any transfer of rights and obligations of a Defaulting Lender pursuant to this clause shall be subject to the following conditions:

(i)                                     the Company shall have no right to replace the Agent;

(ii)                                  neither the Agent nor the Defaulting Lender shall have any obligation to the Company to find a Replacement Lender;

(iii)                               the transfer must take place no later than 20 Business Days after the notice referred to in clause 40.6(a) above; and

(iv)                              in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents.

41                                  Confidentiality

41.1                        Confidential Information

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by clause 41.2 (Disclosure of Confidential Information) and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

41.2                        Disclosure of Confidential Information

Any Finance Party may disclose:

(a)                                 to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this clause 41.2(a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information:

(b)                                 to any person:

(i)                                     to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)                                  with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(iii)                               appointed by any Finance Party or by a person to whom clause 41.2(b)(i) or (ii) applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under clause 31.14(b) (Relationship with the Lenders));

(iv)                              who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in clause 41.2(b)(i) or 41.2(b)(ii);

(v)                                 to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)                              to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to clause 28.9 (Security over Lenders’ rights));

(vii)                           to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(viii)                        who is a Party; or

(ix)                              with the consent of the Company;

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)                               in relation to clauses 41.2(b)(i), 41.2(b)(ii) and 41.2(b)(iii), the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)                               in relation to clause 41.2(b)(iv), the person to whom the Confidential Information is to be given has entered into a Confidential Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)                               in relation to clauses 41.2(b)(v) and 41.2(b)(vii), the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential

Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)                                  to any person appointed by that Finance Party or by a person to whom clauses 41.2(b)(i) or 41.2(b)(ii) applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this clause 41.2(c) if the party to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information;

(d)                                 to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

41.3                        Disclosure to a numbering service provider

(a)                                 Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facilities and/or one or more Obligors the following information:

(i)                                     names of Obligors;

(ii)                                  country of domicile of Obligors;

(iii)                               place of incorporation of Obligors;

(iv)                              date of this Agreement;

(v)                                 the names of the Agent and the Arranger;

(vi)                              date of each amendment and restatement of this Agreement;

(vii)                           amount of Total Commitments;

(viii)                        currencies of the Facilities;

(ix)                              type of Facilities;

(x)                                 ranking of the Facilities;

(xi)                              changes to any of the information previously supplied pursuant to clauses 41.3(a)(i) to 41.3(a)(xi) above; and

(xii)                           such other information agreed between such Finance Party and the Company.

to enable such number service provider to provide its usual syndicated loan numbering identification services.

(b)                                 The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facilities and/or one or more Obligors by a number service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that number service provider.

(c)                                  Each Obligor represents that none of the information set out in clauses paragraphs 41.3(a)(i) to 41.3(a)(xii) above is, nor will at any time be, unpublished price-sensitive information.

(d)                                 The Agent shall notify the Company and the other Finance Parties of:

(i)                                     the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facilities and/or one or more Obligors; and

(ii)                                  the number or, as the case may be, numbers assigned to this Agreement, the Facilities and/or one or more Obligors by such numbering service provider.

41.4                        Entire agreement

This clause 41 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

41.5                        Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

41.6                        Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Company:

(a)                                 of the circumstances of any disclosure of Confidential Information made pursuant to clause 41.2(b)(v) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)                                 upon becoming aware that Confidential Information has been disclosed in breach of this clause 41.

41.7                        Continuing obligations

The obligations in this clause 41 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of:

(a)                                 the date on which all amounts payable by the Obligors under or in connection with the Finance Documents have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)                                 the date on which such Finance Party otherwise ceases to be a Finance Party.

42                                  Publicity

The Company and each Obligor confirm it will not delay or unreasonably withhold its consent to any Finance Party publicising (by such means as that Finance Party may determine) its role in the funding of the Facilities.

43                                  Counterparts

Each Finance Document may be executed in any number of counterparts, and by each party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of a counterpart of a Finance Document by e-mail attachment or telecopy shall be an effective mode of delivery.

44                                  Governing law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

45                                  Enforcement

45.1                        Jurisdiction of English courts

(a)                                 The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a Dispute).

(b)                                 The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)                                  This clause 45 is for the benefit of the Finance Parties.  As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

45.2                        Service of process

(a)                                 Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(i)                                     irrevocably appoints Luxfer Holdings PLC as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document (and Luxfer Holdings PLC by its execution of this Agreement, accepts that appointment); and

(ii)                                  agrees that failure by an agent for service of process to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b)                                 If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, Luxfer Holdings PLC (on behalf of all the Obligors) must immediately (and in any event within 5 days of such event taking place) appoint another agent on terms acceptable to the Agent.  Failing this, the Agent may appoint another agent for this purpose.

(c)                                  Luxfer Holdings PLC expressly agrees and consents to the provisions of this clause 45 and clause 44 (Governing law).

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Schedule 1

Part 1 - Original Borrowers

Company Name	Company Number	Relevant Jurisdiction
Luxfer Holdings PLC	3690830	England & Wales
BA Holdings, Inc.		Delaware
Luxfer Group Limited	3944037	England & Wales
Luxfer Group 2000 Limited	4027006	England & Wales
MEL Chemicals Inc.		New Jersey
Magnesium Elektron North America Inc.		Delaware

Part 2 - Original Guarantors

Company Name	Company Number	Relevant Jurisdiction
Luxfer Holdings PLC	3690830	England & Wales
BA Holdings, Inc.		Delaware
Luxfer Group Limited	3944037	England & Wales
Luxfer Group 2000 Limited	4027006	England & Wales
MEL Chemicals Inc.		New Jersey
Magnesium Elektron North America, Inc.		Delaware
Luxfer Gas Cylinders Limited	3376625	England & Wales
Luxfer Group Services Limited	3981395	England & Wales
Magnesium Elektron Limited	3141950	England & Wales
Luxfer Overseas Holdings Limited	3081726	England & Wales
Luxfer Gas Cylinders China Holdings Limited	5165622	England & Wales
Luxfer Inc.		Delaware
Hart Metals, Inc.		Delaware
Reade Manufacturing Company		Delaware

Part 3 -  The Original Lenders

Commitments as at the Third Restatement Date

	Total Commitment as at the Third Restatement Date	Bilateral Limit as at the Third Restatement Date
Lloyds Bank plc	$37,000,000	£17,000,000
Clydesdale Bank PLC (trading as Yorkshire Bank)	$36,500,000	£9,800,000
Bank of America N.A.	$36,500,000	US$	27,250,000
National Westminster Bank Plc	$20,000,000	US$	5,000,000
Santander UK PLC	$20,000,000	US$	5,000,000
Total	$150,000,000

Schedule 2

Conditions precedent

Part 1 - Conditions precedent to signing this Agreement

Not restated — the conditions precedent in this Conditions precedent to signing this Agreement were satisfied prior to the date of this Agreement

Part 2 - Conditions precedent to initial Utilisation

Not restated — the conditions precedent in this part 2 - Conditions precedent to initial Utilisation were satisfied prior to the initial Utilisation under this Agreement

Part 3 - Conditions precedent required to be delivered by an Additional Obligor

1                                         An Accession Deed executed by the Additional Obligor and the Company.

2                                         A copy of the constitutional documents of the Additional Obligor.

3                                         A copy of a resolution of the board or, if applicable, a committee of the board of directors of the Additional Obligor:

(a)                                 approving the terms of, and the transactions contemplated by, the Accession Deed and the Finance Documents and resolving that it execute, deliver and perform the Accession Deed and any other Finance Document to which it is party;

(b)                                 authorising a specified person or persons to execute the Accession Deed and other Finance Documents on its behalf;

(c)                                  authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including, in relation to an Additional Borrower, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(d)                                 authorising the Company to act as its agent in connection with the Finance Documents.

4                                         If applicable, a copy of a resolution of the board of directors of the Additional Obligor, establishing the committee referred to in paragraph 3.

5                                         A specimen of the signature of each person authorised by the resolution referred to in paragraph 3.

6                                         A copy of a resolution signed by all the holders of the issued shares of the Additional Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Guarantor is a party.

7                                         A copy of a resolution of the board of directors of each corporate shareholder of each Additional Guarantor approving the terms of the resolution referred to in paragraph 6.

8                                         A certificate from a director of the Additional Obligor confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, Security or similar limit binding on it to be exceeded.

9                                         A certificate from a director of the Additional Obligor certifying that each copy document listed in this part 3 - (Conditions precedent required to be delivered by an Additional Obligor) of schedule 2 (Conditions precedent) is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of the Accession Deed.

10                                  A copy of any other authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Deed or for the validity and enforceability of any Finance Document.

11                                  The latest Annual Financial Statement of the Additional Obligor.

12                                  The following legal opinions each addressed to the Agent and the Lenders:

(a)                                 A legal opinion of Addleshaw Goddard, the legal advisers to the Agent and the Arrangers as to English law in the form provided to the Agent and the Arrangers and/or distributed to the Lenders prior to signing the Accession Deed.

(b)                                 If the Additional Obligor is incorporated in or has its centre of main interest or establishment (as referred to in clause 23.27 (Centre of main interests and establishments)) in a jurisdiction other than England and Wales or is executing a Finance Document which is governed by a law other than English law, a legal opinion of the legal advisers to the Agent and the Arrangers in the jurisdiction of its incorporation, centre of main interest or establishment (as applicable) or, as the case may be, the jurisdiction of the governing law of that Finance Document (Applicable Jurisdiction) as to the law of the Applicable Jurisdiction and in the form provided to the Agent and the Arrangers and/or distributed to the Lenders prior to signing the Accession Deed.

13                                  If the proposed Additional Obligor is incorporated in a jurisdiction other than England and Wales, evidence that the process agent specified in clause 45.2 (Service of process) if not an Obligor, has accepted its appointment in relation to the proposed Additional Obligor.

14                                  Any notices duly executed or documents required to be given or executed under the terms of those security documents.

15                                  An accession memorandum to the Company Intra-Group Loan Agreement or similar loan agreement with the Company.

Schedule 3
Requests and Notices

Part 1 - Utilisation Request

From:               [Borrower] [Company](i)

To:                             [Agent]

Dated:

Dear Sirs

Luxfer Holdings PLC — Senior facilities agreement dated ♦ (Facilities Agreement)

1                                         We refer to the Facilities Agreement.  This is a Utilisation Request.  Terms defined in the Facilities Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2                                         We wish to borrow a Loan on the following terms:

(a)                                                  Borrower:                         ♦

(b)                                                  Proposed Utilisation Date:                                  ♦ (or, if that is not a Business Day, the next Business Day)

(c)                                                   Facility to be utilised:            [Uncommitted Accordion Term Facility/Uncommitted Accordion Revolving Facility/Revolving Facility]

(d)                                                  Currency of Loan:                          ♦

(e)                                                   Amount:                              ♦ or, if less, the Available Facility

(f)                                                    Interest Period:                                             ♦

3                                         We confirm that each condition specified in clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

4                                         [We irrevocably instruct you to deduct from the amount of the Loan the legal fees, VAT and disbursements of Addleshaw Goddard in the amount of £♦ and to pay such amount to Addleshaw Goddard on the Utilisation Date.]

5                                         The proceeds of this Loan should be credited to [account].

6                                         This Utilisation Request is irrevocable.

(i)                                     Amend as appropriate.  Utilisation Requests can be given by a Borrower or by the Company.

Yours faithfully

authorised signatory for

[the Company on behalf of [insert name of relevant Borrower]] [insert name of Borrower](ii)

(ii)                                  Amend as appropriate.  Utilisation Requests can be given by the Borrower or by the Company.

Part 2 - Selection Notice

Applicable to an Uncommitted Accordion Term Facility Loan

From:               [Company]

To:                             [Agent]

Dated:

Dear Sirs

Luxfer Holdings PLC — Senior facilities agreement dated • (Facilities Agreement)

1                                         We refer to the Facilities Agreement.  This is a Selection Notice.  Terms defined in the Facilities Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2                                         [We refer to the following Uncommitted Accordion Term Facility Loan[s] with an Interest Period ending on •]:

3                                         We request that the next Interest Period for the Uncommitted Accordion Term Facility Loan[s] is •.

4                                         This Selection Notice is irrevocable.

Yours faithfully

authorised signatory for

[the Company on behalf of [insert name of relevant Borrower]] [insert name of Borrower](iii)

(iii)  Amend as appropriate: Selection Notice can be given by the Borrower or by the Company.

Part 3 - Withdrawal Request

From:               [Borrower] [Company](iv)

To:                             [Agent]

Dated:

Dear Sirs

Luxfer Holdings PLC — Senior facilities agreement dated ♦ (Facilities Agreement)

1                                         We refer to the Facilities Agreement.  This is a Withdrawal Request.  Terms defined in the Facilities Agreement have the same meaning in this Withdrawal Request unless given a different meaning in this Withdrawal Request.

2                                         We wish to withdraw cash cover as follows:

(a)                                 Proposed withdrawal date:                                                ♦ (or, if that is not a Business Day, the next Business Day)

(b)                                 Amount:                                                                                                                                               ♦

3                                         We confirm that each condition specified in clause 10.8 (Cash cover) is satisfied.

4                                         We confirm that each condition in clause 10.7 (Right of cancellation in relation to a Defaulting Lender) is satisfied.

5                                         [The proceeds of the withdrawal should be credited to the following accounts:

♦

6                                         We confirm that the amount withdrawn will be applied in [prepaying the Ancillary Facility].

7                                         This Withdrawal Notice is irrevocable.

Yours faithfully

authorised signatory for

[[the Company] on behalf of [insert name of relevant Borrower]] [insert name of Borrower]

(iv)                              Amend as appropriate.  The Withdrawal Notice can be given by the Borrower or the Company.

Schedule 4

Not used

Schedule 5
Form of Transfer Certificate

To:                             ♦ as Agent

From:               [The Existing Lender] (Existing Lender) and [The New Lender] (New Lender)

Dated:

Luxfer Holdings PLC — Senior Facilities Agreement dated ♦ (Facilities Agreement)

1                                         We refer to the Facilities Agreement).  This agreement (Agreement) shall take effect as a Transfer Certificate for the purpose of the Facilities Agreement .  Terms defined in the Facilities Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2                                         We refer to clause 28.5 (Procedure for transfer) of the Facilities Agreement:

(a)                                 The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender’s Commitment, rights and obligations referred to in the schedule in accordance with clause 28.5 (Procedure for transfer).

(b)                                 The proposed Transfer Date is  ♦.

(c)                                  The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of clause 36.2 (Addresses) are set out in the schedule.

3                                         The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in clause 28.4(c) (Limitation of responsibility of Existing Lenders).

4                                         The New Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is:

(a)                                 [a Qualifying Lender falling within paragraph (i)(A) [or paragraph (ii)] of the definition of Qualifying Lender);]

(b)                                 [a Treaty Lender;]

(c)                                  [not a Qualifying Lender].

5                                         [The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)                                 a company resident in the United Kingdom for United Kingdom tax purposes;

(b)                                 a partnership each member of which is:

(i)                                     a company so resident in the United Kingdom; or

(ii)                                  a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(b)                                 a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.]

6                                         [The New Lender confirms (for the benefit of the Agent and without liability to any Obligor) that it is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme (reference number ♦) and is tax resident in ♦(i), so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax and notifies the Company that:

(a)                                 each Borrower which is a Party as a Borrower as at the Transfer Date must, to the extent that the New Lender becomes a Lender under a Facility which is made available to that Borrower pursuant to clause 2.1 (The Facilities) of the Facilities Agreement, make an application to HM Revenue & Customs under form DTTP2 within 30 days of the Transfer Date; and

(b)                                 each Additional Borrower which becomes an Additional Borrower after the Transfer Date must, to the extent that the New Lender is a Lender under a Facility which is made available to that Additional Borrower pursuant to clause 2.1 (The Facilities) of the Facilities Agreement, make an application to HM Revenue & Customs under form DTTP2 within 30 days of becoming an Additional Borrower(ii).]

7                                         Not used.

8                                         This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

9                                         This Agreement and any non-contractual obligations arising out of or in connection with governed by English law.

10                                  This Agreement has been entered into on the date stated at the beginning of this Agreement.

(i)                                     Insert jurisdiction of tax residence

(ii)                                  This confirmation must be included if the New Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Facilities Agreement.

The schedule

Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments,]

[Existing Lender]	[New Lender]

By:	By:

This Agreement is accepted as a Transfer Certificate for the purposes of the Facilities Agreement and the Transfer Date is confirmed as ♦.

[Agent]

By:

Schedule 6
Form of Assignment Agreement

To:                             ♦ as Agent and ♦, ♦  as [Company], for and on behalf of each Obligor

From:               [the Existing Lender] (Existing Lender) and [the New Lender] (New Lender)

Dated:

Luxfer Holdings PLC - Senior Facilities Agreement dated  ♦   (Facilities Agreement)

1                                         We refer to the Facilities Agreement.  This is an Assignment Agreement.  This agreement (Agreement) shall take effect as an Assignment Agreement for the purpose of the Facilities Agreement.  Terms defined in the Facilities Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2                                         We refer to clause 28.5 (Procedure for transfer) of the Facilities Agreement:

(a)                                 The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Facilities Agreement, the other Finance Documents which correspond to that portion of the Existing Lender’s Commitments under the Facilities Agreement as specified in the schedule.

(b)                                 The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitments under the Facilities Agreement specified in the schedule.

(c)                                  The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph 2(b) above.

3                                         The proposed Transfer Date is ♦.

4                                         On the Transfer Date the New Lender becomes Party to the relevant Finance Documents as a Lender.

5                                         The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of clause 36.2 (Addresses) are set out in the schedule.

6                                         The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in clause 28.4(c) (Limitation of responsibility of Existing Lenders).

7                                         The New Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is:

(a)                                 [a Qualifying Lender falling within paragraph (i)(A) [or paragraph (ii)] of the definition of Qualifying Lender;]

(a)                                 [a Treaty Lender;]

(b)                                 [not a Qualifying Lender].

8                                         [The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)                                 a company resident in the United Kingdom for United Kingdom tax purposes; or

(a)                                 a partnership each member of which is:

(i)                                     a company so resident in the United Kingdom; or

(ii)                                  a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(b)                                 a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.]

9                                         [The New Lender confirms (for the benefit of the Agent and without liability to any Obligor)  that it is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme (reference number ♦) and is tax resident in ♦(i), so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax and notifies the Company that:

(a)                                 each Borrower which is a Party as a Borrower as at the Transfer Date must, to the extent that the New Lender becomes a Lender under a Facility which is made available to that Borrower pursuant to clause 2.1 (The Facilities) of the Facilities Agreement, make an application to HM Revenue & Customs under form DTTP2 within 30 days of the Transfer Date; and

(a)                                 each Additional Borrower which becomes an Additional Borrower after the Transfer Date must, to the extent that the New Lender is a Lender under a Facility which is made available to that Additional Borrower pursuant to clause 2.1 (The Facilities) of the Facilities Agreement, make an application to HM Revenue & Customs under form DTTP2 within 30 days of becoming an Additional Borrower(ii).]

10                                  Not used.

11                                  This Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with clause 28.7 (Copy of Transfer Certificate, Assignment Agreement, Increase Confirmation or Uncommitted Accordion Facility Commitment Notice to Company), to the [Company] (on behalf of each Obligor) of the assignment referred to in this Agreement.

12                                  This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

13                                  This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

14                                  This Agreement has been entered into on the date stated at the beginning of this Agreement.

(i)                                     Insert jurisdiction of tax residence

(ii)                                  This confirmation must be included if the New Lender holds a passport under the HRMC DT Treaty Passport scheme and wishes that scheme to apply to the Facilities.

The schedule

Commitment/rights and obligations to be transferred by assignment, release and accession

[insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By:	By:

This Agreement is accepted as an Assignment Agreement for the purposes of the Facilities Agreement and the Transfer Date is confirmed as ♦.

Signature of this Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to in this Agreement, which notice the Agent receives on behalf of each Finance Party.

[Agent]

By:

Schedule 7

Form of Accession Deed

To:                             ♦ as Agent

From:               [Subsidiary] and [[Company]]

Dated:

Dear Sirs

Luxfer Holdings PLC — Senior Facilities Agreement dated ♦  (Facilities Agreement)

1                                         We refer to the Facilities Agreement.  This deed (Accession Deed) shall take effect as an Accession Deed for the purposes of the Facilities Agreement.  Terms defined in the Facilities Agreement have the same meaning in paragraphs 1 to 3 of this Accession Deed unless given a different meaning in this Accession Deed.

2                                         [Subsidiary] agrees to become an Additional [Borrower]/[Guarantor] and to be bound by the terms of the Facilities Agreement and the other Finance Documents as an Additional [Borrower]/[Guarantor] pursuant to clause 30.2 (Additional Borrowers)/[clause 30.4 (Additional Guarantors) of the Facilities Agreement.  [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction] and is a limited liability company and registered number ♦.

3                                         [Subsidiary’s] administrative details for the purposes of the Facilities Agreement are as follows:

Address:

Fax No.:

Attention:

4                                         This Accession Deed [and any non-contractual obligations arising out of or in connection with it] [is/are] governed by English law.

This Accession Deed has been signed on behalf of the [Company] and executed as a deed by [Subsidiary] and is delivered on the date stated above.

[Subsidiary]

[EXECUTED AS A DEED

By:  [Subsidiary]

Director
Director/Secretary

OR

[EXECUTED AS A DEED
By: [Subsidiary]

Signature of Director
Name of Director
in the presence of
Signature of witness
Name of witness
Address of witness

Occupation of witness]

The Company

[Company]

By:

Schedule 8

Form of Resignation Letter

To:                             ♦ as Agent

From:               [resigning Obligor] and [Company]

Dated:

Dear Sirs

Luxfer Holdings PLC - Senior Facilities Agreement dated ♦ (Facilities Agreement)

1                                         We refer to the Facilities Agreement.  This is a Resignation Letter.  Terms defined in the Facilities Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2                                         Pursuant to [clause 30.3 (Resignation of a Borrower)] [clause 30.5 (Resignation of a Guarantor)], we request that [resigning Obligor] be released from its obligations as a [Borrower] [Guarantor] under the Facilities Agreement and the Finance Documents.

3                                         We confirm that:

(a)                                 no Default is continuing or would result from the acceptance of this request;

(b)                                 [this request is given in relation to a Third Party Disposal of [resigning Obligor];

(c)                                  [the Disposal Proceeds have been or will be applied in accordance with clause 11.3; (Application); and

(d)                                 [];

4                                         This Resignation Letter (and any non-contractual obligations arising out of or in connection with it [is/are]) is governed by English law.

[Company]	[resigning Obligor]

By:	By:

Schedule 9
Form of Compliance Certificate

To:                             ♦ as Agent

From:               Luxfer Holdings PLC

Dated:

Dear Sirs

Luxfer Holdings PLC - Senior Facilities Agreement dated ♦ (Facilities Agreement)

1                                         We refer to the Facilities Agreement.  This is a Compliance Certificate.  Terms defined in the Facilities Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2                                         With reference to the [Annual Financial Statements] [Quarterly Financial Statements] for the [Financial Year ended ♦] [Financial Quarter ended ♦], we confirm that:

Covenant	Relevant Period	Target	Actual	Compliant/Non compliant
Interest Cover	♦to♦	At least ♦:♦	♦:♦	]
Leverage	♦to♦	Not exceeding ♦:♦	♦:♦	]

3                                         We confirm that Leverage is ♦:1 and that, therefore, the Revolving Facility Margin should be ♦ % [and the Uncommitted Accordion Revolving Facility Margin/Uncommitted Accordion Term Facility Margin should be •%]

4                                         [We confirm that no Default is continuing.](i)

5                                         [We confirm that the following companies constitute Material Companies for the purposes of the Facilities Agreement:

♦.]

[We confirm that the aggregate of the earnings before interest, tax and amortisation (calculated on the same basis as [EBITA)] [aggregate gross assets] of the Guarantors (calculated on an unconsolidated basis and excluding all intra-group items and investments in Subsidiaries of any member of the Group) exceeds 80% of the [EBITA] [consolidated gross assets].]

Signed

(i)                                     If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

Finance Director                                                                                                                                                       Director

of                                                                                                                                                                                                                                    of

[Company]                                                                                                                                                                                 [Company]

[insert applicable certification language]

for and on behalf of

name of Auditors of the Company(ii)

(ii)                                  Only applicable if the Compliance Certificate accompanies the Audited Financial Statements and is to be signed by the Auditors.  To be agreed with the Company’s Auditors prior to signing of the Agreement.

Schedule 10

Timetables

	Loans in euro and US$	Loans in sterling	Loans in other currencies
Agent notifies the Company if a currency is approved as an Optional Currency in accordance with clause 4.3 (Conditions relating to Optional Currencies))	—	—	U-4

Delivery of a duly completed Utilisation Request (clause 5.1 (Delivery of a Utilisation Request) or a Selection Notice (clause 14.1 (Selection of Interest Periods and terms))	U-3 1.00pm	U-1 9.30am	U-3 9.30am

Agent determines (in relation to a Loan) the Base Currency Amount of the Loan, if required under clause 5.4 (Lenders’ participation) and notifies the Lenders of the Loan in accordance with clause 5.4 (Lenders’ participation)

	U-3 5.00pm	U-1 Noon	U-3 Noon

Agent receives a notification from a Lender under clause 6.2 (Unavailability of a currency)	Quotation Day 9.30am	—	Quotation Day 9.30am

Agent gives notice in accordance with clause 6.2 (Unavailability of a currency)	Quotation Day 5.30pm	U 9.30am	Quotation Day 5.30pm

LIBOR or EURIBOR is fixed	Quotation Day as of 11:00 a.m. in respect of LIBOR and as of 11.00 a.m. (Brussels time) in respect of EURIBOR	Quotation Day as of 11:00 a.m.	Quotation Day as of 11:00 a.m.

“U”                         =                                         date of utilisation or, if applicable, in the case of an Uncommitted Accordion Term Facility Loan that has already been borrowed, the first day of the relevant Interest Period for that Uncommitted Accordion Term Facility Loan

“U - X”        =                                         X Business Days prior to date of utilisation

Schedule 11

Form of Increase Confirmation

To:                             ♦ as Agent, and ♦ as [Company], for and on behalf of each Obligor

From:               [the Increase Lender] (Increase Lender)

Dated:

Luxfer Holdings PLC - Senior Facilities Agreement dated ♦ (Facilities Agreement)

1                 We refer to the Facilities Agreement .  This agreement (Agreement) shall take effect as an Increase Confirmation for the purpose of the Facilities Agreement. Terms defined in the Facilities Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2                 We refer to clause 2.2 (Increase) of the Facilities Agreement.

3                 The Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment specified in the schedule (Relevant Commitment) as if it was an Original Lender under the Facilities Agreement.

4                 The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment is to take effect (Increase Date) is ♦.

5                 On the Increase Date, the Increase Lender becomes party to the relevant Finance Documents.

6                 The Facility Office and address, fax number and attention details for notices to the Increase Lender for the purposes of clause 36.2 (Addresses) are set out in the schedule.

7                 The Increase Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in clause 2.2(f) (Increase).

8                 The Increase Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is:

(a)                                 [a Qualifying Lender (other than a Treaty Lender);]

(b)                                 [a Treaty Lender;]

(c)                                  [not a Qualifying Lender]

9                 [The Increase Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)                                 a company resident in the United Kingdom for United Kingdom tax purposes; or

(a)                                 a partnership each member of which is:

(i)                                     a company so resident in the United Kingdom; or

(ii)                                  a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(b)                                 a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.]

10          [The Increase Lender confirms (for the benefit of the Agent and without liability to any Obligor)  that it is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme (reference number ♦) and is tax resident in ♦(i), so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax and notifies the Company that:

(a)                                 each Borrower which is a Party as a Borrower as at the Transfer Date must, to the extent that the New Lender becomes a Lender under a Facility which is made available to that Borrower pursuant to clause 2.1 (The Facilities) of the Facilities Agreement, make an application to HM Revenue & Customs under form DTTP2 within 30 days of the Transfer Date; and

(a)                                 each Additional Borrower which becomes an Additional Borrower after the Transfer Date must, to the extent that the New Lender is a Lender under a Facility which is made available to that Additional Borrower pursuant to clause 2.1 (The Facilities) of the Facilities Agreement, make an application to HM Revenue & Customs under form DTTP2 within 30 days of becoming an Additional Borrower(ii).]

11          Not used.

12          This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

13          This Agreement [and any non-contractual obligations arising out of or in connection with it] [is/are] governed by English law.

14          This Agreement has been entered into on the date stated at the beginning of this Agreement.

(i)             Insert jurisdiction of tax residence

(ii)          This confirmation must be included if the Increase Lender holds a passport under the HRMC DT Treaty Passport scheme and wishes that scheme to apply to the Facilities Agreement.

The schedule

Relevant Commitment/rights and obligations to be assumed by the Increase Lender

[insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

[Increase Lender]

By:

This Agreement is accepted as an Increase Confirmation for the purposes of the Facilities Agreement by the Agent and the Increase Date is confirmed as ♦.

Agent

By:

Schedule 12
Not used

Schedule 13
Uncommitted Accordion Facility Commitment Notice

Uncommitted Accordion Facility Commitment Notice Number: [•]

To:                                                                             [•] as Agent

From:                                                               [Company]

Dated:           [                   ]

Dear Sirs,

Luxfer Holdings PLC — Senior Facilities Agreement

dated [•] (as amended from time to time, the “Facilities Agreement”)

1                 We refer to the Facilities Agreement and in particular Clause 2.3 (Uncommitted Accordion Facility Commitments) thereof. Terms defined in the Facilities Agreement have the same meaning when used in this Uncommitted Accordion Facility Commitment Notice.

2                 We have agreed with the following institutions (the “Lenders”) in respect of the Uncommitted Accordion Facility Commitments detailed in this Uncommitted Accordion Facility Commitment Notice) that they commit Uncommitted Accordion Facility Commitments as follows:

Name of Institution	Existing Lenders (yes/no)	Uncommitted Accordion [Revolving/Term] Facility Commitment

TOTAL:

3                 The date on which the Uncommitted Accordion [Revolving/Term] Facility Commitments referred to above are to become effective is [DATE].

4                 The Availability Period is:  [Availability Period]

5                 The currencies in which the Uncommitted Accordion [Revolving/Term] Facility Commitments may be utilised are:

6                 The Borrower and amounts are:  [insert name of Borrower]                                                                                          [•]

7                 The applicable Margin shall be as follows (at the date of this Notice):  [•] % p.a.

[insert ratchet provisions if applicable]

8                 The final repayment date is:

9                 The purpose of the Uncommitted Accordion [Revolving/Term] Facility Commitment is:

10          The amount of the applicable commitment fee is:

11          The amount of the applicable arrangement fee is:

12          [The Borrower of the Uncommitted Accordion Term Facility shall repay the aggregate Uncommitted Accordion Term Facility Loan(s) on the dates and in the amounts set out in the table below:]

Repayment Date	Repayment Instalment
•	•

13          [insert any other relevant matters referred to in clause 2.3 (Uncommitted Accordion Facility Commitments)]

14          The aggregate of the Uncommitted Accordion [Revolving/Term] Facility Commitments (including pursuant to this notice) is:  [•]

15          [If a Third Party Lender, the maximum aggregate amount of the Ancillary Commitments under the Uncommitted Accordion Revolving Facility for [insert Third Party Lender details] is: [•]]

16          This Uncommitted Accordion Facility Commitment Notice and any non-contractual obligations arising out of or in connection with it are governed by English law.

[Authorised Signatory]
For and on behalf of [Company]

[Authorised Signatory]
For and on behalf of [Borrower]

Lender Confirmations

We agree to become a party to the Facilities Agreement as a Lender with an Uncommitted Accordion [Revolving/Term] Facility Commitment as recorded above(i) [and provide the following confirmations:

The Facility Office and address, fax number and attention details for notices of the Lender for the purposes of clause 36.2 (Addresses) are set out in the schedule.

That Lender expressly acknowledge the limitations on the Existing Lender’s obligations set out in clause 28.4(c) (Limitation of responsibility of Existing Lenders).

That Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is:

(a)                                 [a Qualifying Lender falling within paragraph (i)(A) [or paragraph (ii)] of the definition of Qualifying Lender);]

(b)                                 [a Treaty Lender;]

(c)                                  [not a Qualifying Lender].

That Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)                                 a company resident in the United Kingdom for United Kingdom tax purposes;

(b)                                 a partnership each member of which is:

(i)                                     a company so resident in the United Kingdom; or

(ii)                                  a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)                                  a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.]

That Lender confirms (for the benefit of the Agent and without liability to any Obligor) that it is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme (reference number ♦) and is tax resident in ♦(ii), so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax and notifies the Company that:

(a)                                 each Borrower which is a Party as a Borrower as at the Transfer Date must, to the extent that the New Lender becomes a Lender under a Facility which is made available to that Borrower pursuant to clause 2.1 (The Facilities) of the Facilities Agreement, make an application to HM Revenue & Customs under form DTTP2 within 30 days of the Transfer Date; and

(b)                                 each Additional Borrower which becomes an Additional Borrower after the Transfer Date must, to the extent that the New Lender is a Lender under a Facility which is made available

(I) Third Party Lender to provide the relevant confirmations

(ii) Insert jurisdiction of tax residence

to that Additional Borrower pursuant to clause 2.1 (The Facilities) of the Facilities Agreement, make an application to HM Revenue & Customs under form DTTP2 within 30 days of becoming an Additional Borrower(iii).]

Countersigned by:

[Authorised Signatory]
[Name of Lender]

We acknowledge the accession of each of the parties (other than the Company) to this letter to the Facilities Agreement as a Lender.

[Authorised Signatory]
the Agent

Borrower

(iii)            This confirmation must be included if the New Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Facilities Agreement.

Schedule 14
Hedge Counterparty Accession Undertaking

To:                             [Insert full name of current Agent] for itself and each of the other parties to the Facilities Agreement] referred to below.

From:               [Acceding Hedge Counterparty]

Luxfer Holdings PLC — Senior Facilities Agreement dated [•] (“Facilities Agreement”)

This Undertaking is made on [date] by [insert full name of Acceding Hedge Counterparty] in relation to the Facilities Agreement.  Terms defined in the Facilities Agreement shall, unless otherwise defined in this Undertaking bear the same meanings when used in this Undertaking.

The Acceding Hedge Counterparty has become a provider of hedging arrangements to the [Company].  In consideration of the Acceding Hedge Counterparty being accepted as a Hedge Counterparty for the purposes of the Facilities Agreement, the Hedge Counterparty confirms, for the benefit of all parties to the Facilities Agreement, that, as from [date], it intends to be party to the Facilities Agreement as a Hedge Counterparty and undertakes to perform all the obligations expressed in the Facilities Agreement to be assumed by a Hedge Counterparty and agrees that it shall be bound by all the provisions of the Facilities Agreement as if it had been an original party to the Facilities Agreement as a Hedge Counterparty.

The Acceding Hedge Counterparty irrevocably appoints [•] as its agent for service of process, in relation to any proceedings before the English courts in connection with this Undertaking and agrees that failure by a process agent to notify it of the process will not invalidate the proceedings concerned.

This Undertaking and any non-contractual obligations arising out of or in connection with it are governed by English law.

This Undertaking has been entered into on the date stated above.

Acceding Hedge Counterparty

for an on behalf of
[Insert full name of Acceding Hedge Counterparty]

Accepted by the Agent

for and on behalf of
[Insert full name of current Senior Agent]

Date:

THE ORIGINAL BORROWERS
LUXFER HOLDINGS PLC

Address:	Anchorage Gateway, 5 Anchorage Quay, Salford, M50 3XE

Fax:	0870 1911 492

Attention:	Company Secretary

BA HOLDINGS, INC.

Address:	Anchorage Gateway, 5 Anchorage Quay, Salford, M50 3XE

Fax:	0870 1911 492

Attention:	Company Secretary of Luxfer Holdings PLC

LUXFER GROUP LIMITED

Address:	Anchorage Gateway, 5 Anchorage Quay, Salford, M50 3XE

Fax:	0870 1911 492

Attention:	Company Secretary

LUXFER GROUP 2000 LIMITED

Address:	Anchorage Gateway, 5 Anchorage Quay, Salford, M50 3XE

Fax:	0870 1911 492

Attention:	Company Secretary

MEL CHEMICALS INC.

Address:	Anchorage Gateway, 5 Anchorage Quay, Salford, M50 3XE

Fax:	0870 1911 492

Attention:	Company Secretary of Luxfer Holdings PLC

MAGNESIUM ELEKTRON NORTH AMERICA, INC.

Address:	Anchorage Gateway, 5 Anchorage Quay, Salford, M50 3XE

Fax:	0870 1911 492

Attention:	Company Secretary of Luxfer Holdings PLC

THE ORIGINAL GUARANTORS

LUXFER HOLDINGS PLC

Address:	Anchorage Gateway, 5 Anchorage Quay, Salford, M50 3XE

Fax:	0870 1911 492

Attention:	Company Secretary

BA HOLDINGS, INC.

Address:	Anchorage Gateway, 5 Anchorage Quay, Salford, M50 3XE

Fax:	0870 1911 492

Attention:	Company Secretary of Luxfer Holdings PLC

LUXFER GROUP LIMITED

Address:	Anchorage Gateway, 5 Anchorage Quay, Salford, M50 3XE

Fax:	0870 1911 492

Attention:	Company Secretary

LUXFER GROUP 2000 LIMITED

Address:	Anchorage Gateway, 5 Anchorage Quay, Salford, M50 3XE

Fax:	0870 1911 492

Attention:	Company Secretary

MEL CHEMICALS INC.

Address:	Anchorage Gateway, 5 Anchorage Quay, Salford, M50 3XE

Fax:	0870 1911 492

Attention:	Company Secretary of Luxfer Holdings PLC

MAGNESIUM ELEKTRON NORTH AMERICA, INC.

Address:	Anchorage Gateway, 5 Anchorage Quay, Salford, M50 3XE

Fax:	0870 1911 492

Attention:	Company Secretary of Luxfer Holdings PLC

LUXFER GAS CYLINDERS LIMITED

Address:	Anchorage Gateway, 5 Anchorage Quay, Salford, M50 3XE

Fax:	0870 1911 492

Attention:	Company Secretary

LUXFER GROUP SERVICES LIMITED

Address:	Anchorage Gateway, 5 Anchorage Quay, Salford, M50 3XE

Fax:	0870 1911 492

Attention:	Company Secretary

MAGNESIUM ELEKTRON LIMITED

Address:	Anchorage Gateway, 5 Anchorage Quay, Salford, M50 3XE

Fax:	0870 1911 492

Attention:	Company Secretary

LUXFER OVERSEAS HOLDINGS LIMITED

Address:	Anchorage Gateway, 5 Anchorage Quay, Salford, M50 3XE

Fax:	0870 1911 492

Attention:	Company Secretary

LUXFER GAS CYLINDERS CHINA HOLDINGS LIMITED

Address:	Anchorage Gateway, 5 Anchorage Quay, Salford, M50 3XE

Fax:	0870 1911 492

Attention:	Company Secretary

LUXFER INC.

Address:	Anchorage Gateway, 5 Anchorage Quay, Salford, M50 3XE

Fax:	0870 1911 492

Attention:	Company Secretary of Luxfer Holdings PLC

HART METALS, INC.

Address:	Anchorage Gateway, 5 Anchorage Quay, Salford, M50 3XE

Fax:	0870 1911 492

Attention:	Company Secretary of Luxfer Holdings PLC

READE MANUFACTURING COMPANY

Address:	Anchorage Gateway, 5 Anchorage Quay, Salford, M50 3XE

Fax:	0870 1911 492

Attention:	Company Secretary of Luxfer Holdings PLC

THE ARRANGERS

LLOYDS BANK PLC

Address:	10 Gresham Street, London EC2V 7AE

Fax:	0207 158 3198

Attention:	Paul Foster

CLYDESDALE BANK PLC (TRADING AS YORKSHIRE BANK)

Address:	Yorkshire Bank, 58 Spring Gardens, Manchester M2 1YB

Fax:	0161 832 5187

Attention:	Philip Hartley

THE ORIGINAL LENDERS

LLOYDS BANK PLC

Address:	8th Floor, 40 Spring Gardens, Manchester M2 1EN

Fax:	0161 227 4358

Attention:	Paul Foster/Victoria Daly

CLYDESDALE BANK PLC (TRADING AS YORKSHIRE BANK)

Address:	Yorkshire Bank, 58 Spring Gardens, Manchester M2 1YB

Fax:	0161 832 5187

Attention:	Philip Hartley:

BANK OF AMERICA, N.A.

Address:	450 B Street, Suite 1500, San Diego, CA 92101-8001

Fax:	+ 1.619.515.5553

Attention:	Aaron Marks

THE ORIGINAL ANCILLARY LENDERS

LLOYDS BANK PLC

Address:	8th Floor, 40 Spring Gardens, Manchester M2 1EN

Fax:	0161 227 4358

Attention:	Paul Foster/Victoria Daly

CLYDESDALE BANK PLC (TRADING AS YORKSHIRE BANK)

Address:	Yorkshire Bank, 58 Spring Gardens, Manchester M2 1YB

Fax:	0161 832 5187

Attention:	Philip Hartley

BANK OF AMERICA, N.A.

Address:	450 B Street, Suite 1500, San Diego, CA 92101-8001

Fax:	+ 1.619.515.5553

Attention:	Aaron Marks

THE AGENT

LLOYDS BANK PLC

For Operational Duties (such as Drawdowns, Interest Rate Fixing, Interest/fee calculations and payments)

Address:	CityMark, 150 Fountainbridge, Edinburgh EH3 9PE

Fax:	0207 158 3204

Attention:	Libor Loan Operations

For Non-Operational Matters (such as documentation, covenant compliance, amendments and waivers etc.)

Address:	10 Gresham Street, London EC2V 7AE

Fax:	0207 158 3198

Attention:	Loans Agency